Hawaiian Electric Exhibit 10.3
EXECUTION VERSION

Power Purchase Agreement
For
Firm Capacity Renewable Dispatchable Generation

Kalaeloa Partners L.P.
a Delaware limited partnership

Dated: July 27, 2026

TABLE OF CONTENTS
OF ATTACHMENTS

The attachments to this Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted attachments to the Securities and Exchange Commission upon request.

Attachment A.	Facility Description
Attachment B.	Facility Owned by Seller
Attachment C.	Methods and Formulas for Measuring Performance Standards/Selected Portions of NERC GADS
Attachment D.	Consultants List – Qualified Independent Engineering Companies
Attachment E.	Single-Line Diagram and Interface Block Diagram
Attachment F.	Relay List and Trip Scheme
Attachment G.	Company-Owned Interconnection Facilities
Attachment H.	[RESERVED]
Attachment I.	[RESERVED]
Attachment J.	Energy Charge and Capacity Charge Payment Formulas
Attachment K.	Guaranteed Project Milestones
Attachment K-1.	Seller’s Conditions Precedent and Company Milestones
Attachment L.	Reporting Milestones
Attachment M.	Form of Standby Letter of Credit
Attachment N.	Interconnection Acceptance Test General Criteria
Attachment O.	Control System Acceptance Test Criteria
Attachment P.	Sale of Facility by Seller
Attachment Q.	[RESERVED]
Attachment R.	Required Insurance
Attachment S.	Form of Monthly Progress Report
Attachment T.	[RESERVED]
Attachment U.	[RESERVED]
Attachment V.	Summary of Maintenance and Inspection Performed in Prior Calendar Year
Attachment W.	Capacity Test Procedures
Attachment X.	Unit Incident Report
Attachment Y.	Operation and Maintenance of the Facility
Attachment Z.	Critical Spare Parts
Attachment AA.	Renewable Portfolio Standards and Emissions
Attachment BB.	Generator Acceptance Test General Criteria
Attachment CC.	[RESERVED]
Attachment DD.	Seller Fuel Supply
Attachment EE.	Company Fuel Supply

POWER PURCHASE AGREEMENT
For Firm Capacity Renewable Dispatchable Generation
THIS POWER PURCHASE AGREEMENT FOR FIRM CAPACITY RENEWABLE DISPATCHABLE GENERATION (“Agreement”) is made on July 27, 2026 (“Execution Date”), by and between HAWAIIAN ELECTRIC COMPANY, INC. (hereinafter referred to as “Company”), a Hawai‘i corporation, with principal offices in Honolulu, State of Hawai‘i, and KALAELOA PARTNERS L.P. (hereinafter referred to as “Seller”), a Delaware limited partnership, with principal offices in North Brunswick, New Jersey, and doing business in 91-111 Kalaeloa Boulevard, Kapolei, Hawai‘i 96707.
W I T N E S S E T H:
WHEREAS, Company is an operating electric public utility on the O’ahu, subject to the State of Hawai‘i Public Utilities Law (Hawai‘i Revised Statutes (“HRS”), Chapter 269) and the rules and regulations of the Hawai‘i Public Utilities Commission (“PUC”); and

WHEREAS, the Company operates the Company System as an independent power grid and must maximize system reliability for its customers by ensuring that sufficient generation is available and that its system (including transmission and distribution) meets the requirements for voltage stability, frequency stability, and reliability standards; and

WHEREAS, Company desires to minimize fluctuations in its purchased power costs by acquiring firm renewable dispatchable generation at a fixed energy price; and

WHEREAS, Seller currently owns and operates its LSFO-fired combined cycle electrical cogeneration facility pursuant to that certain Amended and Restated Power Purchase Agreement for Firm Dispatchable Capacity and Energy dated October 29, 2021, by and between Company and Seller (the “A&R PPA”); and

WHEREAS, Seller desires to build, own, and operate a renewable firm capacity and dispatchable energy facility capable of producing renewable electrical energy as defined by Hawai‘i’s Renewable Portfolio Standards Law, codified as HRS sections 269-91 through 269-95 (the “RPS Law”), following the expiration of the A&R PPA; and

WHEREAS, Seller understands the need to use commercially reasonable efforts to maximize the overall reliability of the Facility and the Company System; and

WHEREAS, the Facility will continue to be located in Kapolei, County of Honolulu, State of Hawai‘i, and is more fully described in Attachment A (Facility Description) attached hereto and made a part hereof; and

WHEREAS, Seller desires to sell to Company electric capacity and energy generated by the Facility, and Company, at its dispatch and subject to PUC approval, agrees to purchase such capacity and energy from Seller, upon the terms and conditions set forth herein;

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.

NOW, THEREFORE, in consideration of the premises and the respective promises herein, Company and Seller hereby agree as follows:

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.

ARTICLE 1 - DEFINITIONS

For the purposes of this Agreement, the following capitalized terms shall have the meanings as set forth below:
“Acceptance Tests” – Shall mean all acceptance tests set forth in Section 2.3(A)(4)(c) (Acceptance Tests).
“Agreement” – Shall have the meaning set forth in the first paragraph of the first page of this agreement.
“Appeal Period” – Shall have the meaning set forth in Section 25.12(B) (Non-Appealable PUC Approval Order).

“Appraised Fair Market Value of the Facility” – Shall have the meaning set forth in Section 3(d) of Attachment P (Sale of Facility by Seller).

“Attachments” – Shall have the meaning set forth in Section 25.21 (Attachments).

“Available Capacity Factor” – Shall have the meaning set forth in Section 1.B(4) (Available Capacity Factor Formula) of Attachment J (Energy Charge and Capacity Charge Payment Formulas).

“Available Capacity” – The maximum amount of net energy export available to the Company at the Point of Interconnection from the Facility. The Facility will provide the Available Capacity via telemetry and will be used as the upper dispatch limit.

“Average Available Capacity” – Shall mean the average Available Capacity for the period reported using the telemetry measured levels provided from the Facility for the period being measured. Available Capacity during an annual maintenance overhaul period shall be excluded from any calculation of Average Available Capacity.

“BAFO Capacity Charge Rate” – Shall mean the dollar amount per kW per month provided by Seller as the Best and Final Offer Capacity Charge Rate as defined per the RFP.

“Business Day” – Any Day other than a Saturday, Sunday or legal holiday of either the United States or the State of Hawai‘i.

“Calendar Month” – The period commencing at 12:00 a.m. on the first Day of any month and terminating at 11:59 p.m. on the last Day of the same month.

“Capacity Charge” – The amount to be paid by Company to Seller pursuant to Section 5.1(D) (Capacity Charge) of this Agreement for the capacity available to the Company System from the Facility.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Capacity Rate Inclusion Date” – The earlier of (i) the effective date of an interim or final rate increase authorized by an interim or final order (whichever is first) of the PUC in a Company general rate case that includes in Company’s electric rates the additional purchased power costs (including the costs incurred as a result of the Capacity Charge and the Variable O&M Component of the Energy Charge) incurred by Company pursuant to this Agreement that are not recovered through the Energy Cost Recovery Clause, or equivalent; (ii) the date upon which Company is allowed to begin recovering such additional purchased power costs through the Purchased Power Adjustment Clause; (iii) the date upon which Company is allowed to begin recovering such additional purchased power costs through the Energy Cost Recovery Clause, or equivalent, or (iv) the effective date of an interim increase in rates authorized by the PUC pursuant to HRS § 269-27.2(d) by which the Company begins recovering such additional purchased power costs.

“Capacity Test” – The test performed by Seller in accordance with Section 5.1(E) (Capacity Test) and Attachment W (Capacity Test Procedures) to determine Demonstrated Firm Capacity.

“Change in Control” – Shall have the meaning set forth in Section 1(b) (Change in Ownership Interests and Control of Seller) of Attachment P (Sale of Facility by Seller) to this Agreement.

“Claim” – Any claim, suit, action, demand or proceeding.

“Claiming Entity” – Shall mean Seller and any direct or indirect owner of a membership and/or ownership interest in Seller which is eligible to claim a Refundable Tax Credit or Non-Refundable Tax Credit in a given year.
“Closing Date” – The date on which the closing of long-term construction financing of the Facility under the Financing Documents occurs.
“Commercial Operation” – Upon satisfaction of the following conditions, the Facility shall be considered to have achieved Commercial Operation on the Day specified in Seller's written notice described below: (i) satisfactory completion of the requirements of Section 5.1(E) (Capacity Test) and Attachment W (Capacity Test Procedures), (ii) each of the Generator Acceptance Test and Control System Acceptance Test for Commercial Operation has been passed, (iii) Seller has submitted to Company a certificate executed by a duly authorized officer of Seller certifying that construction of the Facility is substantially complete, that the Facility has been constructed substantially in compliance with the terms of this Agreement, and that all applicable acceptance tests have been satisfactorily accomplished for purposes of achieving Commercial Operation, (iv) Seller has complied with the Required Models requirements of Section 6 (Modeling) of Attachment B (Facility Owned by Seller), and (v) Seller provides Company with written notice that (aa) Seller is ready to declare the Commercial Operation Date based on actual operation of the Facility at an electric output level of at least ninety percent

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

(90%) of the Contract Firm Capacity applicable during Commercial Operation, and (bb) the Commercial Operation Date will occur within 24 hours (i.e., the next Day).

“Commercial Operation Date” – The date on which the Facility first achieves Commercial Operation.
“Commercial Operation Date Deadline” – The date specified in Attachment K (Guaranteed Project Milestones) of this Agreement, by which Seller guarantees that it will achieve the Commercial Operation Date.

“Company” – Shall mean Hawaiian Electric Company, Inc., a Hawaii corporation.

“Company Dispatch” – Company’s right, through supervisory equipment or otherwise, to direct or control the energy output of the Facility consistent with this Agreement. This includes net MW output (active power) from the minimum dispatch limit to Available Capacity, reactive power, voltage target, the droop setting, the Ramp Rate, and other characteristics of such electric energy output whose parameters are normally controlled or accounted for in a utility dispatching system. The Company shall also provide a determination to cycle the Facility offline or restart the Facility, in whole or in part, in accordance with the terms of this Agreement.

“Company-Owned Interconnection Facilities” – Shall have the meaning set forth in Section 1.a (General) of Attachment G (Company-Owned Interconnection Facilities).

“Company Site Representative” – Company’s representative as described in Section 10.5 (Company Site Representative).

“Company Supply” – The status during which Company is responsible for the purchase and delivery to Seller of all Fuel required by the Facility for the generation of electricity as required by the Agreement, as further described in Section 2.1(F) (Fuel and Other Consumables) and Attachment EE (Company Fuel Supply).

“Company System” – The electric system owned and operated by Company (to include any non-utility owned facilities) consisting of power plants, transmission and distribution lines, and related equipment for the production and delivery of electric power to the public.

“Company System Operator” – The individual(s) designated by job position(s) as Company’s representative(s) to act on behalf of Company on all issues regarding the daily dispatch of all generation being supplied to the Company System.

“Competitive Bidding Framework” – The Framework for Competitive Bidding contained in Decision and Order No. 23121 issued by the Public Utilities Commission on December 8, 2006 and any subsequent orders providing for modifications from those set forth in Decision & Order No. 23121.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Consent to Assignment” – Shall have the meaning in Section 20.2 (Company’s Consent and Acknowledgment).

“Construction Milestones” – The Reporting Milestones set forth in Attachment L (Reporting Milestones) and the Guaranteed Milestones set forth in Attachment K (Guaranteed Project Milestones).

“Consumer Advocate” – The Division of Consumer Advocacy of the Department of Commerce and Consumer Affairs of the State of Hawaii which represents the interests of consumers in proceedings involving the Company.

“Consumer Price Index” – The Consumer Price Index for All Urban Consumers (CPI-U).

“Contract Firm Capacity” – Shall mean the required electric energy to be made available to Company during Partial Commercial Operation and Commercial Operation in the amount and manner specified in Section 5(b) of Attachment A (Facility Description).

“Contract Year” – A twelve (12) Calendar Month period which begins on the first Day of the month coincident with or (in the event the Commercial Operation Date is not the first Day of a Calendar Month) next following the Commercial Operation Date and, thereafter during the Term, each anniversary thereof; provided, however, that, in the event the Commercial Operation Date is not the first Day of the Calendar Month, the initial Contract Year shall also include the Days from the Commercial Operation Date to the first Day of the succeeding month.

“Control System Acceptance Test(s)” or “CSAT” – Shall mean the test or tests performed on the centralized and collective control systems and Active Power Control Interface of the Facility, which includes successful completion of the Control System Telemetry and Control List, in accordance with procedures set forth in Section 1.h (Control System Acceptance Test Procedures) of Attachment B (Facility Owned by Seller). Attachment O (Control System Acceptance Test Criteria) provides general criteria to be included in the written protocol for the Control System Acceptance Test.
“Control System Telemetry and Control List” – The Control System Telemetry and Control List includes, but is not limited to, all of the Facility’s equipment and generation performance/quality parameters that will be monitored, alarmed and/or controlled by Company’s SCADA throughout the Term of this Agreement.
Examples of the Control System Telemetry and Control List include:
•Seller’s substation/equipment status – breaker open/closed status, equipment normal/alarm operating status, running/stopped, etc.
•Seller’s generation data (analog values) – generators, voltage, current, MW, MVAR, etc.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

•Seller’s generation performance (status and/or analog values) – available Ramp Rate, generator frequency, etc.
•Dispatch Active Power control interface – MW setpoint, Available Capacity, Minimum dispatch limit, etc.
•Reactive Power control interface – reactive power mode (AVR, PF, constant MVAR), voltage kV setpoint feedback, voltage raise/lower, etc.

This Control System Telemetry and Control List is necessary for the effective operation of the Company System and will be tested during the Control System Acceptance Test.

“Daily Delay Damages” – Shall have the meaning set forth in Section 2.4(D)(1)(b) (Daily Delay Damages).

“Day” – A calendar day.

“Demonstrated Firm Capacity” – The amounts of capacity that Seller demonstrates for the Facility in accordance with Section 5.1(E) (Capacity Test) and in accordance with the procedures set forth in Attachment W (Capacity Test Procedures), but not to exceed the applicable Contract Firm Capacity.

“Development Period Security” – Shall have the meaning set forth in Section 7.1(B) (Development Period Security).

“Disconnection Event” – A Partial Unit Trip, a Unit Trip or a Full Plant Trip.

“Dispatch Range” – The range of real power output through which the Facility can be dispatched by remote control under Company’s EMS, in accordance with and as described in Section 3.3(A) (Dispatch of Facility Power). Notwithstanding anything to the contrary, the Dispatch Range shall be provided between 60 MW and the Available Capacity of the Facility.

“Dispute” – Shall have the meaning set forth in Section 17.1 (Good Faith Negotiations).

“DoH” – The State of Hawai‘i Department of Health.

“Dollars” – The lawful currency of the United States of America.

“DPR” – Shall have the meaning set forth in Section 17.2(A) (Mediation).

“EAF” or “Equivalent Availability Factor” – The ratio (in percent) calculated in accordance with the formula, terms and concepts defined by NERC GADS, as set forth in Attachment C (Methods and Formulas for Measuring Performance Standards/Selected Portions of NERC GADS), based on the Net Maximum Capacity of the Facility, unless otherwise defined in this Agreement.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Effective Date” – The same date as the Non-appealable PUC Approval Order Date.

“EFOR” or “Equivalent Forced Outage Rate” – The ratio (in percent) calculated in accordance with the formula, terms and concepts defined by NERC GADS, as set forth in Attachment C (Methods and Formulas for Measuring Performance Standards/Selected Portions of NERC GADS), based on the Net Maximum Capacity of the Facility, unless otherwise defined in this Agreement.
“Emissions Change in Law” – Any enactment, adoption, promulgation, modification, or repeal after the Effective Date of this Agreement of any applicable Laws which would require Seller to pay, without being reimbursed by Company for such payments, any payment by Seller to the State of Hawaiʻi Department of Health or U.S. EPA or any state, federal, county or municipal regulatory agency, as applicable, of any applicable carbon or greenhouse gas tax or any substantially similar tax or imposition (however such tax or imposition may be termed) imposed on Seller in connection with the emissions produced as a result of operation of the Facility.
“Emissions Modifications” – Any capital improvements, additions, enhancements, replacements, repairs or other operational modifications to the Facility and/or to changes in Seller's operations or maintenance practices necessary to avoid or otherwise reasonably mitigate the additional costs to Seller stemming from an Emissions Change in Law.

“EMS” or “Energy Management System” – The real-time, computer-based control system, or any successor thereto, used by Company to manage the supply and delivery of electric energy to its consumers. It provides the Company System Operator with an integrated set of manual and automatic functions necessary for the operation of the Company System under both normal and emergency conditions. The EMS provides the interfaces for the Company System Operator to perform real-time monitoring and control of the Company System, including but not limited to monitoring and control of the Facility for system balancing, supplemental frequency control and economic dispatch as prescribed in this Agreement.
“Energy Charge” – The amount to be paid by Company to Seller pursuant to Section 5.1(C) (Energy Charge) of this Agreement for the Net Electric Energy Output.

“Energy Cost Recovery Clause” – The provision in Company’s rate schedules that allows Company to pass through to its customers Company’s costs of fuel and purchased power.
“Environmental Credits” – Any environmental credit, offset, or other benefit allocated, assigned or otherwise awarded by any Governmental Authority, international agency or non-governmental renewable energy certificate accounting and verification organization to Company or Seller based in whole or in part on the fact that Facility is a non-fossil fuel facility. Such Environmental Credits shall include, but not be limited to, the non-energy attributes of renewable energy including, but not limited to, any avoided emissions of pollutants to the air, soil, or water such as sulfur dioxide, nitrogen oxides, carbon monoxide, particulate matter, and hazardous air

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

pollutants; any other pollutant that is now or may in the future be regulated under the pollution control laws of the United States; and avoided emissions of carbon dioxide and any other greenhouse gas, along with the renewable energy certificate reporting rights to these avoided emissions, but in all cases shall not mean any existing and future tax credits (however those tax credits may be styled, including, without limitation, energy, production, investment and other such tax credits or abatements or any other or similar tax benefits under federal, state or local tax laws), including any cash grants available in lieu of tax credits.
“Environmental Policy” – Shall mean, collectively, that certain Hawaiian Electric Companies' Procurement of Biofuel from Sustainably Produced Feedstock (prepared by Hawaiian Electric and NRDC, dated August 2013) and the Roundtable on Sustainable Biofuels (RSB) Principles and Criteria for Sustainable Biofuel Production (prepared by the Roundtable on Sustainable Biofuels 2010) (RSB reference code: [RSB-STD-01-001 (Version 2.0)]).
“Event of Default” – An event or occurrence specified in Section 8.1(A) (Default by Seller) or Section 8.1(B) (Default by Company).

“Exclusive Negotiation Period” – Shall have the meaning set forth in Section 2(b) (Negotiations) of Attachment P (Sale of Facility by Seller).

“Execution Date” – The date referred to in the first paragraph of the first page of this Agreement.
“Facility” – Seller’s renewable firm capacity and dispatchable energy combined cycle electrical cogeneration facility that is capable of producing renewable electrical energy as defined in the RPS Law and is the subject of this Agreement and as more fully described in Attachment A (Facility Description), including the Seller-Owned Interconnection Facilities, Seller’s Fuel supply facilities (including all facilities required for importation, receipt, storage and handling of Fuel and other necessary consumables, waste collection, interim and final waste disposal, cooling water and any other facilities necessary for proper operation of the Facility), the Fuel, the Site, the Land Rights and all other real property, equipment, fixtures and personal property owned, leased, controlled, operated or managed in connection with the production and delivery of electric energy by Seller to the Company System.

“Facility Conditions Precedent” – The conditions listed in Section 2.3(A) (Seller’s Facility Conditions Precedent).

“Facility Description” – Shall have the meaning set forth in Attachment A (Facility Description).

“Facility Lender” – Any and all lenders and equity investors providing the Financing Debt for the construction financing or permanent financing (including refinancing) for the Facility and any and all nominees, trustees and collateral agents associated therewith. For purposes of any notices herein required to be delivered by Company to the Facility Lender, it

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

shall be sufficient for Company to deliver such notices to the Party designated under the Financing Documents as the collateral agent, agent, trustee or nominee for such Facility Lender.

“FASB” – Shall have the meaning set forth in Section 3.2(I)(1) (Financial Compliance).
“FASB ASC 810” – Shall have the meaning set forth in Section 3.2(I)(1) (Financial Compliance).

“FASB ASC 842” – Shall have the meaning set forth in Section 3.2(I)(1) (Financial Compliance).

“Federal Non-Refundable Tax Credit” – Shall mean any U.S. federal tax credit for which the federal government is not required to refund any tax credit which exceeds the tax payments due to the federal government by the Claiming Entity or to provide a cash rebate in lieu of such credit to the Claiming Entity.

“Federal Refundable Tax Credit” – Shall mean any U.S. federal tax credit for which the federal government is required to refund any tax credit which exceeds the tax payments due to the federal government by the Claiming Entity or to provide a cash rebate in lieu of such credit to the Claiming Entity.

“Financial Compliance Information” – Shall have the meaning set forth in Section 3.2(I)(1) (Financial Compliance).

“Financing Debt” – The financing obligations of Seller and its affiliates to any lender pursuant to the Financing Documents, including without limitation, principal of, premium and interest on indebtedness, fees, expenses or penalties, amounts due upon acceleration, prepayment or restructuring, swap or interest rate hedging breakage costs and any claims or interest due with respect to any of the foregoing.

“Financing Documents” – The loan and credit agreements, notes, indentures, security agreements and other agreements, documents and instruments relating to the Financing Debt for the construction financing and permanent financing (including refinancing and amendments) entered into by Seller for the Facility, as the same may be modified or amended from time to time in accordance with the terms thereof.

“Fixed O&M Component Rate” – Shall have the meaning set forth in Section 1.B(2) (Fixed O&M Component Rate) of Attachment J (Energy Charge and Capacity Charge Payment Formulas).

“Force Majeure” – An event that satisfies the requirements of Section 18.1 (Definition of Force Majeure), is consistent with Section 18.2 (Events That Could Qualify as Force Majeure) but not excluded by Section 18.3 (Exclusions From Force Majeure).

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Fossil Fuel” – Shall mean the Fossil Fuel designated in Section 2 (Fuel Designation) of Attachment DD (Seller Fuel Supply) to be used at the Facility as an alternative to the Renewable Fuel and the Fuel Blend.
“Fuel” – The type of Fuel to be used in the Facility shall be based upon the then current Fuel designation by Company under Attachment EE (Company Fuel Supply) (in the case of Company Supply) or Attachment DD (Seller Fuel Supply) (in the case of Seller Supply), and specified in Seller’s Fuel Report during Seller Supply periods. The Fuel shall be suitable for the operation of the Facility in accordance with this Agreement, the Company’s Environmental Policy, applicable Governmental Approvals and equipment manufacturer specifications relating to the Facility.
“Fuel Blend” – Shall mean a blend of the Renewable Fuel and the Fossil Fuel as described in Section 2 (Fuel Designation) of Attachment DD (Seller Fuel Supply) to be used at the Facility as an alternative to the Fossil Fuel and the Renewable Fuel.

“Fuel Change” – Shall have the meaning set forth in Section 4.A (Fuel Change Option) of Attachment DD (Seller Fuel Supply).
“Fuel Change Amendment” – Shall mean the agreement between Seller and Company as described in Section 4.B(3) (Discussion of Fuel Change Proposal) of Attachment DD (Seller Fuel Supply) specifying a Fuel Change and setting forth the changes to the Agreement necessary to implement such Fuel Change, including changes to Energy Charge provisions and changes to performance guarantees and Liquidated Damages, if appropriate.

“Fuel Change Option” – Shall have the meaning set forth in Section 4.A (Fuel Change Option) of Attachment DD (Seller Fuel Supply).

“Fuel Change Proposal” – Shall have the meaning set forth in Section 4.B(2) (Fuel Change Proposal) of Attachment DD (Seller Fuel Supply).

“Fuel Component” – Shall have the meaning set forth in Section 1.A(1) (Energy Charge Formula) of Attachment J (Energy Charge and Capacity Charge Payment Formulas).

“Fuel Emergency” – Shall mean the condition defined in Section 3.A(4) (Seller-Requested Fuel Switch) of Attachment DD (Seller Fuel Supply).
“Fuel Report” – During periods of Seller Supply, the annual Fuel plan which shall be delivered in a format acceptable to Company pursuant to Section 2.3(A)(2) (Executed Project Documents) and which demonstrates that Seller has secured sufficient Fuel and other necessary consumables to support the operation of the Facility pursuant to the terms and conditions of the Agreement for the Term. Where the Fuel for the Facility is biomass, the Fuel Report shall include but not be limited to, as applicable, a forestry development plan, crop rotation plan, harvesting and regeneration rates and schedule, description of silviculture practices in-place, and

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

tree condition inventory. Where the Fuel for the Facility is biogas, biofuel, or hydrogen produced from renewable energy sources, the Fuel Report shall include but not be limited to, as applicable, any and all Fuel supply agreements and/or agreements for the supply of the raw material required to produce the Fuel.

“Fuel Supply Agreements” – The agreements, a copy of which are delivered to Company pursuant to Section 2.3(A)(2) (Executed Project Documents) or Section 1(B)(2) (Procurement of Fuel Supply Agreements) of Attachment DD (Seller Fuel Supply), under which Seller obtains Fuel for the Facility during Seller Supply periods or on a contingency basis during Company Supply periods.

“Fuel Switch” – Shall mean the change from the Fuel currently being used at the Facility as directed by Company, at any time, in its sole discretion, and as described in Section 3 (Fuel Switching) of Attachment DD (Seller Fuel Supply).

“Full Plant Trip” – The unscheduled removal from service of the Facility’s two combustion turbine generators within the timeframes to constitute a Full Plant Trip (Category I) or Full Plant Trip (Category II). For avoidance of doubt, if more than one hundred eighty (180) minutes elapse between the unscheduled removal from service of the first and second combustion turbines (i.e., exceeding the timeframe to constitute a Full Plant Trip (Category II)), such unscheduled removal from service of such combustion turbines shall each constitute a separate Unit Trip.
“Full Plant Trip (Category I)” – A Full Plant Trip in which not more than twenty-five (25) minutes and no seconds elapse between the unscheduled removal from service of the first of the combustion turbines to be so removed during such Full Plant Trip and the unscheduled removal from service of the second of the combustion turbines to be so removed.
“Full Plant Trip (Category II)” – A Full Plant Trip (other than a Full Plant Trip (Category I)) in which not more than one hundred eighty (180) minutes and no seconds elapse between the unscheduled removal from service of the first of the combustion turbines to be so removed during such Full Plant Trip and the unscheduled removal from service of the second of the combustion turbines to be so removed.
“Generator Acceptance Test” – Shall mean the test conducted by Seller and, at Company's option, witnessed by Company (a) within ten (10) Days of successful completion of the Interconnection Acceptance Test, and (b) no later than sixty (60) Days prior to the Commercial Operation Date Deadline, each in accordance with criteria and test procedures determined by Company and Seller as set forth in Attachment BB (Generator Acceptance Test General Criteria), to determine conformance with Seller’s obligations in the specific subsections of Attachment B (Facility Owned by Seller) and Good Engineering and Operating Practices. Successful completion of the Generator Acceptance Test shall be a condition precedent for the performance of a Control System Acceptance Test and achieving the Partial Commercial Operation Date and Commercial Operation Date.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“GDPIPD” or “Gross Domestic Product Implicit Price Deflator” – Shall mean the index value shown in the United States Department of Commerce, Bureau of Economic Analysis (“BEA”) publication entitled “Implicit Price Deflators for Gross Domestic Product”, Table 1.1.9, Line 1, for each quarter of the calendar year (BEA Interactive Data Application), or a successor publication or index, which may be used to adjust the BAFO Capacity Charge Rate.

“GDPIPDBAFO Submission” – 122.768, which represents the GDPIPD as of the calendar quarter in which Seller submitted its BAFO Capacity Charge Rate.

“GDPIPDPUC Approval” – Shall mean the latest GDPIPD released as of the PUC Approval Order Date.

“GDPIPD Compare Rate” – Shall have the meaning set forth in Section 5.1(D)(1) (BAFO Capacity Charge Rate Adjustment).

“GHG Letter Agreement” – Shall mean the letter agreement and any written, signed amendments thereto, between Company and Seller that collectively describe the scope, schedule, and payment arrangements for the greenhouse gas emissions analysis to be completed in connection with the application with the PUC for regulatory approval of this Agreement.

“Good Engineering and Operating Practices” – The practices, methods and acts engaged in or approved by a significant portion of the electric utility industry for similarly situated U.S. facilities, considering Company’s isolated island setting, that at a particular time, in the exercise of reasonable judgment in light of the facts known or that reasonably should be known at the time a decision is made, would be expected to accomplish the desired result in a manner consistent with law, regulation, reliability for an island system, safety, and expedition. With respect to the Facility, Good Engineering and Operating Practices include, but are not limited to, taking reasonable steps to ensure that:

1.    Adequate materials, resources and supplies, including Fuel and necessary consumables, are available to meet the Facility’s needs under normal conditions and reasonably foreseeable abnormal conditions.

2.    Sufficient operating personnel are available and are adequately experienced and trained to operate the Facility properly, efficiently and within manufacturer’s guidelines and specifications and are capable of responding to emergency conditions.

3.    Preventive, predictive, routine and non-routine maintenance and repairs are performed on a basis that ensures reliable, long-term and safe operation, and are performed by knowledgeable, trained and experienced personnel utilizing proper equipment, tools, and procedures.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

4.    Appropriate monitoring and testing is done to ensure that equipment is functioning as designed and to provide assurance that equipment will function properly under both normal and reasonably foreseeable abnormal conditions.

5.    Equipment is operated in a manner safe to workers, the general public and the environment and in accordance with equipment manufacturer’s specifications, including, without limitation, defined limitations such as steam pressure, temperature, moisture content, chemical content, quality of make-up water, operating voltage, current, frequency, rotational speed, polarity, synchronization, control system limits, etc.

6.     Facility design and operation meets the Contract Firm Capacity under natural conditions reasonably anticipated to occur during the life of this Agreement including consideration of probable seismic events, tropical storms, hurricanes, and volcanic eruptions.

“Governmental Approvals” – All permits, licenses, approvals, certificates, entitlements and other authorizations issued by Governmental Authorities, as well as any agreements with Governmental Authorities, required to fulfill its obligations under this Agreement, including the construction, ownership, operation and maintenance of the Facility and the Company-Owned Interconnection Facilities, and all amendments, modifications, supplements, general conditions and addenda thereto.

“Governmental Authority” – Any federal, state, local or municipal governmental body; any governmental, quasi-governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power; or any court or governmental tribunal.

“Guaranteed Milestones” – Each of the events described as Guaranteed Milestones in Attachment K (Guaranteed Project Milestones).

“Guaranteed Procurement Payment Date” – The date specified in Attachment K (Guaranteed Project Milestones) that Seller shall make payment to Company of the amount required under Section 3.b.iii (Balance of Company-Owned Interconnection Facilities Prepayment) of Attachment G (Company-Owned Interconnection Facilities).

“Hawai‘i General Excise Tax” – The tax on gross income codified under HRS Chapter 237 and administered by the State of Hawai‘i Department of Taxation and all other similar taxes imposed by any Governmental Authority with respect to payments in the nature of a gross receipts tax, sales tax, privilege tax or the like, but excluding federal or state net income tax.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Hawai‘i Investment Tax Credit” – Shall mean a credit against Hawaii source income for which Seller is eligible on the Partial Commercial Operation Date or thereafter because of investment in renewable energy technologies incorporated into the Facility.

“Hawai‘i Non-Refundable Tax Credit” – Shall mean any Hawai‘i Investment Tax Credit for which the State of Hawai‘i is not required to refund any tax credit which exceeds the tax payments due to the State of Hawai‘i by the Claiming Entity or to provide a cash rebate in lieu of such credit to the Claiming Entity.

“Hawai‘i Production Tax Credit” – Shall mean a credit against Hawaii source income for which Seller is eligible on the Partial Commercial Operation Date or thereafter because of the energy produced by the Facility.

“Hawai‘i Refundable Tax Credit” – Shall mean any Hawai‘i Investment Tax Credit for which the State of Hawai‘i is required to refund any tax credit which exceeds the tax payments due to the State of Hawai‘i by the Claiming Entity or to provide a cash rebate in lieu of such credit to the Claiming Entity.

“Hawai‘i Renewable Energy Tax Credit” – The Hawai‘i Investment Tax Credit and the Hawai‘i Production Tax Credit.

“HEI” – Hawaiian Electric Industries, Inc., a Hawaii corporation.

“HERA” – The Hawaii Electricity Reliability Administrator.

“HERA Law” – Act 166 (Haw. Leg. 2012), which was passed by the 27th Hawaii Legislature in the form of S.B. No. 2787, S.D. 2, H.D.2, C.D.1 on May 2, 2012 and signed by the Governor on June 27, 2012.  The effective date for the law is July 1, 2012.  The HERA Law authorizes (i) the PUC to develop, adopt, and enforce reliability standards and interconnection requirements, (ii) the PUC to contract for the performance of related duties with a party that will serve as the HERA, and (iii) the collection of a Hawaii electricity reliability surcharge to be collected by Hawaii's electric utilities and used by the HERA.  Reliability standards and interconnection requirements adopted by the PUC pursuant to the HERA Law will apply to any electric utility and any user, owner, or operator of the Hawaii electric system.  The PUC also is provided with the authority to monitor and compel the production of data, files, maps, reports, or any other information concerning any electric utility, any user, owner or operator of the Hawaii electric system, or other person, business, or entity, considered by the PUC to be necessary for exercising jurisdiction over interconnection to the Hawaii electric system, or for administering the process for interconnection to the Hawaii electric system.

“HST” – Hawai‘i Standard Time.

“HRS” – Means the Hawai‘i Revised Statutes, as may be amended.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Indemnified Company Party” – Shall have the meaning set forth in Section 13.1(A) (Indemnification Against Third Party Claims).

“Indemnified Seller Party” – Shall have the meaning set forth in Section 13.2(A) (Indemnification Against Third Party Claims).
“Independent Engineering Assessment” – The determination and recommendations made by a Qualified Independent Engineering Company regarding the operation and maintenance practices of Seller at the Facility pursuant to Section 3.3(B)(1) (Implementation of Independent Engineering Assessment).

“Independent Evaluator” – The person selected to resolve a dispute under Section 24.10 (Dispute).
“Independent Tax Expert” – Shall mean a person (i) with experience and knowledge in the field of tax equity project finance for utility scale electric generating facilities and in the field of the Hawai‘i Renewable Energy Tax Credit and (ii) who is neutral, impartial and not predisposed to favor either Party.
“Initial Fuel” – Shall have the meaning set forth in Section 1.B(1) (Notice to Seller) of Attachment DD (Seller Fuel Supply).
“Interconnection Acceptance Test” – Shall mean the test conducted by Seller and witnessed by Company, within thirty (30) Days of completion of all Interconnection Facilities and in accordance with criteria and test procedures determined by Company and Seller as set forth in Attachment N (Interconnection Acceptance Test General Criteria), to determine conformance with Seller’s obligations in Attachment B (Facility Owned by Seller) and Good Engineering and Operating Practices. Successful completion of the Interconnection Acceptance Test shall be a condition precedent for the performance of the Generator Acceptance Test and achieving the Partial Commercial Operation Date and Commercial Operation Date.

“Interconnection Facilities” – The equipment and devices required to permit the Facility to operate in parallel with, and deliver electric energy to the Company System and provide reliable and safe operation of, and power quality on, the Company System (in accordance with the PUC’s General Order No. 7, Company tariffs, operational practices and planning criteria), such as, but not limited to, transmission lines, transformers, switches, circuit breakers and telecommunication, as may be further described in the Attachment B (Facility Owned by Seller) and Attachment G (Company-Owned Interconnection Facilities). Interconnection Facilities include Company-Owned Interconnection Facilities and Seller-Owned Interconnection Facilities.
“IRS” – The interconnection requirements study, performed in accordance with the terms of the IRS Letter Agreement and with Section 1.c (IRS) of Attachment G (Company-Owned Interconnection Facilities) to assess, among other things, (a) the system requirements and equipment requirements to interconnect the Facility with the Company System, (b) the

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

Performance Standards of the Facility, and (c) an estimate of interconnection costs and project schedule for interconnection of the Facility.
“IRS Letter Agreement” – The letter agreement and any written, signed amendments thereto, between Company and Seller that describes the scope, schedule, and payment arrangements for the IRS.
“Interface Block Diagram” – The visual representation of the signals between Seller and Company, including but not limited to, RTU points, digital fault recorder settings, telecommunications and protection signals.

“kVAr” – Kilovar(s).

“kVArh” – Kilovarhour(s).

“kW” – Kilowatt(s). Unless expressly provided otherwise, all kW values stated in this Agreement are alternating current values and not direct current values.

“kWh” – Kilowatthour(s).

“Land Rights” – All easements, rights of way, licenses, leases, surface use agreements and other interests or rights in real estate.

“Laws” – Shall have the meaning set forth in Section 3.2(E) (Compliance with Laws).

“Liquidated Damages” – Any of the damages provided for in Article 9 (Liquidated Damages) and Attachment B (Facility Owned by Seller) and Attachment J (Energy Charge and Capacity Charge Payment Formulas).
“Losses” – Any and all direct, indirect or consequential damages, fines, penalties, deficiencies, losses, liabilities (including settlements and judgments), costs, expenses (including reasonable attorneys' fees and court costs) and disbursements.

“Major Generating Equipment Overhaul” – Overhaul, replacement or other major scheduled maintenance of the major generating equipment component of the Facility, e.g., combustion turbine, internal combustion engine, electrical generator conducted (i) in accordance with the equipment manufacturer’s recommendations or (ii) otherwise in the judgment of Seller in accordance with Good Engineering and Operating Practices.

“Malware” – Computer software, code or instructions that: (a) intentionally, and with malice intent by a third party, adversely affect the operation, security or integrity of a computing, telecommunications or other digital operating or processing system or environment, including without limitation, other programs, data, databases, computer libraries and computer and communications equipment, by altering, destroying, disrupting or inhibiting such operation,

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

security or integrity; (b) without functional purpose, self-replicate written manual intervention; (c) purport to perform a useful function but which actually performs either a destructive or harmful function, or perform no useful function other than utilize substantial computer, telecommunications or memory resources with the intent of causing harm; or (d) without authorization collect and/or transmit to third parties any information or data; including such software, code or instructions commonly known as viruses, Trojans, logic bombs, worms, adware and spyware.

“Management Meeting” – Shall have the meaning set forth in Section 17.1 (Good Faith Negotiations).

“Metering Point(s)” – The physical point(s) located on the high voltage side of the step up transformer(s), as depicted in Attachment E (Single-Line Diagram And Interface Block Diagram), at which Company’s metering is connected to the Facility for the purpose of measuring the output of the Facility in kW, kWh, kVAr and kVArh.

“Milestone Date(s)” – The date(s) in Attachment K (Guaranteed Project Milestones) and Attachment L (Reporting Milestones) for completion of the applicable Construction Milestone(s).

“Milestone Date Delay LD Period” – Shall have the meaning set forth in Section 2.4(D)(1)(a) (Milestone Delay Damages).

“Milestone Delay Damages” – Shall have the meaning set forth in Section 2.4(D)(1)(a) (Milestone Delay Damages).

“Modification Pricing Impact” – Any reimbursement, adjustment in rates for purchase set forth in Article 5 (Rates for Purchase) in $/kWh and/or $/kW per month and/or the calculation of Liquidated Damages, as may be necessary to specifically reflect the recovery of the net costs and/or net lost revenues specifically attributable to any RPS Modification or Emissions Modification, which shall consist of the following: (i) recovery of, and return on, any capital investment (aa) made over a cost recovery period starting after the RPS Modification or Emissions Modification is made effective following a PUC Revision Order through the end of the Term and (bb) based on a proposed capital structure that is commercially reasonable for such an investment and the return on investment is at market rates for such an investment (or similar investment); (ii) recovery of reasonably expected net additional operating and maintenance costs; (iii) recovery of reasonably expected applicable federal or state tax credits lost or not obtainable which are directly attributable to the RPS Modification or Emissions Modification; and (iv) an adjustment in pricing or warranties of performance under Section 3.2(B) (Warranties and Guarantees of Performance), as applicable, necessary to compensate Seller for reasonably expected reductions, if any, in the Capacity Charge or reasonably expected increases in Liquidated Damages directly related to the RPS Modification or Emissions Modification.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Modifications Document” – Each RPS Modifications Document and Emissions Modifications Document, as applicable.

“Modifications Proposal” – Each Seller's RPS Modifications Proposal and Seller's Emissions Modifications Proposal, as applicable.

“Monthly Invoice” – Shall have the meaning set forth in Section 6.1 (Monthly Invoice).

“Monthly Progress Report” – Shall have the meaning set forth in Section 3.2(A)(7) (Monthly Progress Reports).

“MVAR” – Megavar(s).

“MW” – Megawatt(s).

“MWh” – Megawatthour(s).

“NERC GADS” or “North American Electric Reliability Council Generating Availability Data System” – The data collection system called “Generating Availability Data System” which is utilized by the North American Electric Reliability Council, a voluntary organization formed by the electric utility industry to promote the reliability and adequacy of the bulk power supply of the electric utility systems in North America. For purposes of this Agreement, the most current version of NERC GADS (selected portions of which are attached hereto as Attachment C (Methods and Formulas for Measuring Performance Standards/Selected Portions of NERC GADS)) shall be used whenever reference is made to NERC GADS. In the event that the definition of a term contained in this Article 1 (Definitions) is inconsistent with the definition of the term under NERC GADS, the definition contained in this Article 1 (Definitions) shall control.

“Net Amount” – Shall mean, with respect to any Hawai‘i Renewable Tax Credit, the amount remaining after deducting any documented and reasonable financial, legal, administrative and other costs and expenses of applying for, pursuing, monetizing and receiving the applicable Hawai‘i Renewable Tax Credit, and all payments to or reserves required by Seller's lenders or other financing parties in connection with the application for or receipt of such Hawai‘i Renewable Tax Credit.
“Net Electric Energy Output” – For any period of time, the total electric energy output of the Facility in kWh (net of auxiliaries and transformer losses) delivered to Company as measured at the Metering Point of the Facility.
“Net Maximum Capacity” – The maximum capacity the Facility can sustain over a specified period of time when not restricted by seasonal or other deratings less capacity utilized for the Facility’s station service or auxiliaries and less transformer losses, as measured at the Metering Point.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“NOI” – Shall have the meaning set forth in Section 4.B(1) (Notice of Intent to Exercise Fuel Change Option) of Attachment DD (Seller Fuel Supply).

“Nomination Period” – Shall mean the period of time, that is generally not less than twelve (12) months, during which Company designates in writing the Fuel that Seller shall obtain and use as the primary Fuel for the operation of the Facility, as described in Attachment DD (Seller Fuel Supply).

“Non-appealable PUC Approval Order” – Shall have the meaning set forth in Section 25.12(B) (Non-appealable PUC Approval Order).

“Non-appealable PUC Approval Order Date” – Shall have the meaning set forth in Section 25.12(D) (Non-appealable PUC Approval Order Date).

“Non-Refundable Tax Credit” – Shall mean any U.S. Federal Tax Credit and State of Hawaiʻi Tax Credit (including both a Hawai‘i Investment Tax Credit and a Hawai‘i Production Tax Credit) for which the federal government or State of Hawaii is not required to refund any tax credit which exceeds the tax payments due to the federal government or State of Hawaiʻi by the Claiming Entity or to provide a cash rebate in lieu of such credit to the Claiming Entity.

“Operating Period Security” – Shall have the meaning set forth in Section 7.1(D) (Operating Period Security).

“Partial Commercial Operation” – Upon satisfaction of the following conditions, the Facility shall be considered to have achieved Partial Commercial Operation on the Day specified in Seller's written notice described below: (i) satisfactory completion of the Facility Conditions Precedent and the requirements of Section 5.1(E) (Capacity Test) and Attachment W (Capacity Test Procedures), (ii) the Acceptance Tests have been passed, (iii) Seller has complied with the Required Models requirements of Section 6 (Modeling) of Attachment B (Facility Owned by Seller), and (iv) Seller provides Company with written notice that (aa) Seller is ready to declare the Partial Commercial Operation Date based on actual operation of the Facility at an electric output level of at least ninety-five percent (95%)of the Contract Firm Capacity applicable during Partial Commercial Operation, and (bb) the Partial Commercial Operation Date will occur within 24 hours (i.e., the next Day).

“Partial Commercial Operation Date” – The date on which the Facility first achieves Partial Commercial Operation.

“Partial Commercial Operation Date Deadline” – The date specified in Attachment K (Guaranteed Project Milestones) of this Agreement, by which Seller guarantees that it will achieve the Partial Commercial Operation Date.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Partial Unit Trip” – The unscheduled removal from service, as a result of immediate mechanical/electrical/hydraulic control system trips or operator initiated trips/shutdowns, that causes the loss of 35 MW or more of the Net Electric Energy Output of the Facility, but not the removal of any of the Facility’s generators, provided, however that Partial Unit Trips shall not include: (A) any such removal which occurs within one (1) hour of the time at which a Facility generator is resynchronized following a planned or forced outage (including forced outages resulting from Unit Trips); (B) trips caused or initiated by Company other than (i) pursuant to Section 4.1 (Initiation by Company), or (ii) due to the Facility’s failure to comply with Company Dispatch, any of the Performance Standards, Good Engineering and Operating Practices, Governmental Approvals, or Seller's other obligations under this Agreement; or (C) any such removal caused by events outside of the Facility.

The exclusion from the definition of “Partial Unit Trip” of trips/shutdowns “caused by events outside of the Facility” shall not operate to preclude from the “Partial Unit Trips” definition trips/shutdowns caused by events occurring outside the Facility through which a Facility like the Facility should reasonably be expected, as a result of employing Good Engineering and Operating Practices, to remain synchronized and continue operation without the occurrence of a trip/shutdown event.

“Partial Unit Trip (Category I)” – A Partial Unit Trip for which Seller has not provided Company’s Load Dispatcher with notice at least one (1) hour prior to the Partial Unit Trip, indicating that the Facility is likely to experience a Partial Unit Trip. In order to qualify as a notice of the type referred to in the preceding sentence, the notice must (a) be made in a direct and two-way communication between Seller or its operator’s personnel and Company’s Load Dispatcher through such media as the “hot line” between the Facility’s control room and that of Company’s Load Dispatcher, (b) clearly and specifically state that there is likely to be a Partial Unit Trip, and (c) be acknowledged by Company’s Load Dispatcher as conveying the message that there is likely to be a Partial Unit Trip.

“Partial Unit Trip (Category II)” – A Partial Unit Trip for which Seller has provided Company’s Load Dispatcher with notice at least one (1) hour prior to the Partial Unit Trip, indicating that the Facility is likely to experience a Partial Unit Trip. In order to qualify as a notice of the type referred to in the preceding sentence, the notice must (a) be made in a direct and two-way communication between Seller or its operator’s personnel and Company’s Load Dispatcher through such media as the “hot line” between the Facility’s control room and that of Company’s Load Dispatcher, (b) clearly and specifically state that there is likely to be a Partial Unit Trip, and (c) be acknowledged by Company’s Load Dispatcher as conveying the message that there is likely to be a Partial Unit Trip.

“Party” – Each of Seller or Company.

“Parties” – Seller and Company, collectively.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Per Hour Variable Component” – Shall have the meaning set forth in Attachment J (Energy Charge and Capacity Charge Payment Formulas).

“Performance Standards” – The various performance standards for the operation of the Facility and the delivery of electric energy from the Facility to the Company specified in Section 3 (Performance Standards) of Attachment B (Facility Owned by Seller), as such standards may be revised from time to time pursuant to Article 24 (Process for Addressing Revisions to Performance Standards) of this Agreement.

“Performance Standards Information Request” – A written notice from Company to Seller proposing revisions to one or more of the Performance Standards then in effect and requesting information from Seller concerning such proposed revision(s).

“Performance Standards Modifications” – For each Performance Standards Revision, any capital improvements, additions, enhancements, replacements, repairs or other operational modifications to the Facility and/or to changes in Seller's operations or maintenance practices necessary to enable the Facility to achieve the performance requirements of such Performance Standards Revision.
“Performance Standards Pricing Impact” – Any reimbursement, adjustment in rates for purchase set forth in Article 5 (Rates for Purchase) in $/kWh and/or $/kW per month and/or the calculation of Liquidated Damages, as may be necessary to specifically reflect the recovery of the net costs and/or net lost revenues specifically attributable to any Performance Standards Modification necessary to comply with a Performance Standard Revision, which shall consist of the following: (i) recovery of, and return on, any capital investment (aa) made over a cost recovery period starting after the Performance Standards Revision is made effective following a PUC Performance Standards Revision Order through the end of the Term and (bb) based on a proposed capital structure that is commercially reasonable for such an investment and the return on investment is at market rates for such an investment or similar investment); (ii) recovery of reasonably expected net additional operating and maintenance costs; (iii) recovery of reasonably expected applicable federal or state tax credits lost or not obtainable which are directly attributable to the Performance Standards Modification; and (iv) an adjustment in pricing or warranties of performance under Section 3.2(B) (Warranties and Guarantees of Performance), as applicable, necessary to compensate Seller for a reasonably expected reduction, if any, in the Capacity Charge or reasonably expected increases in Liquidated Damages directly related to the Performance Standards Modifications or Performance Standards Revision.
“Performance Standards Proposal” – A written communication from Seller to Company detailing the following with respect to a proposed Performance Standards Revision: (i) a statement as to whether Seller believes that it is technically feasible to comply with the Performance Standards Revision and the basis therefor; (ii) the Performance Standards Modifications proposed by Seller to comply with the Performance Standards Revision; (iii) the capital and incremental operating costs of any necessary technical improvements, and any other incremental net operating or maintenance costs associated with any necessary operational

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

changes, and any expected lost revenues associated with expected reductions in electric energy delivered to Company; (iv) the Performance Standards Pricing Impact of such costs and/or lost revenues; (v) information regarding the effectiveness of such technical improvements or operational modifications; (vi) proposed contractual consequences for failure to comply with the Performance Standard Revision that would be commercially reasonable under the circumstances; and (vii) such other information as may be reasonably required by Company to evaluate Seller's proposals. A Performance Standards Proposal may be issued either in response to a Performance Standards Information Request or on Seller's own initiative.

“Performance Standards Revision” – A revision, as specified in a Performance Standards Information Request or a Seller-initiated Performance Standards Proposal, to the Performance Standards in effect as of the date of such request or proposal.

“Performance Standards Revision Document” – A document specifying one or more Performance Standards Revisions and setting forth the changes to the Agreement necessary to implement such Performance Standards Revision(s). A Performance Standards Revision Document may be either a written agreement executed by Company and Seller or as directed by the Independent Evaluator pursuant to Section 24.10 (Dispute) of this Agreement, in the absence of such written agreement.

“Per kWh Variable Component” – Shall have the meaning set forth in Attachment J (Energy Charge and Capacity Charge Payment Formulas).

“Point of Interconnection” – The point of delivery of energy output supplied by Seller to Company, depicted on Attachment E (Single-Line Diagram and Interface Block Diagram), based on the results of the IRS, where the facilities owned by Seller interconnect with the facilities owned by Company. Seller shall own and maintain the facilities from the Facility to the Point of Interconnection. Company shall own and maintain the facilities from the Point of Interconnection to the Company System.

“Post-COD Termination Damages” – Shall have the meaning set forth in Section 9.3(B) (Post-COD Termination Damages).
“Pre-COD Termination Damages” – Shall have the meaning set forth in Section 9.3(A) (Pre-COD Termination Damages).
“Prime Rate” – The United States "prime rate" of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition Newspaper (or the average prime rate if a high and a low prime rate are therein reported). The Prime Rate shall change without notice with each change in the prime rate reported by The Wall Street Journal, as of the date such change is reported. Any such rate is a general reference rate of interest, may not be related to any other rate, may not be the lowest or best rate actually charged by any lender to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by lenders or market rates in general.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Project Documents” – This Agreement, any ground lease or other lease in respect of the Site and/or Land Rights, all construction contracts to which Seller is or becomes a party, Fuel Supply Agreements to which Seller is or becomes a party, operation and maintenance agreements, and all other agreements, documents and instruments to which Seller is or becomes a party thereto in respect of the Facility, other than the Financing Documents and the Security Documents, as the same may be modified or amended from time to time in accordance with the terms thereof.

“Proprietary Rights” – Shall have the meaning set forth in Section 25.17 (Proprietary Rights).

“PUC” or “Public Utilities Commission” – Shall mean the State of Hawai‘i Public Utilities Commission.

“PUC Application Period” – Shall have the meaning set forth in Section 2.2(F)(2) (Time Period for PUC Approval).

“PUC Approval Order” – Shall have the meaning set forth in Section 25.12(A) (PUC Approval Order).

“PUC Approval Order Date” – Shall have the meaning set forth in Section 25.12(C) (Company’s Written Statement).

“PUC Fuel Change Order” – Shall mean the decision and order from the PUC approving the application or motion by the Parties seeking (i) approval of the Fuel Change and the associated Fuel Change Amendment, (ii) finding that the impact of the changes to the contract pricing on Company’s revenue requirements is reasonable, and (iii) approval to include the costs arising out of pricing changes in Company’s Energy Cost Recovery Clause (or equivalent).

“PUC Performance Standards Revision Order” – An order issued by the PUC with respect to a Performance Standard Revision Document pursuant to Section 24.6 (PUC Performance Standards Revision Order).

“PUC Revision Order” – Shall mean the decision and order of the PUC (i) approving the application or motion by the Parties seeking approval of the Modifications Document in question, (ii) finding that the impact of the changes to the pricing terms of the Agreement on Company's revenue requirements is reasonable (if applicable), and (iii) approving the inclusion of the costs arising out of pricing changes in Company's Energy Cost Recovery Clause and/or Company's Purchase Power Adjustment Clause (or equivalent).

“PUC Submittal Date” – The date of submittal of Company’s complete application or motion for approval of this Agreement pursuant to Section 2.2(C) (PUC Approval).

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Purchased Power Adjustment Clause” – The Company’s cost recovery mechanism incorporated into Company’s tariff rules as approved by the PUC in Docket No. 2009-0164, Decision and Order No. 30168 (filed February 8, 2012) (or such successor provision that may be established from time to time), which permits Company to recover all capacity, operations and maintenance, and other non-energy payments incurred by the Company pursuant to a purchased power agreement.

“Qualified Independent Engineering Company” – Any company listed on Attachment D (Consultants List - Qualified Independent Engineering Companies), as such list is amended from time to time.

“Qualified Independent Engineers List” – The list of Qualified Independent Engineering Companies attached hereto as Attachment D (Consultants List - Qualified Independent Engineering Companies) and created and modified from time to time pursuant to Section 3.3(B)(2) (Qualified Independent Engineering Companies).

“Ramp Rate” – The rate at which the active power output of the Facility is changed in a constant manner over a fixed time in units of MW/minute.  See Attachment B (Facility Owned by Seller) for the specifications and limits to the Facility Ramp Rate.

“Recipient” – Shall have the meaning set forth in Section 3.2(I)(2) (Confidentiality).
“Reference Year” – Shall refer to the base year specifically referred to within the agreement as the starting point for escalation as set forth in Attachment J (Energy Charge and Capacity Charge Payment Formulas).
“Refundable Tax Credit” – Shall mean any U.S. Federal Tax Credit or State of Hawaii Tax Credit (including both a Hawai‘i Investment Tax Credit and a Hawai‘i Production Tax Credit) for which the federal government or State of Hawaii is required to refund any tax credit which exceeds the tax payments due to the federal government or State of Hawaii by the Claiming Entity or to provide a cash rebate in lieu of such credit to the Claiming Entity.
“Remote Terminal Unit” or “RTU” – The interface between Company’s SCADA and the physical equipment at the Facility.
“Renewable Fuel” - Shall mean the Renewable Fuel designated in Section 2 (Fuel Designation) of Attachment DD (Seller Fuel Supply) to be used at the Facility as the designated renewable fuel satisfying the requirements to be deemed a “biofuel” under the RPS Law.
“Reporting Milestones” – Each of the events identified as Reporting Milestones in Attachment L (Reporting Milestones).

“Required Model” – Shall have the meaning set forth in Section 6.a (Seller's Obligation to Provide Models) of Attachment B (Facility Owned by Seller) of this Agreement.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Revenue Metering Package” – The primary revenue meter, backup revenue meter (if required by Company), revenue metering PTs and CTs, secondary wiring, terminal blocks, test switches and fuses for secondary wiring.

“RFP” – Company’s Request for Proposals for Renewable Dispatchable Generation and Energy Storage, Island of Oahu, issued on January 20, 2023.

“RFP Proposal” – The documents and submissions comprising Seller’s proposal selected in the Final Award Group in response to the RFP.

“Right of First Negotiation Period” – Shall have the meaning set forth in Section 1(a) (Right of First Negotiation) of Attachment P (Sale of Facility by Seller).

“RPS Amendment” – Any amendment to the RPS subsequent to Effective Date that revises the definition of "renewable electric energy" under the RPS such that the electric energy delivered from the Facility no longer comes within such revised definition.

“RPS Law” – The Hawai‘i law that mandates that Company and its subsidiaries generate or purchase certain amounts of renewable electrical energy, excluding customer-sited, grid connected generation that does not produce renewable energy. The Renewable Portfolio Standards or “RPS” requirements of the RPS Law are currently codified as HRS §§ 269-91 through 269-95.

“RPS Modifications” – Any capital improvements, additions, enhancements, replacements, repairs or other operational modifications to the Facility and/or to changes in Seller's operations or maintenance practices necessary to enable the electric energy delivered from the Facility to come within the revised definition of "renewable electrical energy" resulting from a RPS Amendment.

“RPS Modifications Document” – Shall have the meaning set forth in Section 4 (Modifications Document) of Attachment AA (Renewable Portfolio Standards and Emissions).

“Second Notice” – Shall have the meaning set forth in Section 3.3(B)(1)(c).

“Security Funds” – Shall have the meaning set forth in Section 7.1(E) (Form of Security).

“Seller” – Shall have the meaning set forth in the first paragraph of the first page of this Agreement.

“Seller-Owned Interconnection Facilities” – The Interconnection Facilities constructed and owned by Seller as described in Section 1 (The Facility) of Attachment B (Facility Owned by Seller).

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Seller-Requested Fuel Switch” – Shall have a meaning set forth in Section 3.A(4) (Seller-Requested Fuel Switch) of Attachment DD (Seller Fuel Supply).

“Seller's Emissions Modifications Proposal” – Shall have the meaning set forth in Section 2.1(H) (Emissions).

“Seller’s General Manager” – The person appointed by Seller to act as the principal on-site person who is responsible for the Facility.

“Seller's RPS Modifications Proposal” – Shall have the meaning set forth in Section 2.1(G) (Renewable Portfolio Standards).

“Seller Supply” – The status during which Seller is responsible for the purchase and delivery of all Fuel required by the Facility for the generation of electricity as required by the Agreement, as further described in Section 2.1(F) (Fuel and Other Consumables) and Attachment DD (Seller Fuel Supply).

“Single Point of Failure Violation” – Any immediate and unscheduled loss of greater than 142 MW measured at the Point of Interconnection due to a common (single) cause.

“Site” – The parcel of real property, or any portion thereof, on which the Facility will be constructed and located, together with any Land Rights reasonably necessary for the construction, ownership, operation and maintenance of the Facility by Seller, as further described in Section 2.1(D) (Site) and Attachment A (Facility Description).

“SOX 404” – Shall have the meaning set forth in Section 3.2(I)(1) (Financial Compliance).

“Start-up” – The action of bringing any generator from non-operation to operation at the minimum load capability for the generating unit associated with the operating configuration of the Facility at the time, adjusted for ambient conditions.

“Subsequent Capacity Test” – A Capacity Test, requested by Seller and agreed to by Company in its sole and absolute discretion, that may be conducted (1) after the initial Capacity Test prior to the Partial Commercial Operation Date and the Commercial Operation Date, as applicable, which establishes the Demonstrated Firm Capacity, or (2) after a Capacity Test in which Demonstrated Firm Capacity is reduced pursuant to Section 8 (Permanent Reduction in Firm Capacity) of Attachment W (Capacity Test Procedures). Other than with respect to a Capacity Test conducted after the Partial Commercial Operation Date in order to achieve Commercial Operation, a Subsequent Capacity Test may be requested no earlier than one (1) year after such initial Capacity Test or later Capacity Test unless agreed to by Company in its sole and absolute discretion.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Supervisory Control and Data Acquisition” or “SCADA” – The Company system that provides remote control and monitoring of Company’s transmission and sub-transmission systems and enables Company to perform real-time control of equipment in the field and to monitor the conditions and status of the Company System.
“Supply Change Notice” – Shall have the meaning set forth in Section 1(B)(1) (Notice to Seller) of Attachment DD (Seller Fuel Supply).
“Term” – Shall have the meaning set forth in Section 2.2(A) (Term).
“Third Party” – Any person or entity other than Company or Seller, and includes, but is not limited to, any subsidiary or affiliate of Seller.
“Unfavorable PUC Order” – Shall have the meaning set forth in Section 25.12(E) (Unfavorable PUC Order).

“U.S. EPA” – The United States Environmental Protection Agency.
“Unit Trip” – The unscheduled removal from service of one of the Facility’s generators as a result of immediate mechanical/electrical/hydraulic control system trips or operator-initiated trips/shutdowns, provided, however that Unit Trips shall not include: (A) any such removal which occurs within one (1) hour of the time at which a Facility generator is resynchronized following a planned or forced outage (including forced outages resulting from Unit Trips); (B) trips caused or initiated by Company other than (i) pursuant to Section 4.1 (Initiation by Company), or (ii) due to the Facility’s failure to comply with Company Dispatch, any of the Performance Standards, Good Engineering and Operating Practices, Governmental Approvals, or Seller's other obligations under this Agreement; (C) any such removal caused by events outside of the Facility; or (D) Full Plant Trips.

The exclusion from the definition of “Unit Trip” of trips/shutdowns “caused by events outside of the Facility” shall not operate to preclude from the “Unit Trips” definition trips/shutdowns caused by events occurring outside the Facility through which a Facility like the Facility should reasonably be expected, as a result of employing Good Engineering and Operating Practices, to remain synchronized and continue operation without the occurrence of a trip/shutdown event.

“Unit Trip (Category I)” – A Unit Trip for which Seller has not provided Company’s Load Dispatcher with notice at least one (1) hour prior to the Unit Trip, indicating that the Facility is likely to experience a Unit Trip. In order to qualify as a notice of the type referred to in the preceding sentence, the notice must (a) be made in a direct and two-way communication between Seller or its operator’s personnel and Company’s Load Dispatcher through such media as the “hot line” between the Facility’s control room and that of Company’s Load Dispatcher, (b) clearly and specifically state that there is likely to be a Unit Trip, and (c) be acknowledged by Company’s Load Dispatcher as conveying the message that there is likely to be a Unit Trip.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

“Unit Trip (Category II)” – A Unit Trip for which Seller has provided Company’s Load Dispatcher with notice at least one (1) hour prior to the Unit Trip, indicating that the Facility is likely to experience a Unit Trip. In order to qualify as a notice of the type referred to in the preceding sentence, the notice must (a) be made in a direct and two-way communication between Seller or its operator’s personnel and Company’s Load Dispatcher through such media as the “hot line” between the Facility’s control room and that of Company’s Load Dispatcher, (b) clearly and specifically state that there is likely to be a Unit Trip, and (c) be acknowledged by Company’s Load Dispatcher as conveying the message that there is likely to be a Unit Trip.

“Variable O&M Component” – Shall have the meaning set forth in Attachment J (Energy Charge and Capacity Charge Payment Formulas).

“60-Month Schedule” – Shall have the meaning set forth in Section 8.a (60-Month Schedule) of Attachment Y (Operation and Maintenance of the Facility).

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 1

ARTICLE 2 - SCOPE OF AGREEMENT
2.1    General Description of the Facility.
(A)    Overview. Seller will design, construct, permit, own, operate and maintain the Facility to provide the Contract Firm Capacity at the point of Company interconnection, in compliance with the RPS Law when utilizing Renewable Fuel and the terms and conditions of this Agreement. The Demonstrated Firm Capacity and the Net Electric Energy Output of the Facility will be sold to Company under Company Dispatch for use in the Company System in accordance with the terms of this Agreement. Seller will carry out its obligations under this Agreement in all respects in a manner that gives full recognition to the fact that, in order for Company to meet its obligation under the RPS Law and to provide service to its customers, the Facility must be designed, constructed, operated, permitted, and maintained by Seller so energy produced by the Facility will comply with the RPS Law when the Facility operates using Renewable Fuel, achieve the Partial Commercial Operation Date by the Partial Commercial Operation Date Deadline, and the Commercial Operation Date by the Commercial Operation Date Deadline, and in each case thereafter be available for service in accordance with the terms of this Agreement.
(B)    Facility Specifications. The Facility shall be designed and constructed in accordance with Good Engineering and Operating Practices and the RPS Law. The Facility Description is attached to this Agreement as Attachment A (Facility Description). The single-line diagrams in Attachment E (Single-Line Diagram and Interface Block Diagram) shall expressly identify the Point of Interconnection of the Facility to the Company System. The Facility shall be operated and maintained in accordance with the requirements of Attachment Y (Operation and Maintenance of the Facility).
(C)    Interconnection Facilities. A description of the Interconnection Facilities and the terms and conditions related to the Interconnection Facilities shall be set forth in Attachment B (Facility Owned by Seller) and Attachment G (Company-Owned Interconnection Facilities).
(D)    Site. The Site for the Facility is located at 91-111 Kalaeloa Boulevard, Kapolei, Hawai‘i 96707.
(E)    Requirements for Electric Energy Supplied by Seller. Electric energy supplied by Seller hereunder shall meet the specifications required by this Agreement. The Facility shall be designed to operate continuously and shall be designed to remain on-line and available to meet the requirements of Attachment B (Facility Owned by Seller) during events caused by natural forces, including but not limited to tropical storms, hurricanes, floods, earthquakes and volcanic eruptions, unless such events are of a severity as to exceed the specifications the Facility was designed to under Section 2.1(B) (Facility Specifications) except during planned outages, unplanned outages and outages pursuant to Article 4 (Suspension or Reduction of Deliveries). During events caused by natural forces, it is the intention of the Parties that the Facility shall be online and available to the greatest extent reasonably practicable within the then existing

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

circumstances and conditions of operation and taking into account the Seller’s determination, consistent with Good Engineering and Operating Practices, of whether the continued operation of the Facility (1) is likely to endanger the safety of persons and or property, and (2) is likely to endanger the integrity of the Facility.
(F)    Fuel and Other Consumables. The Parties intend for the Company to contract for, acquire or otherwise provide to Seller a continuous reliable supply of Fuel necessary to operate the Facility at full Contract Firm Capacity or at other dispatch determined by Company (i.e., Company Supply). During Company Supply periods, the provisions of Attachment EE (Company Fuel Supply) shall apply to this Agreement. Notwithstanding the foregoing, Company may change from Company Supply to Seller Supply under the conditions set forth in Section 1(B) (Change from Company Supply to Seller Supply) of Attachment DD (Seller Fuel Supply), in which case Seller will contract for, acquire or otherwise provide for a continuous reliable supply of Fuel necessary to operate the Facility at full Contract Firm Capacity (i.e., Seller Supply). During Seller Supply periods, the provisions of Attachment DD (Seller Fuel Supply) shall apply to this Agreement. Regardless of Company Supply or Seller Supply status, Seller will contract for, acquire or otherwise provide for a continuous reliable supply of all consumables necessary to operate the Facility at full Contract Firm Capacity. No changes to the type of Fuel or the supply requirements of such Fuel and other necessary consumables as set forth herein shall be permitted without the prior written consent of Company.
(G)    Renewable Portfolio Standards. If, as a result of any RPS Amendment, the electric energy delivered from the Facility should no longer qualify as “renewable electrical energy,” Seller shall, at the request of Company, develop and recommend to Company within a reasonable period of time following Company’s request, but in no event more than ninety (90) Days after Seller’s receipt of such request (or such other period of time as Company and Seller may agree in writing) reasonable measures to cause the electric energy delivered from the Facility to come within such revised definition of “renewable electrical energy” (“Seller’s RPS Modifications Proposal”). Such Seller’s RPS Modifications Proposal shall be in accordance with the provisions of Attachment AA (Renewable Portfolio Standards and Emissions).
(H)    Emissions. Within thirty (30) Days of any Emissions Change in Law, Seller shall provide written notice to Company if such Emissions Change in Law has a significant and material adverse financial impact on Seller’s costs under this Agreement, with such notice describing the adverse financial impacts to Seller with specificity. Within ninety (90) Days of such notice (or such other period of time as Company and Seller may agree in writing), Seller shall develop and recommend to Company reasonable measures to avoid or otherwise reasonably mitigate the additional costs to Seller stemming from an Emissions Change in Law (“Seller’s Emissions Modifications Proposal”). Such Seller’s Emissions Modifications Proposal shall be in accordance with the provisions of Attachment AA (Renewable Portfolio Standards and Emissions).
(I)    Parallel Operation. Company agrees to allow Seller to interconnect and operate the Facility to provide firm renewable dispatchable capacity and energy in parallel with the Company System; provided, however, that such interconnection and operation shall not: (i)

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

adversely affect Company's property or the operations of its customers and customers' property; (ii) present safety hazards to the Company System, Company's property or employees or Company's customers or the customers' property or employees; or (iii) otherwise fail to comply with this Agreement. Such parallel operation shall be contingent upon the satisfactory completion, as determined solely by Company, of the Interconnection Acceptance Test, the Generator Acceptance Test, and the Control System Acceptance Test in accordance with Good Engineering and Operating Practices.
2.2    Term; PUC Approval; Null and Void Rights and Company’s Option to Purchase Facility.
(A)    Term. The term of this Agreement shall commence on the Execution Date and shall remain in effect for thirty (30) years following the Commercial Operation Date (the “Term”), unless terminated earlier as provided herein. Upon expiration of the Term, the Parties hereto shall no longer be bound by the terms and conditions of this Agreement, except as set forth in Section 25.23 (Survival of Obligations).
(B)    Effectiveness of Certain Obligations.
(1)    Prior to the Effective Date: (i) in no event shall Seller be obligated to sell capacity or electric energy to Company (except as provided in Section 2.2(B)(2) below), or have any other obligations to Company other than those set forth in this Section 2.2 (Term; PUC Approval; Null and Void Rights and Company’s Option to Purchase Facility), Section 2.3(A) (Seller’s Facility Conditions Precedent), Section 3.2(A)(1) (General) (only as to obligations with respect to design and acquiring Land Rights), Section 3.2(A)(2) (Milestone Dates), Section 3.2(A)(4) (Seller’s Governmental Approvals and Land Rights) and Section 3.2(A)(5) (Review of Facilities), Section 3.2(E) (Compliance with Laws), Article 7 (Credit Assurance and Security), Article 13 (Indemnification), Article 15 (Insurance), Article 17 (Dispute Resolution), Article 18 (Force Majeure), Article 20 (Transfers, Assignments and Financing Debt), Article 21 (Sale of Facility by Seller), Article 25 (Miscellaneous) and Section 1.d (Seller Payment Obligations) of Attachment G (Company-Owned Interconnection Facilities); and (ii) in no event shall Company be obligated to make any payments provided for herein to Seller or have any other obligations to Seller other than those set forth in this Section 2.2 (Term; PUC Approval; Null and Void Rights and Company’s Option to Purchase Facility), Section 2.3(B) (Failure of Seller’s Facility Conditions Precedent), Section 3.2(A)(4) (Seller’s Governmental Approvals and Land Rights) and Section 3.2(A)(5) (Review of Facilities), and Article 13 (Indemnification), Article 17 (Dispute Resolution), Article 18 (Force Majeure), Article 20 (Transfers, Assignments and Financing Debt), Article 21 (Sale of Facility by Seller), and Article 25 (Miscellaneous).
(2)    Prior to the Partial Commercial Operation Date, the terms, conditions and obligations of Seller and Company with respect to the Facility, including the acceptance and payment for energy from the Facility, shall be governed by the A&R PPA which, notwithstanding the execution of this Agreement and effectiveness of certain obligations as described in Section 2.2(B)(1) above, shall continue in full force and effect until the Partial Commercial Operation Date.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

(3)    Upon the Partial Commercial Operation Date, the A&R PPA shall be superseded by this Agreement and the terms and conditions of the A&R PPA shall be of no force and effect except for disputes already subject to dispute resolution under the A&R PPA, which shall continue until resolution under the terms of the A&R PPA.
(C)    PUC Approval.
(1)    Notwithstanding any other provisions of this Agreement that might be construed to the contrary, Company’s purchase of electric energy under this Agreement and Company’s payment of the Capacity Charge, and any and all terms and conditions of this Agreement that are ancillary to that purchase and that payment, are all contingent upon obtaining the Non-appealable PUC Approval Order and the occurrence of the Capacity Rate Inclusion Date. Upon the execution of this Agreement, the Parties shall use good faith efforts to obtain, as soon as practicable, a satisfactory PUC Approval Order that satisfies the requirements of Section 25.12(A) (PUC Approval Order). Company shall submit to the PUC an application for a satisfactory PUC Approval Order but does not extend any assurance that a PUC Approval will ultimately be obtained. Seller will provide reasonable cooperation to expedite obtaining a PUC Approval Order including timely providing information requested by Company to support its application, including information for Company and its consultant to conduct a greenhouse gas emissions analysis for the PUC application, as well as information requested by the PUC and parties to the PUC proceeding in which approval is being sought. Seller understands that lack of cooperation may result in Company's inability to file an application with the PUC and/or a failure to receive a PUC Approval Order. For the avoidance of doubt, Company has no obligation to seek reconsideration, appeal, or other administrative or judicial review of any Unfavorable PUC Order. The Parties agree that neither Party has control over whether or not a PUC Approval Order will be issued, and each Party hereby assumes any and all risks arising from, or relating in any way to, the inability to obtain a satisfactory PUC Approval Order and hereby releases the other Party from any and all claims relating thereto.
(2)    Seller shall seek participation without intervention in the PUC docket for approval of this Agreement pursuant to applicable rules and orders of the PUC. The scope of Seller's participation shall be determined by the PUC. However, Seller expressly agrees to seek participation for the limited purpose and only to the extent necessary to assist the PUC in making an informed decision regarding the approval of this Agreement. If the Seller chooses not to seek participation in the docket, then Seller expressly agrees and knowingly waives the right to claim, before the PUC, in any court, arbitration or other proceeding, that the information submitted and the arguments offered by Company in support of the application requesting the PUC Approval Order are insufficient to meet Company's burden of justifying that the terms of this Agreement are just and reasonable and in the public interest, or otherwise deficient in any manner for purposes of supporting the PUC's approval of this Agreement. Seller shall not seek in the docket and Company shall not disclose any confidential information to Seller that would provide Seller with an unfair business advantage or would otherwise harm the position of others with respect to their ability to compete on equal and fair terms.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

(D)    [RESERVED]
(E)    Prior to Effective Date. Company may, by written notice delivered prior to the Effective Date, declare the Agreement null and void if any one or more of the following conditions applies:
(1)    Seller implements a material change to the Facility without following the requirements of Section 5(f) of Attachment A (Facility Description).
(2)    Seller is in material breach of any of its representations, warranties and covenants under the Agreement, which, in Company’s reasonable judgment, has a material adverse effect on Seller’s ability to perform its obligations under the Agreement or materially increases Company’s operational, financial or reputational risk associated with this Agreement.
(3)    Seller, subsequent to making the payment to Company required under Section 3.b.ii (Company-Owned Interconnection Facilities Prepayment) of Attachment G (Company-Owned Interconnection Facilities), requests in writing that Company stop or otherwise delay the performance of the work for which Company received such payment.
(4)    [RESERVED]
(5)    [RESERVED]
(F)    Time Periods for PUC Submittal Date and for PUC Approval.
(1)    Time Period for PUC Submittal Date. If the PUC Submittal Date has not occurred within one hundred twenty (120) Days of the Execution Date, or such longer period as Company and Seller may agree to by a subsequent written agreement, Company may, by written notice delivered within thirty (30) Days of the expiration of such period, declare the Agreement null and void if the reason the application has not been filed is (i) any one or more of the conditions set forth in Section 2.2(E) (Prior to Effective Date) or (ii) Seller's failure to provide in a timely manner information reasonably requested by Company to support such application.
(2)    Time Period for PUC Approval. If the PUC issues an Unfavorable PUC Order or if a satisfactory PUC Approval Order is not issued within twelve (12) months of the PUC Submittal Date, or within such longer period as Company and Seller may agree to by a written agreement (the “PUC Application Period”), then Company or Seller may, by written notice delivered within one hundred eighty (180) Days of (i) in the case that an Unfavorable PUC Order has been issued, the date the Unfavorable PUC Order becomes non-appealable or (ii) in the case that a PUC Approval Order is not issued within twelve (12) months of the PUC Submittal Date, or the expiration of the PUC Application Period, as applicable, declare this Agreement null and void. If a PUC Approval Order or an Unfavorable PUC Order is issued within the PUC Application Period, but that Order is appealed, and a Non-appealable PUC Approval Order is not obtained within twenty-four (24) months of the PUC Submittal Date, or within such longer period as Company and Seller may agree to by a subsequent written

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

agreement (the “PUC Order Appeal Period”), then Company or Seller may, by written notice delivered within ninety (90) Days after the expiration of the PUC Order Appeal period, declare this Agreement null and void.
(G)    Obligations of Parties Upon Declaration of the Agreement as Null and Void. If this Agreement is declared null and void pursuant to Section 2.2(E) (Prior to Effective Date), or Section 2.2(F) (Time Periods for PUC Submittal Date and PUC Approval), the Parties shall be free of all obligations hereunder, other than as provided in this in this Section 2.2(G) (Obligations of Parties Upon Declaration of the Agreement as Null and Void), Section 7.1(C) (Return of the Development Period Security) and in Section 25.23 (Survival of Obligations), to the extent such obligations are applicable at the time the Party exercises its right to declare this Agreement null and void. Notwithstanding the foregoing, if in response to Seller's request and Seller's offer of adequate assurance of reimbursement, Company agrees in writing to incur costs associated with Company-Owned Interconnection Facilities prior to the Non-appealable PUC Approval Order Date, Seller shall pay Company the actual costs and cost obligations incurred by Company as of the date the Agreement is declared null and void for Company-Owned Interconnection Facilities and any reasonable costs incurred thereafter; provided, however, that nothing in this Agreement shall obligate Company to incur such costs and cost obligations unless and until Seller provides Company with security that is adequate, as determined by Company in its sole discretion, to secure Seller’s obligation to pay Company for such costs and cost obligations as set forth herein.
(H)    Termination Rights. Notwithstanding any of the foregoing, the right of Company or Seller to terminate the Agreement at any time upon the occurrence of any Event of Default described in Section 8.1 (Events of Default) shall remain in full force and effect.
(I)    Option to Purchase Facility and Right of First Negotiation. Company shall have the right of first negotiation prior to the end of the Term and option to purchase the Facility at the end of the Term, as provided in Attachment P (Sale of Facility by Seller).
2.3    Facility Conditions Precedent.
(A)    Seller’s Facility Conditions Precedent. Company’s obligation to purchase electric energy and/or capacity from Seller pursuant to this Agreement, and any and all obligations of Company which are ancillary to that purchase, are contingent upon the following (collectively, the “Facility Conditions Precedent”):
(1)    Following the Execution Date. Within sixty (60) Days after the PUC Submittal Date, Seller shall submit to Company the then available detailed design materials and specifications for the Facility generally described in Attachment A (Facility Description) and Attachment B (Facility Owned by Seller), including but not limited to the prime mover(s), generator(s), main step-up transformer(s), condenser(s), resource handling equipment, electric energy storage equipment, as applicable, reasonably demonstrating to Company's satisfaction that the Facility, if constructed, operated and maintained pursuant to such design materials and in

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

accordance with Good Engineering and Operating Practices, can be reasonably expected to have a useful life at least equal to the Term.
(2)    Executed Project Documents. Commencing two (2) years prior to the Partial Commercial Operation Date Deadline, Seller shall submit to Company the Fuel Report, which shall be updated annually and submitted to Company on January 1 of each Calendar Year this Agreement is in force; provided, that the foregoing obligation shall only apply during Seller Supply periods. No later than three hundred sixty-five (365) Days prior to the Partial Commercial Operation Date Deadline, Seller shall submit to Company any contracts entered into by Seller for the purchase of critical materials and services necessary for the operation and maintenance of the Facility. Following the Effective Date, Seller shall submit Fuel Supply Agreements (during Seller Supply periods or contingency Fuel Supply Agreements during Company Supply periods) (with commercial terms redacted to protect suppliers’ confidential information) to Company for its review and consent in accordance with the timeframes and other terms set forth in Attachment DD (Seller Fuel Supply) and Attachment EE (Company Fuel Supply).
(3)    On or Before the Commencement of Construction. On or before the commencement of construction of all or any portion of the Facility, Seller shall submit to Company the following:
(a)    Governmental Approvals and Land Rights- Construction. Documents or other evidence that Seller obtained all required Governmental Approvals and Land Rights needed to commence construction of the Facility.
(b)    Governmental Approvals and Land Rights- Operations. Documents or other evidence that Seller has obtained all currently required Governmental Approvals and Land Rights needed to operate the Facility following completion of the Facility.
(c)    Proof of Insurance. Copies of any and all then-required insurance policies (or binders as appropriate) procured by Seller in accordance with Article 15 (Insurance) relating to the construction and operations of the Facility, as the case may be.
(d)    Officer’s Certificate. A certificate executed by a duly authorized officer of Seller certifying that: (i) Seller has the right to locate the Facility at the Site for the Term and that such right may be transferred or assigned to Company so as not to limit or interfere with Company's exercise of its rights under this Agreement; and (ii) Seller has obtained all then-required Governmental Approvals and Land Rights needed to commence construction of the Facility; and
(4)    On or before the Partial Commercial Operation Date. On or before the Partial Commercial Operation Date, which shall in no event be later than the Partial Commercial Operation Date Deadline, Seller shall:

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

(a)    Proof of Insurance. Submit to Company copies of any and all then-required insurance policies (or binders as appropriate) provided by Seller required pursuant to Article 15 (Insurance) to be in effect prior to operation of the Facility; and
(b)    Officer’s Certificate. Submit to Company a certificate executed by a duly authorized officer of Seller certifying that: (i) Seller has obtained all then-required Governmental Approvals and Land Rights needed to operate the Facility throughout the Term or, if one or more of such Governmental Approvals or Land Rights is not available at that time for the full Term, for such lesser period as is available; and (ii) construction of the Facility for Partial Commercial Operation is substantially complete, that the Facility has been constructed substantially in compliance with the terms of this Agreement and with the information submitted pursuant to this Section 2.3(A) (Seller Facility Conditions Precedent), and that all Acceptance Tests have been satisfactorily accomplished for purposes of Partial Commercial Operation and the Facility is ready to begin producing power on a commercial basis under the terms and conditions of this Agreement.
(c)    Acceptance Tests. Cause the Facility to pass each of the following acceptance tests:
(i)    Interconnection Acceptance Test;
(ii)    Generator Acceptance Test applicable for Partial Commercial Operation; and
(iii)    Control System Acceptance Test applicable for Partial Commercial Operation.
(5)    On or before Commencement of Capacity Charge Payments. On or before the commencement of Capacity Charge payments by Company, the Facility shall pass the Capacity Test.
Evidence required under this Section 2.3(A) (Seller Facility Conditions Precedent) shall be submitted or made available by Seller during or upon the completion of each phase of development (for example, completion of detailed engineering, completion of as-built drawings and receipt of manufacturers’ guarantee performance data). To allow Company to evaluate the information provided by Seller, Seller shall cooperate in such physical inspections of the Facility pursuant to Section 10.4 (Inspection of Facility Operation) of this Agreement as may be reasonably required by Company during and after completion of the Facility. In no event shall Company’s technical review and inspection of the Facility be deemed to be an endorsement of the design thereof or as any warranty of the safety, durability or reliability of the Facility nor a waiver of any of Company’s rights.
(B)    Failure of Seller’s Facility Conditions Precedent.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

(1)    Seller’s Remedial Action Plan. If Seller misses any of the submission deadlines required by the Facility Conditions Precedent in Section 2.3(A) (Seller’s Facility Conditions Precedent), Seller shall, within ten (10) Business Days of such missed submission deadline, provide Company a remedial action plan which shall set forth a detailed description of Seller’s course of action and plan to provide Company with the required submission and to meet all subsequent submission deadlines, the Partial Commercial Operation Date Deadline, and the Commercial Operation Date Deadline; provided, that delivery of any remedial action plan shall not relieve Seller of its obligation to meet any subsequent submission deadlines, the Partial Commercial Operation Date Deadline, and the Commercial Operation Date Deadline.
(2)    Seller’s Certification Requirements. Not later than ninety (90) Days after the PUC Submittal Date, Seller shall submit to Company a certificate executed by a duly authorized officer of Seller declaring whether Seller considers that it has complied with the submission requirements of Section 2.3(A)(1) (Following the Execution Date), identifying with particularity the submissions on which such declaration relies, and certifying that such submissions are true and correct in all material respects and in no way materially misleading. On or before the Closing Date, Seller shall submit to Company a certificate executed by a duly authorized officer of Seller declaring whether Seller has determined that it has complied with the submission requirements of Section 2.3(A)(2) (Executed Project Documents), identifying with particularity the submissions on which such declaration relies, and certifying that such submissions are true and correct in all material respects and in no way materially misleading. Within thirty (30) Days of receiving each of Seller’s certificates pursuant to this Section 2.3(B)(2) (Seller’s Certification Requirements), Company shall provide Seller with either (i) a written statement that Seller has satisfied the submission requirements of Section 2.3(A)(1) (Following the Execution Date) and Section 2.3(A)(2) (Executed Project Documents) identified in such certificate, or (ii) a written statement setting forth the requirement(s) Company believes have not been met by Seller. Seller shall comply substantially with the requirements set forth in the Company’s statement within thirty (30) Days of receiving Company’s statement. Unless and until Seller substantially complies with the Company’s requirements for satisfying the Facility Conditions Precedent in Section 2.3(A) (Seller’s Facility Conditions Precedent) to the reasonable satisfaction of the Company, Seller shall not be deemed to have achieved the Partial Commercial Operation Date or the Commercial Operation Date, as applicable.
(C)    Seller’s Conditions Precedent. Seller shall complete the Seller’s Conditions Precedent by the dates specified for such Seller’s Conditions Precedent in Attachment K-1 (Seller’s Conditions Precedent and Company Milestones). Such Seller’s Conditions Precedent shall be a condition precedent to Company’s obligation to complete the Company Milestones by the dates specified for such Company Milestones in Attachment K-1 (Seller’s Conditions Precedent and Company Milestones).
(D)    Company Milestones. Company's obligation to achieve the Company Milestones is contingent upon Seller completing the Seller's Conditions Precedent set forth in Attachment K-1 (Seller’s Conditions Precedent and Company Milestones). Company shall achieve each of the Company Milestones by the date set forth for such Company Milestones in Attachment K-1 (Seller's Conditions Precedent and Company Milestones) of this Agreement (each such date, a

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

"Company Milestone Date"), as such date may be extended in accordance with Section 2.4(B) (Construction Milestones Extensions) and this Section 2.3(D) (Company Milestones); provided, however in the event Seller does not complete a Seller's Conditions Precedent on or before the applicable date set forth in Attachment K-1 (Seller's Conditions Precedent and Company Milestones) (each such date, a "Seller’s Conditions Precedent Date"), subject to the extensions set forth in Section 2.4(B) (Construction Milestones Extensions), Company shall be entitled to an extension of affected Company Milestone Dates as follows: (i) for the commencement of Interconnection Acceptance Testing, the new Company Milestone Date shall be as set forth in clause "(gg)" of Section 2.f.i of Attachment G (Company-Owned Interconnection Facilities); and (ii) for any other Company Milestone Date, the extension shall be for the period of time reasonably necessary to meet any such Company Milestone Date adversely affected by Seller's failure but no shorter than a day-for-day extension.
2.4    Failure to Meet Milestone Dates.
(A)    Time is of the Essence. Time is of the essence of this Agreement, and Seller's ability to achieve the Construction Milestones is critically important.
(B)    Construction Milestones Extensions. Seller shall achieve each Construction Milestone by the Milestone Date, subject (to the extent applicable) to the following extensions/grace periods:
(1)    PUC Approval Order Date. If the failure to achieve the Partial Commercial Operation Date by the Partial Commercial Operation Date Deadline is the result of the PUC Approval Order Date occurring more than one hundred eighty (180) Days after the Execution Date, Seller shall be entitled to an extension of the Partial Commercial Operation Date Deadline and the Commercial Operation Date Deadline equal to the lesser of (i) the number of Days that elapse between the end of the aforesaid 180-Day period and the PUC Approval Order Date, or (ii) the number of Days following the Partial Commercial Operation Date Deadline that are reasonably necessary for Seller, using reasonable diligence to achieve the Partial Commercial Operation Date in the shortest period of time;
(2)    Force Majeure. If the failure to achieve the Guaranteed Milestone by the applicable Milestone Date is the result of Force Majeure (which, for purposes of this Section 2.4(B)(2) (Force Majeure) excludes any delay in obtaining the PUC Approval Order because that contingency is addressed in Section 2.4(B)(1) (PUC Approval Order Date) above), and if and so long as the conditions set forth in Section 18.4(A) are satisfied, Seller shall be entitled to an extension of the applicable Milestone Date equal to the lesser of two hundred seventy (270) Days or the duration of the delay caused by the Force Majeure.
(3)    Company’s Untimely Performance. If the failure to achieve the Guaranteed Milestone by the applicable Milestone Date is the result of any failure by Company in the timely performance of its obligations under this Agreement, including achievement of its Company Milestones by the Company Milestone Dates as set forth on Attachment K-1 (Seller's Conditions Precedent and Company Milestones), as such dates may be extended in accordance

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

with Section 2.4(B) (Construction Milestones Extensions) and Section 2.3(D) (Company Milestones), Seller shall, provided Seller has satisfied the Seller's Conditions Precedent set forth in Attachment K-1 (Seller's Conditions Precedent and Company Milestones) by the respective Seller's Conditions Precedent Date set forth in said Attachment K-1 (Seller's Conditions Precedent and Company Milestones), be entitled to an extension of the applicable Guaranteed Milestone Date equal to the duration of the period of delay directly caused by such failure in Company's timely performance. Such extension on the terms described above shall be Seller's sole remedy for any such failure by Company. For purposes of this Section 2.4(B)(3) (Company’s Untimely Performance), Company's performance will be deemed to be "timely" if it is accomplished within the time period specified in this Agreement with respect to such performance or, if no time period is specified, within a reasonable period of time. If the performance in question is Company's review of plans, the determination of what is a "reasonable period of time" will take into account Company's past practices in reviewing and commenting on plans for similar facilities.
(C)    Reporting Milestones. If Seller fails to achieve any Reporting Milestone on or before the applicable Milestone Date as set forth in Attachment L (Reporting Milestones):
(1)    Seller’s Plan. Seller shall submit to Company, within ten (10) Business Days of any such missed Reporting Milestone, a remedial action plan which shall provide a detailed description of Seller's course of action and plan to achieve (i) the missed Reporting Milestone date as soon as practicable, and (ii) all subsequent Construction Milestones, provided that delivery of any remedial action plan shall not relieve Seller of its obligation to meet any subsequent Construction Milestones;
(2)    Monthly Progress Reports. Seller shall provide Company within the Monthly Progress Reports to Company the status of Seller's efforts to achieve such Reporting Milestone(s) that remain outstanding;
(3)    Consequences. Unless and until Seller substantially completes each Reporting Milestone to the reasonable satisfaction of the Company, Seller shall not be deemed to have achieved the Partial Commercial Operation Date or the Commercial Operation Date.
(D)    Guaranteed Milestones; Damages and Termination.
(1)    Damages.
(a)    Milestone Delay Damages. If Seller fails to achieve any such Guaranteed Milestone (other than Partial Commercial Operation and Commercial Operation) on or before the applicable Milestone Date set forth in Attachment K (Guaranteed Project Milestones), as the same may be extended as provided in Section 2.4(B) (Construction Milestones Extensions), and such failure remains unachieved for ten (10) Days after such applicable Milestone Date, Company shall collect and Seller shall pay Liquidated Damages in the amount of $208,000.00 per Day (“Milestone Delay Damages”) commencing on the eleventh (11th) Day after such missed Milestone Date, as extended in accordance with Section 2.4(B)

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

(Construction Milestones Extensions), and continuing for each Day thereafter that Seller fails to achieve the Guaranteed Milestone; provided, that the number of Days for which Company shall collect and Seller shall pay Milestone Delay Damages shall not exceed sixty (60) Days (the “Milestone Date Delay LD Period”).
(b)    Daily Delay Damages. If Seller fails to achieve the Partial Commercial Operation Date on or before the Partial Commercial Operation Date Deadline, or the Commercial Operation Date on or before the Commercial Operation Date Deadline, as applicable, as the same may be extended as provided in Section 2.4(B) (Construction Milestones Extensions), and in addition to any Milestone Delay Damages collected pursuant to Section 2.4(D)(1)(a) (Milestone Delay Damages), Company shall collect and Seller shall pay Liquidated Damages in the amounts set forth below, as applicable (“Daily Delay Damages”):
(i)    $134,160 for each Day following the twentieth (20th) Day after the Partial Commercial Operation Date Deadline that Seller fails to achieve Partial Commercial Operation; and
(ii)    $312,000 for each Day following the tenth (10th) Day after the Commercial Operation Date Deadline that Seller fails to achieve the Commercial Operation Date;
provided, however, that the number of Days for which Company shall collect and Seller shall pay Daily Delay Damages for failing to achieve the Partial Commercial Operation Date or Commercial Operation Date shall not exceed one hundred eighty (180) Days (the "COD Delay LD Period"). For avoidance of doubt, once Seller has achieved the Partial Commercial Operation Date, no additional Daily Delay Damages under clause (i) above will be imposed on Seller in addition to those imposed under clause (ii) above in the event Seller subsequently fails to achieve the Commercial Operation Date by the Commercial Operation Date Deadline.
(2)    Termination Right. If, upon the expiration of the Milestone Date Delay LD Period or the COD Delay LD Period, as applicable, Seller has not achieved such missed Milestone Date, Company shall have the right, notwithstanding any other provision of this Agreement to the contrary, to terminate this Agreement with immediate effect by declaring an Event of Default pursuant to Section 8.1(A)(1) and issuing a written termination notice to Seller pursuant to Section 8.2(B) (Right to Terminate; Forward Contract). If the Agreement is terminated by Company pursuant to this Section 2.4(D)(2) (Termination Right), Company shall have the right to collect Pre-COD Termination Damages and/or Post-COD Termination Damages, as provided in Section 9.3 (Damages in the Event of Termination by Company) of this Agreement. Unless and until Seller completes each Guaranteed Milestone to the reasonable satisfaction of the Company, Seller shall not be deemed to have achieved the Partial Commercial Operation Date or Commercial Operation Date.
(E)    Notices and Reports. If Seller fails to achieve the Partial Commercial Operation Date by the Partial Commercial Operation Date Deadline, or the Commercial Operation Date by

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

the Commercial Operation Date Deadline, or has reasonable grounds for concluding that it is unlikely to achieve that objective:
(1)    Not Force Majeure. If such failure or anticipated failure is not the result of Force Majeure, Seller shall:
(a)    promptly give Company written notice of such failure or anticipated failure in writing;
(b)    expeditiously provide Company with a written explanation of the reason for such failure or anticipated failure; and
(c)    provide Company with written weekly progress reports describing the actions taken to achieve the Partial Commercial Operation Date or Commercial Operation Date, as applicable, and the estimated time frame for completion of such actions.
(2)    Force Majeure. If such failure or anticipated failure is the result of Force Majeure, Seller shall, without limitation to the generality of Article 18 (Force Majeure), provide the notice, explanation and weekly progress reports required under Section 18.4 (Satisfaction of Certain Conditions).
(F)    Development Period Security. Company shall draw upon the Development Period Security established pursuant to Section 7.1 (Security Fund) on a monthly basis for payment of the total Milestone Delay Damages and Daily Delay Damages incurred by Seller during the preceding Calendar Month. If the Development Period Security is at any time insufficient to pay the amount of the draw to which Company is then entitled, Seller shall pay any such deficiency to Company promptly upon demand.
2.5    No Waiver.
(A)    Facility Conditions Precedent and Construction Milestones. Except as otherwise provided herein, failure by Company to invoke its rights under Section 2.3(B) (Failure of Seller’s Facility Conditions Precedent) or Section 2.4 (Failure to Meet Milestone Dates) with respect to any particular Facility Conditions Precedent, Seller’s Conditions Precedent or Construction Milestone shall in no way diminish Company’s rights upon the failure of Seller to achieve any subsequent Facility Conditions Precedent or any subsequent Construction Milestone.
(B)    Event of Default. Notwithstanding any other provision herein to the contrary, Company’s failure to declare an Event of Default during the time periods provided for in this Agreement shall not constitute a waiver if such failure is the direct or indirect result of Seller’s misstatement of a material fact or Seller’s omission of a material fact which is necessary to make any representation, warranty, certification, guarantee or statement made (or notice delivered) by Seller to Company in connection with this Agreement (whether in writing or otherwise) not misleading.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 2

ARTICLE 3 - SPECIFIC RIGHTS AND OBLIGATIONS OF THE PARTIES
3.1    Rights and Obligations of Both Parties.
(A)    Sale and Purchase of Energy and Capacity. Seller shall produce, supply and sell to Company and Company shall take from and pay Seller for the Demonstrated Firm Capacity and Net Electric Energy Output as determined in accordance with the terms and conditions of this Agreement.
(B)    Good Engineering and Operating Practices.
(1)    Each Party agrees to install, operate and maintain its respective equipment and facility and to perform all obligations required to be performed by such Party under this Agreement in accordance with Good Engineering and Operating Practices and applicable Laws.
(2)    Wherever in this Agreement Company has the right to give specifications, determinations or approvals, such specifications, determinations or approvals shall be given in accordance with Company’s standard practices, policies and procedures. Any such specifications, determinations, or approvals shall not be deemed to be an endorsement, warranty, or waiver of any right of Company.
(C)    Interconnection Facilities. The terms and conditions related to the Company-Owned Interconnection Facilities and Seller-Owned Interconnection Facilities are set forth in Attachment B (Facility Owned by Seller) and Attachment G (Company-Owned Interconnection Facilities).
3.2    Rights and Obligations of Seller.
(A)    Design and Construction of Facility.
(1)    General. Seller shall furnish all financial resources, labor, tools, materials, equipment, transportation, supervision, and other goods and services necessary to completely design and build the Facility to fulfill the requirements of this Agreement. Seller shall also be responsible for acquiring any and all necessary Land Rights for the Facility as well as for Fuel handling and waste disposal infrastructures. The design and construction of the Facility as well as the acquisition of other necessary infrastructures shall take place using Good Engineering and Operating Practices. The Facility design and specifications must conform to Company design specifications and standards, where applicable. It is the intent and expectation of the Parties that the Facility have a plant life equal to at least the Term of this Agreement. To the extent practicable, all new equipment shall be designed and constructed by Seller in a manner consistent with that objective.
(2)    Milestone Dates. Due to the critical nature of Company’s energy needs, Seller’s attainment of all Construction Milestones, including Partial Commercial Operation and Commercial Operation, on or prior to applicable Milestone Dates specified in Attachment K (Guaranteed Project Milestones) and Attachment L (Reporting Milestones), is essential. Any

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

failure to achieve a Construction Milestone by its Milestone Date shall be treated in accordance with the provisions of Section 2.4 (Failure to Meet Milestone Dates).
(3)    [RESERVED]
(4)    Seller’s Governmental Approvals and Land Rights.
(a)    Seller’s Responsibilities. Seller is responsible for the acquisition and continuous maintenance of all Governmental Approvals and Land Rights required for the construction and operation of the Facility during the Term under conditions which allow Seller to meet the requirements of this Agreement including, but not limited to, Company’s right to control the Facility through Company Dispatch. Seller shall obtain the necessary Governmental Approvals to allow Company to start up and shut down Seller’s generating units as necessary in accordance with this Agreement and to dispatch Seller’s generating units at maximum continuous output twenty-four (24) hours per day for as long as needed to satisfy the Company System demand, as Company deems appropriate, in its reasonable discretion.
(b)    Duration of Governmental Approvals and Land Rights. All Governmental Approvals and Land Rights shall be acquired at least for the Term of this Agreement; provided, however, that if the pertinent Governmental Authority does not issue a specific Governmental Approval for at least a period equal to the Term, Seller shall obtain the Governmental Approval for the longest time period generally allowed by law. All Governmental Approvals shall be obtained and renewed by Seller in accordance with procedures set by the pertinent Governmental Authority. Seller must comply with all provisions in operating Governmental Approvals and with all site-specific requirements imposed by any Governmental Authority. Seller shall be responsible for all costs related to any violations by Seller, its employees, agents or representatives, of any provisions of any of the Governmental Approvals or Land Rights, and in no situation shall Company be held responsible for violations of Seller’s Permits or Land Rights.
(5)    Review of Facilities.
(a)    Drawings and Calculations. Seller shall make readily available to Company a complete set of all detailed engineering, vendor and manufacturing and as-built drawings and calculations relating to the design and construction of the Facility, including the documentation required by Section 1.b.iii(G) (Cybersecurity and Critical Infrastructure Protection) of Attachment B (Facility Owned by Seller), within a reasonable time after such drawings are available, but in no event later than seven (7) Days following the date on which the application for the required Governmental Approvals for construction of the Facility are submitted to the appropriate Governmental Authority and, with respect to the as-built drawings, no later than one hundred (120) Days after the Facility achieves the Commercial Operation Date. Such drawings and calculations shall be submitted in electronic format, if requested by Company, in a format compatible with Company’s computer hardware and software.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

(b)    Review, Observation and Inspection. Company shall have an opportunity to (i) review and comment on the design of the Facility, (ii) to observe the construction of the Facility and the equipment to be installed therein, and (iii) to inspect the Facility and related equipment following the completion of construction and during the course of this Agreement, provided that such activities do not materially interfere with Seller’s construction or operation of the Facility.
(c)    No Endorsement, Warranty or Waiver. In no event shall any review, comment or failure to comment by Company be deemed to be an endorsement, warranty or waiver of any right by Company. In no event shall any failure by Company to exercise its rights under this Section 3.2(A)(5) (Review of Facilities) constitute a waiver by Company of, or otherwise release Seller from, any other provision of this Agreement.
(d)    Areas of Common Concern. In areas of common concern, such as the type and settings of Seller’s protective relaying equipment, Seller shall submit such concerns, designs and settings for Company’s review and acceptance. Protective relay settings must coordinate with the Company System as Company, within its sole discretion, designs and operates the Company System.
(6)    Facility Protection and Control Equipment.
(a)    Seller’s Obligations. Seller shall, at its own cost, furnish, install, operate and maintain internal breakers, relays, switches, synchronizing equipment and other associated protective and control equipment necessary to maintain the standard of reliability, quality and safety of electric energy production suitable for parallel operation with the Company System as required by this Agreement and Good Engineering and Operating Practices.
(b)    Company’s Right to Review the Design. Company shall have the right, but not the obligation, to review and accept the design of all such equipment, protective relay settings, and control logic as soon as practicable, and in no event later than thirty (30) Days after the receipt of all Governmental Approvals for construction of the Facility and shall present any comments relating thereto to Seller, as soon as practicable and in no event later than sixty (60) Days after receiving such design information.
(c)    Company’s Right to Review Modifications. Company shall have the right, but not the obligation, to review and accept any proposed future action by Seller to modify or replace such equipment, or change such settings, as soon as practicable, and in no event later than forty-five (45) Days prior to such future action; provided, however, that Company shall present any comments relating thereto to Seller as soon as practicable, and in no event later than fifteen (15) Days after receiving information relating to such future action.
(d)    Company’s Right to Review Installation. Company shall have the right, but not the obligation, to review, inspect and accept the installation, construction and setting of all such equipment in order to ensure consistency with the design submitted by Seller for Company’s review. If Company exercises such right, Company shall inform Seller as soon

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

as practicable, and in no event later than forty-five (45) Days after such review or inspection, of any problems it believes exist and any recommendations it has for correcting such problems.
(e)    No Endorsement, Warranty or Waiver. Company’s inspection and acceptance of Seller’s equipment and settings shall not be construed as endorsing the design thereof, nor as any warranty of the safety, durability or reliability of said equipment and settings, nor as a waiver of any of Company’s rights. In no event shall any failure by Company to exercise its rights under this Section 3.2(A)(6) (Facility Protection and Control Equipment) constitute a waiver by Company of, or otherwise release Seller from, any other provision of this Agreement.
(f)    Cooperation. Seller and Company shall cooperate with each other in good faith in agreeing upon design standards for any equipment or settings referred to in this Section 3.2(A)(6) (Facility Protection and Control Equipment).
(g)    Timing for Implementation of Company Proposals. Within a reasonable time after receipt of Company’s comments referred to in this Section 3.2(A)(6) (Facility Protection and Control Equipment) or notification by Company of problems related to Seller’s obligations under this Section 3.2(A)(6) (Facility Protection and Control Equipment), but no later than ninety (90) Days after such notification (unless such condition is causing a safety hazard or damage to the Company System or the facilities of any of Company’s customers, in which event the correction must be promptly made by Seller), Seller shall implement Company’s proposals.
(h)    Relay Settings and Control Logic. Notwithstanding the foregoing, Seller shall utilize relay settings and control logic prescribed by Company, which may be changed over time within the design capability of the equipment as the requirements of the Company System change. If Seller demonstrates to the satisfaction of Company that the utilization of such relay settings and control logic would likely result or have resulted in an event normally requiring Liquidated Damages or an Event of Default, Seller shall be excused from same. If Seller and Company disagree as to whether the utilization of such relay settings resulted in an event that required Liquidated Damages or an Event of Default, a Qualified Independent Engineering Company will be chosen from the Qualified Independent Engineers List pursuant to Section 3.3(B)(1)(b) and the Qualified Independent Engineering Company will determine if the utilization of such relay settings resulted in the event that gave rise to Liquidated Damages or an Event of Default pursuant to the Independent Engineering Assessment. The Seller and Company shall abide by the Qualified Independent Engineering Company’s determination.
(7)    Monthly Progress Reports. Commencing upon the Execution Date of this Agreement, Seller shall submit to Company, on the tenth (10th) Business Day of each Calendar Month until the Commercial Operation Date is achieved, progress reports in a form set forth on Attachment S (Form of Monthly Progress Report) (the “Monthly Progress Report”). These progress reports shall notify Company of the current status of each specific Facility Conditions Precedent contained in Section 2.3(A) (Seller’s Facility Conditions Precedent) and the status of efforts to meet each Milestone Date contained in Attachment K (Guaranteed Project Milestones)

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

and Attachment L (Reporting Milestones). Seller shall include in such report a list of all letters, notices, applications, filings and Governmental Approvals sent to or received from any Governmental Authority and shall provide any such documents as may be reasonably requested by Company. In addition, Seller shall advise Company as soon as reasonably practicable of any problems or issues of which it is aware which may materially impact its ability to meet the Facility Conditions Precedent or Construction Milestones. Seller shall provide Company with any requested documentation to support the achievement of Facility Conditions Precedent or Construction Milestones within ten (10) Business Days of receipt of such request from Company. At Company’s request, Seller shall provide an opportunity for Company to meet with appropriate personnel of Seller or its contractors to discuss and assess any such Monthly Progress Report. Upon the occurrence of a Force Majeure, Seller shall also comply with the requirements of Section 18.4 (Satisfaction of Certain Conditions) to the extent such requirements provide for communications to Company beyond those required under this Section 3.2(A)(7) (Monthly Progress Reports).
(B)    Warranties and Guarantees of Performance.
(1)    Equivalent Availability Factor. Seller warrants and guarantees that, during the Term, the Facility will achieve an EAF, on a rolling twelve-month basis, of 90% or greater. If a Force Majeure event(s) occurs, the Force Majeure period shall not count for the purposes of calculating EAF to compute Liquidated Damages or Event of Default criteria, but only to the extent that Seller’s inability to perform is caused by one (1) or more Force Majeure event(s). If Company requests an accommodation to the 60-Month Schedule that results in a “C” inspection (or any portion thereof) being rescheduled to within twelve (12) months of the most recent prior “C” inspection, the rescheduled “C” inspection period shall not count for the purposes of calculating EAF to compute Liquidated Damages or Event of Default criteria, but (a) only for so long as such rescheduled “C” inspection period (or portion thereof) falls within the same rolling twelve-month period as the most recent prior “C” inspection and (b) only to the extent such rescheduled “C” inspection period (or portion thereof) would otherwise not have fallen within the same rolling twelve-month period. For avoidance of doubt, if the most recent prior “C” inspection was completed on December 31, 2025, and the Company requests an accommodation to the 60-Month Schedule that results in another “C” inspection being rescheduled to November 1, 2026 – December 20, 2026, only the November 2026 portion of the rescheduled “C” inspection period will be subject to a deferred accounting (until the January 1, 2026 to December 31 2026 12-month period) for the purposes of calculating EAF to compute Liquidated Damages or Event of Default criteria (for the December 1, 2025 to November 30, 2026 period)—as the December 2026 portion of the rescheduled “C” inspection period does not fall within the same rolling twelve-month period as the most recent prior “C” inspection, it shall not be subject to the aforementioned deferred accounting. The December 2026 portion will fall within the immediately following 12-month period (i.e., January 1, 2026 to December 31, 2026) and shall begin to be counted for EAF calculation purposes in such immediately following 12-month period.
(2)    Equivalent Forced Outage Rate. Seller warrants and guarantees that, during the Term, the Facility will not exceed a 4% EFOR on a rolling twelve month basis. If a

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

Force Majeure event(s) occurs, the Force Majeure period shall not count for the purposes of calculating EFOR to compute Liquidated Damages or Event of Default criteria, but only to the extent that Seller’s inability to perform is caused by one (1) or more Force Majeure event(s).
(3)    Demonstrated Firm Capacity. Seller warrants and guarantees that the Facility will have and maintain the capability to produce and deliver to the Metering Point the Demonstrated Firm Capacity in accordance with the terms of this Agreement.
(4)    Power Quality. Seller warrants and guarantees that the Facility will produce electric energy that meets the quality standards in Section 3.a (Reactive Power Control), Section 3.b (Reactive Amount), Section 3.m (Primary Frequency Response), and Section 3.l (Harmonics) of Attachment B (Facility Owned by Seller).
(5)    Unit Trips. Seller warrants and guarantees that Unit Trips will not exceed three (3) in any twelve-month period.
(6)    Partial Unit Trips. Seller warrants and guarantees that Partial Unit Trips will not exceed three (3) in any twelve-month period.
(7)    Full Plant Trip. Seller warrants and guarantees that there shall be no Full Plant Trips during any Contract Year.
(8)    Single Point of Failure Violation. Seller warrants and guarantees that there shall be no Single Point of Failure Violation during any Contract Year.
(9)    Liquidated Damages. In the event Seller fails to satisfy the warranties and guarantees of performance in this Section 3.2(B) (Warranties and Guarantees of Performance), Seller shall be liable for Liquidated Damages as provided in Article 9 (Liquidated Damages).
(10)    Exclusive Warranties. The foregoing warranties and guarantees of performance constitute the exclusive warranties and guarantees under this Agreement and operate in lieu of all other warranties and guarantees, whether oral or written. Seller and Company disclaim any other warranty and guarantee, express or implied, including without limitation, warranties of merchantability or fitness for a particular purpose.
(C)    Waste Handling. Seller shall be responsible for the handling and proper disposal of any waste products produced by the Facility, including but not limited to wastewater and ash, and for any costs associated therewith.
(D)    Emissions. Subject to Attachment AA (Renewable Portfolio Standards and Emissions), Seller shall be responsible for the control and consequences of any and all emissions produced as a result of operation of the Facility and for all costs and expenses associated therewith.
(E)    Compliance with Laws. Seller shall at all times comply with all applicable federal, state and local laws, rules, regulations, orders (including but not limited to executive

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

orders), ordinances, permit conditions and other governmental actions (collectively “Laws”) and shall be responsible for all costs associated therewith.
(F)    Adequate Spare Parts. Seller shall at all times keep on hand or have ready access to sufficient spare parts, which shall include, but not be limited to, the critical spare parts shown in Attachment Z (Critical Spare Parts), to maintain the Facility in a manner which provides reasonable assurance, consistent with Good Engineering and Operating Practices, that the performance of the Facility will meet the requirements of this Agreement.
(G)    Periodic Meetings. The Seller’s General Manager or an alternate satisfactory to Company shall attend periodic meetings with appropriate Company representatives and be prepared to discuss Facility operations and maintenance and interface with the Company System operations. Such meetings may be regularly scheduled or called by Company specifically to address particular problem areas.
(H)    Notice of Certain Events. To the extent any of the following events occur and could reasonably be likely to have a material adverse effect on Seller’s performance under this Agreement, Seller shall provide Company with immediate notice of the occurrence of such event and Seller’s proposed measures to ensure that such event will not lead to an Event of Default or otherwise materially impair Seller’s ability to perform its obligations under this Agreement:
(1)    Obligations Related to Borrowed Money. Seller shall fail to comply with any provision with respect to any obligations for borrowed money in excess of One Million Dollars ($1,000,000) if the effect of such failure to comply is to cause, or to permit the holder or holders of such obligations (or a trustee on their behalf), to cause such obligations to become due prior to their stated maturity, except to the extent that such failure to comply shall have been cured or waived prior to any acceleration of such obligations thereunder and said cure or waiver shall not have involved the receipt by any such holder or holders of any additional consideration, financial or otherwise
(2)    Order for Payment of Money. Any final order, judgment or decree is entered in any proceeding, which final order, judgment or decree provides for the payment of money in excess of One Hundred Thousand Dollars ($100,000) by Seller, and Seller shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon within sixty (60) Days from the entry thereof, and within such period of sixty (60) Days, or such longer period during which execution on such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.
(3)    Payments for Materials or Labor. Seller shall fail to make any payment for materials or labor used in the engineering, design, construction, maintenance or operation of the Facility within ninety (90) Days after the due date thereof, except for payment obligations contested in good faith by Seller or adequately bonded to the reasonable satisfaction of Company or contract retentions withheld during Seller’s review of a contractor’s performance.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

(4)    Financing Documents. The Facility Lender shall declare an event of default under the Financing Documents.
(5)    Governmental Approvals and Land Rights. Seller shall have received any notice that it is not in compliance with any of the Governmental Approvals and/or Land Rights that enable Seller to operate the Facility.
(I)    Financial Compliance.
(1)    Financial Compliance. Seller shall provide or cause to be provided to Company on a timely basis, as reasonably determined by Company, all information, including but not limited to information that may be obtained in any audit referred to below (the “Financial Compliance Information”), reasonably requested by Company for purposes of permitting Company and its parent company, HEI, to comply with the requirements (initial and on-going) of (i) the accounting principles of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 810, Consolidation (“FASB ASC 810”), (ii) the accounting principles of FASB ASC 842 Leases (“FASB ASC 842”), (iii) Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”) and (iv) all clarifications, interpretations and revisions of and regulations implementing FASB ASC 810, SOX 404, and FASB ASC 842 issued by the FASB, Securities and Exchange Commission, the Public Company Accounting Oversight Board, Emerging Issues Task Force or other Governmental Authorities. In addition, if required by Company in order to meet its compliance obligations, Seller shall allow Company or its independent auditor to audit, to the extent reasonably required, Seller’s financial records, including its system of internal controls over financial reporting; provided, however, that Company shall be responsible for all costs associated with the foregoing, including but not limited to Seller’s reasonable internal costs. Company shall limit access to such Financial Compliance Information to persons involved with such compliance matters and restrict persons involved in Company’s monitoring, dispatch or scheduling of Seller and/or the Facility, or the administration of this Agreement, from having access to such Financial Compliance Information (unless approved in writing in advance, by Seller).
(2)    Confidentiality. Company shall, and shall cause HEI to, maintain the confidentiality of the Financial Compliance Information as provided in this Section 3.2(I) (Financial Compliance). Company may share the Financial Compliance Information on a confidential basis with HEI and the independent auditors and attorneys for HEI and Company. (Company, HEI, and their respective independent auditors and attorneys are collectively referred to in this Section 3.2(I) (Financial Compliance) as “Recipient”). If either Company, or HEI, in the exercise of their respective reasonable judgments, concludes that consolidation or financial reporting with respect to Seller and/or this Agreement is necessary, Company, and HEI each shall have the right to disclose such of the Financial Compliance Information as Company or HEI, as applicable, reasonably determines is necessary to satisfy applicable disclosure and reporting or other requirements and give Seller prompt written notice thereof (in advance to the extent practicable under the circumstances). If Company or HEI disclose Financial Compliance Information pursuant to the preceding sentence, Company and HEI shall, without limitation to the generality of the preceding sentence, have the right to disclose Financial Compliance

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

Information to the PUC and the Consumer Advocate in connection with the PUC’s rate making activities for Company and other HEI affiliated entities, provided that, if the scope or content of the Financial Compliance Information to be disclosed to the PUC exceeds or is more detailed than that disclosed pursuant to the preceding sentence, such Financial Compliance Information will not be disclosed until the PUC first issues a protective order to protect the confidentiality of such Financial Compliance Information. Neither Company nor HEI shall use the Financial Compliance Information for any purpose other than as permitted under this Section 3.2(I) (Financial Compliance).
(3)    Required Disclosure. In circumstances other than those addressed in the immediately preceding paragraph, if any Recipient becomes legally compelled under applicable law or by legal process (e.g., deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or a portion of the Financial Compliance Information, such Recipient shall undertake reasonable efforts to provide Seller with prompt notice of such legal requirement prior to disclosure so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 3.2(I) (Financial Compliance). If such protective order or other remedy is not obtained, or if Seller waives compliance with the provisions of this Section 3.2(I) (Financial Compliance), Recipient shall furnish only that portion of the Financial Compliance Information which it is legally required to so furnish and to use reasonable efforts to obtain assurance that confidential treatment will be accorded to any disclosed material.
(4)    Exclusions from Confidentiality. The obligation of nondisclosure and restricted use imposed on each Recipient under this Section 3.2(I) (Financial Compliance) shall not extend to any portion(s) of the Financial Compliance Information which (i) was known to such Recipient prior to receipt, or (ii) without the fault of such Recipient is available or becomes available to the general public, or (iii) is received by such Recipient from a third party not bound by an obligation or duty of confidentiality.
(5)    Consolidation. Company does not want to be subject to consolidation set forth in FASB ASC 810, as issued and amended from time to time by FASB. Company represents that, as of the Execution Date, it is not required to consolidate Seller into its financial statements in accordance with relevant accounting guidance under U.S. generally accepted accounting principles ("GAAP"). If, due to a change in applicable Law or accounting guidance under U.S. GAAP, or as a result of a material amendment to the Agreement, in each case, after the Execution Date, Company determines, in its sole but good faith discretion, that it is required to consolidate Seller into its financial statements in accordance with relevant accounting guidance in accordance with U.S. GAAP, then Seller, upon Company’s written request, shall, as soon as reasonably practicable (but in no event longer than fifteen (15) Days) provide audited financial statements (including footnotes) in accordance with U.S. GAAP (and as of the reporting periods Company is required to report thereafter) in order for Company to consolidate and file its financial statements within the reporting deadlines of the Securities and Exchange Commission. If Seller does not normally prepare audited financial statements for the periods requested, Company shall reimburse Seller fifty percent (50%) of the reasonable and verifiable costs of having necessary audits performed and preparation of the audited financial statements;

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

provided that the foregoing reimbursement shall not include the costs, whether actual or estimated, of preparing unaudited financial statements. Notwithstanding the foregoing requirement that Seller provide audited financial statements to Company, the Parties will take all commercially reasonable steps, which may include modification of this Agreement, to eliminate the consolidation treatment, while preserving the economic “benefit of the bargain” to both Parties. If the Parties are unable to eliminate the consolidation treatment by other means, the Parties shall, if requested by Company, negotiate and may effectuate a sale of the Facility to Company at the fair market value determined pursuant to Section 3 (Procedure to Determine Fair Market Value of the Facility) of Attachment P (Sale of Facility by Seller) under a Purchase and Sale Agreement to be negotiated based on the terms and conditions set forth in Section 4 (Purchase and Sale Agreement) of Attachment P (Sale of Facility by Seller).
(J)    Seller’s Obligation to Deliver Facility. Upon the exercise by Company of its rights under Section 8.2(B)(2)(a) (Company’s Assumption of Seller’s Interest), Seller shall deliver the Facility to Company in proper working order in accordance with then current electric utility standards for a facility similar to the Facility. If Seller fails to meet this obligation, Company shall have the right to put the Facility in proper working order in accordance with such standards either directly or through a qualified contractor. Seller shall reimburse Company within thirty (30) Days of written demand for payment in immediately available funds for any and all reasonable costs incurred by Company in connection with such work. Where such payments are reimbursements for amounts paid by Company to third parties prior to receipt of payment from Seller, interest shall be paid thereon at the Prime Rate for the period between payment by Company and receipt of payment from Seller. The obligations of Seller under this Section 3.2(J) (Seller’s Obligation to Deliver Facility) shall survive the expiration or termination of this Agreement.
(K)     Allowed Capacity. The Available Capacity from the Facility may exceed the Contract Firm Capacity. Company may dispatch up to Available Capacity in accordance with Section 3.3(A)(1) (Routine Dispatch) of this Agreement. Company may limit the Net Electric Energy Output pursuant to, but not limited to, Section 4.1(A) (Safety of Persons and Property), Good Engineering and Operating Practices, Attachment B (Facility Owned by Seller), and Attachment Y (Operation and Maintenance of the Facility). Company shall pay for any Net Electric Energy Output of the Facility up to the Available Capacity, so long as such energy is accepted pursuant to Company Dispatch, in accordance with the Energy Charge provisions of Attachment J (Energy Charge and Capacity Charge Payment Formulas). Company shall not be required to pay any additional Capacity Charge for energy dispatched by Company up to the Available Capacity.
3.3    Rights and Obligations of Company.
(A)    Dispatch of Facility Power.
(1)    Routine Dispatch.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

(a)    Company shall have the right to dispatch all real power up to the Available Capacity, and specify reactive power delivered from the Facility to the Company System, as it deems appropriate in its reasonable discretion, subject only to and consistent with Good Engineering and Operating Practices, the requirements set forth in this Section 3.3(A) (Dispatch of Facility Power), Attachment B (Facility Owned by Seller) and Seller’s maintenance schedule determined in accordance with Section 8 (Schedule of Outages) of Attachment Y (Operation and Maintenance of the Facility). Company shall not pay for reactive power.
(b)    Company Dispatch will either be by Seller’s manual control under the direction of the Company System Operator or by computerized control via SCADA as provided in Attachment B (Facility Owned by Seller) and Section 3 (Communications, Telemetering and Generator Remote Control Equipment) of Attachment Y (Operation and Maintenance of the Facility), in each case at Company’s reasonable discretion, within the Dispatch Range and subject to the minimum dispatch requirements of Section 3.3(A)(2) (Minimum Dispatch). Unless otherwise agreed to, Company may request the maximum real power output at 0.85 lagging to 0.90 leading power factor from the Facility as measured at the Metering Point to maintain system operating parameters as specified by the Company. Notwithstanding anything to the contrary, the power produced by the Facility shall always be subject to remote, automatic or manual dispatch by Company.
(c)    Refusal or inability of the Seller to provide the output required by the Company Dispatch shall result in the assumption that the Available Capacity is equal to the actual net energy delivered from the Facility. This shall be considered at reduced Available Capacity for the purpose of calculating the Seller’s EAF and EFOR. The size of the derating will be determined by subtracting the Available Capacity from the Demonstrated Firm Capacity, from the time the inability to meet the dispatch request occurs until such time as the Seller demonstrates the Demonstrated Firm Capacity as requested by Company. Seller shall utilize the full capability of the Facility to satisfy its obligation to deliver Demonstrated Firm Capacity in accordance with Company Dispatch by taking necessary actions, including but not limited to ensuring adequate access and control of Seller’s renewable resources, means of delivery (piping, valves, etc.) of the resource to conversion equipment and functionality of the conversion equipment and generators.
(2)    Minimum Dispatch. The minimum dispatch under remote control by the Company shall be the Minimum Load Capability as further described in Section 3.n (Minimum Load Capability) of Attachment B (Facility Owned by Seller).
(3)    Dispatch Forecast. Company will work with Seller to support development of forecasts needed for informing long term procurement of consumables (if any) and maintenance.
(B)    Company Right to Require Independent Engineering Assessment.
(1)    Implementation of Independent Engineering Assessment.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

(a)    If (i) Seller is failing to operate the Facility in accordance with Section 2.1(E) (Requirements for Electric Energy Supplied by Seller), Section 3.2(A)(6) (Facility Protection and Control Equipment), Section 4.1(A) (Safety of Persons and/or Property), Attachment B (Facility Owned by Seller), and Section 1 (Standards) and Section 4 (Protective Equipment) of Attachment Y (Operation and Maintenance of the Facility), or is otherwise failing to comply with Good Engineering and Operating Practices, and fails to remedy such failure within ninety (90) Days of written notice thereof from Company, or fails to comply with Section 10.4(B) (Correction of Certain Conditions), and Company reasonably believes that such failure is likely to result in a failure to meet the performance standards set forth in Section 3 (Performance Standards) of Attachment B (Facility Owned by Seller); (ii) Seller is in breach of this Agreement with respect to the performance or operation of the Facility and has not cured such breach within the time limits specified in Article 8 (Default); (iii) otherwise required by Section 8.2(C) (Right to Demand Independent Engineering Assessment and Modification); or (iv) as required by Section 3.3(B)(1) (Implementation of Independent Engineering Assessment), Company may require that the practices in question be assessed by a qualified professional engineering firm to be chosen from Attachment D (Consultants List – Qualified Independent Engineering Companies) and revised from time to time under Section 3.3(B)(2) (Qualified Independent Engineering Companies).
(b)    The Parties shall promptly undertake to agree on a firm to be used from the Qualified Independent Engineers List; provided, however, that if such agreement is not reached within seven (7) Days after Company gives notice to Seller that it is invoking its rights under this Section 3.3(B) (Company Right to Require Independent Engineering Assessment), the firm shall be chosen from the Qualified Independent Engineers List by Company. Seller may, at its sole expense, contract with its chosen firm (from the Qualified Independent Engineers List) to provide a second assessment of the practices in question. Company’s chosen firm may review Seller’s assessment and choose, in its sole discretion, to use all, some or none of Seller’s recommendations in such assessment. Notwithstanding Seller’s assessment, and whether or not Company’s Qualified Independent Engineering Company has used any of Seller’s recommendations from its Qualified Independent Engineering Company, the Independent Engineering Assessment completed by Company’s Qualified Independent Engineering Company and the Recommendations contained therein shall be used in connection with respect to the actions required Section 3.3(B)(1)(c) immediately below.
(c)    The Qualified Independent Engineering Company selected shall make an Independent Engineering Assessment as to whether the practices in question conform to Good Engineering and Operating Practices as promptly as possible under the circumstances. If such determination is that the practices in question do not so conform, the engineering firm shall recommend necessary actions by Seller to bring it within Good Engineering and Operating Practices (the “Recommendations”). If the Recommendations require action by Seller to change its practices, Seller shall take such actions. Where the Recommendations require action by Seller, the engineering firm shall determine, after reasonable consultation with Seller within thirty (30) Days (or such longer period as deemed appropriate by such engineering firm) after its Recommendations are first made, whether Seller has taken adequate action to carry out such Recommendations. If the engineering firm then certifies that Seller has failed to take adequate

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

action, Company shall notify Seller and the Facility Lender in writing of such certification and the basis therefor. Such notice shall state in bold letters that failure to commence implementation of the Recommendations on or before the date that is thirty (30) Days from the date of such notice (the “Implementation Date”) may lead to termination of this Agreement. If neither Seller nor the Facility Lender has begun to implement the Recommendations on or before the Implementation Date, such failure shall constitute an Event of Default under Section 8.1(A)(6). If either Seller or any Financing Party begins to implement the Recommendations on or before the Implementation Date, the engineering firm shall monitor whether the implementation thereof is being diligently pursued. If, after reasonable consultation with the parties involved in such implementation, the engineering firm determines that such implementation is not being diligently pursued, it shall promptly so certify to Company. Company shall thereupon promptly notify Seller and the Facility Lender in writing of such certification, the basis therefor and the remedial steps that must be taken to cure (the “Second Notice”). Such Second Notice shall state in bold letters that failure to implement the remedial steps identified in the Second Notice (the “Remedial Steps”) on or before the date that is thirty (30) Days from the date of the Second Notice may lead to termination of this Agreement. If at any time after the date that is thirty (30) Days from the date of the Second Notice, the engineering firm again certifies to Company that implementation of Recommendation is not being diligently pursued and/or the Remedial Steps are not being implemented, such certification shall constitute an Event of Default by Seller under Section 8.1(A)(6). Seller shall bear all costs of the engineering firm’s services unless the Independent Engineering Assessment determined that the practices in question were in accordance with Good Engineering and Operating Practices, in which case Company shall bear all costs of the Independent Engineering Assessment.
(2)    Qualified Independent Engineering Companies. The Company and Seller shall agree on the Qualified Independent Engineers List which shall be attached hereto as Attachment D (Consultants List – Qualified Independent Engineering Companies) containing the names of engineering firms which both Parties agree are fully qualified to perform the Independent Engineering Assessment under Section 3.3(B)(1) (Implementation of Independent Engineering Assessment). At any time, except when an Independent Engineering Assessment is being made under Section 3.3(B)(1) (Implementation of Independent Engineering Assessment), either Party may remove a particular company from the Qualified Independent Engineers List by giving written notice of such removal to the other Party. However, neither Party may remove a company or companies from the Qualified Independent Engineers List without approval of the other Party if such removal would leave the Qualified Independent Engineers List with less than two (2) companies. During January of each calendar year, both Parties shall review the current Qualified Independent Engineers List and give notice to the other Party of any proposed additions to the Qualified Independent Engineers List and any intended deletions. Intended deletions shall be effective upon receipt of notice by the other Party, provided that such deletions do not leave the Qualified Independent Engineers List with less than two (2) companies. Proposed additions to the Qualified Independent Engineers List shall automatically become effective thirty (30) Days after notice is received by the other Party unless written objection is made by such other Party within said thirty (30) Days. By mutual agreement between the

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

Parties, a new company or companies may be added to the Qualified Independent Engineers List at any time.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 3

ARTICLE 4 - SUSPENSION OR REDUCTION OF DELIVERIES
4.1    Initiation by Company. This section shall apply to suspensions or reductions of electric energy deliveries from the Facility directly resulting from instructions or remote-control actions by the Company System Operator. This section does not apply to changes in electric energy output of the Facility within the normal Dispatch Range. This section does not apply to suspensions and/or reductions of energy output from the Facility initiated by Facility personnel and/or equipment in response to conditions on the Company System, such as by the action of protective equipment or primary frequency or reactive power response to Company System conditions.

(A)    Safety of Persons and/or Property. If the Company System Operator determines that an adverse condition exists that is likely to endanger the safety of persons and/or property, and/or endanger the integrity of the Company System or have an adverse effect on Company customer’s electric service, the Company System Operator may remotely separate the Facility from the Company System by tripping the Facility’s synchronizing breakers via SCADA without prior notice. If Company disconnects the Facility from the Company System, it shall immediately notify Seller by telephone or hotline and thereafter confirm in writing the reasons for the disconnection.
(B)    Reclosing. If the Facility is separated from the Company System for any reason, under no circumstances shall Seller reclose into the Company System without first obtaining specific approval to do so from the Company System Operator which approval shall be granted promptly upon the removal of the adverse condition stated above.
(C)    Duration of Disconnection. The Facility shall remain disconnected until such time that the adverse condition has been corrected.
(D)    Facility Problems. If the operation of the Facility is causing or substantially contributing to an adverse condition due to the failure to meet any of the requirements of this Agreement, Seller shall, at its own cost, modify its electric equipment or operations to the extent necessary to promptly resume full deliveries of electric energy at the quality of electric service required.
4.2    No Obligation to Accept Energy.
(A)    General. During periods in which Seller has reduced or suspended deliveries of electric energy as requested or required by Company under Section 4.1(A) (Safety of Persons and/or Property), Company shall have no obligation to accept any electric energy which might otherwise have been received from the Facility during such period, and Company shall have no obligation to pay for electric energy which otherwise would have been available or received from the Facility during such period, and, except as provided in Section 4.2(B) (Review by Seller), the Facility shall be considered unavailable during such period for purposes of calculating Seller’s EAF, EFOR, and Disconnection Events.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 4

(B)    Review by Seller. The claim of occurrence of any of the adverse conditions described above in Section 4.1(A) (Safety of Persons and/or Property) or Section 4.1(D) (Facility Problems) shall be subject to verification by Seller. If it is determined that Company did not have a valid reason for disconnecting the Facility or that the Facility was not causing or contributing to the adverse condition requiring the disconnection under Section 4.1(A) (Safety of Persons and/or Property) or Section 4.1(D) (Facility Problems), Company shall still have no obligation to accept any electric energy which otherwise would have been received from the Facility during such period, and Company shall still have no obligation to pay for electric energy which otherwise would have been available or received from the Facility during such period, however, the duration of the period of separation will not be counted against EAF, EFOR or Disconnection Events.
4.3    Initiation by Seller. If Seller suspends, or can reasonably anticipate the need to suspend or substantially reduce, deliveries of electric energy below the level called for by Company Dispatch pursuant to Section 3.3(A) (Dispatch of Facility Power) for any reason other than a request by Company pursuant to Section 4.1 (Initiation by Company), it shall provide immediate oral notice and subsequent written notice to Company as soon as practicable, containing a reasonably detailed statement of the reasons for such suspension or reduction and the likely duration thereof. Seller shall use commercially reasonable efforts to restore full deliveries of electric energy as soon as practicable.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 4

ARTICLE 5 - RATES FOR PURCHASE
5.1    Capacity and Energy Purchased by Company.
(A)    Energy and Capacity. Subject to the other provisions of this Agreement, Company shall accept and pay for the Net Electric Energy Output generated by the Facility and delivered to Company and make capacity payments to Seller when such capacity is available as set forth herein. The Net Electric Energy Output and capacity (demand) shall be metered in accordance with Section 13 (Metering) of Attachment Y (Operation and Maintenance of the Facility), and Section 3 (Communications, Telemetering and Generator Remote Control Equipment) of Attachment Y (Operation and Maintenance of the Facility) and such metering shall constitute the official and legal measurements for any payments hereunder.
(B)    Seller’s Start-up Plan. Prior to the Partial Commercial Operation Date and the Commercial Operation Date, Company will use reasonable efforts to accept electric energy from the Facility during the Capacity Test conducted pursuant to Section 5.1(E) (Capacity Test). Seller shall provide to Company a written, detailed, and comprehensive Start-up plan thirty (30) Days in advance of delivering any electric energy to Company and shall provide written notice to Company of any changes to such Start-up plan as soon as reasonably practicable, but no less than three (3) Days in advance of implementing those changes. Seller shall use reasonable efforts to coordinate such Start-up and testing so as to minimize any additional costs to Company as a result of departing from economic dispatch in the operation of the Company System and shall reimburse Company for such additional costs. Net Electric Energy Output delivered to and accepted by Company pursuant hereto shall be considered non-firm, unscheduled energy, but must meet all of the quality standards established in this Agreement. Company shall only pay Energy Charges for any such Net Electric Energy Output actually delivered from the Facility.
(C)    Energy Charge. Subject to the terms of this Agreement, and provided that the Facility has achieved Partial Commercial Operation, Company shall pay Seller for electric energy delivered to the Point of Interconnection in response to Company’s dispatch in accordance with the formulas set forth in Attachment J (Energy Charge and Capacity Charge Payment Formulas).
(D)    Capacity Charge. Subject to the terms of this Agreement, Capacity Charge Payments shall be calculated in accordance with the formulas specified in Attachment J (Energy Charge and Capacity Charge Payment Formulas).
(1)    BAFO Capacity Charge Rate Adjustment. To provide inflation protection to the Seller, the Company will allow Seller a one-time pricing adjustment to its BAFO Capacity Charge Rate, not to exceed ten percent (10%) of the BAFO Capacity Charge Rate, based on the increase, if any, in the GDPIPD index between the submission date of Seller’s BAFO Capacity Charge Rate and the PUC Approval Order Date. Any change in the GDPIPD index value (“GDPIPD Compare Rate”) shall be determined by dividing the GDPIPDPUC Approval by the GDPIPDBAFO Submission. If there is no change in the index value or if the index value decreases (i.e., the GDPIPD Compare Rate is less than or equal to 1.0) during the period between Seller’s

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 5

BAFO Capacity Charge Rate submission date and the PUC Approval Order Date, Seller will not be permitted an adjustment to its BAFO Capacity Charge Rate. If the GDPIPD Compare Rate is greater than 1.0, the adjustment to the BAFO Capacity Charge Rate shall be calculated by multiplying the BAFO Capacity Charge Rate by the GDPIPD Compare Rate (which shall not exceed 1.10). Any GDPIPD Compare Rate exceeding 1.10 shall be adjusted to be 1.10 in order to determine the Capacity Charge Rate.
(E)    Capacity Test. After successful completion of the Interconnection Acceptance Test, Seller shall be allowed to conduct Capacity Tests (subject to inspection by Company) in accordance with the testing procedures set forth in Attachment W (Capacity Test Procedures), as a condition to achieving Partial Commercial Operation and Commercial Operation, to determine the Demonstrated Firm Capacity of the Facility and whether Capacity Charge payments may be adjusted in accordance with Section 5.1(F) (Capacity Shortfall) and should begin in accordance with Section 5.1(G) (Commencement of Capacity Charge Payments).
(F)    Capacity Shortfall. If, after determining the Demonstrated Firm Capacity applicable to Commercial Operation, as provided in Section 5.1(E) (Capacity Test), such Demonstrated Firm Capacity is less than the applicable Contract Firm Capacity, the Capacity Charge payment to Seller shall be reduced in accordance with Section 4 (Initial Capacity Shortfall; Corrective Period) of Attachment W (Capacity Test Procedures).
(G)    Commencement of Capacity Charge Payments. The Capacity Charge payments under Section 5.1(D) (Capacity Charge) shall begin when the Facility has successfully completed the Capacity Test prior to Partial Commercial Operation referred to in Section 5.1(E) (Capacity Test), the Facility has achieved Partial Commercial Operation and the Capacity Rate Inclusion Date has occurred.
(H)    Demonstrated Firm Capacity. After the Partial Commercial Operation Date, Seller may only increase the Demonstrated Firm Capacity of the Facility following a Subsequent Capacity Test conducted pursuant to Section 7 (Subsequent Capacity Test) of Attachment W (Capacity Test Procedures).
(I)    Hawai‘i General Excise Tax. Company shall not be liable for payment of the applicable Hawai‘i General Excise Tax levied and assessed against Seller as a result of this Agreement. The rates and charges in this Article 5 (Rates for Purchase) shall not be adjusted by reason of any subsequent increase or reduction of the applicable Hawai‘i General Excise Tax.
(J)    No Payment of Emission Fees. Company shall not be liable for payment of the applicable air pollutant emission fees imposed by the DoH or U.S. EPA on Seller as a result of operating or having the potential to operate the Facility.
(K)    No Payment of Other Taxes or Fees. Company shall not be liable for payment of nor reimbursement of any Seller payment of any new or modified tax or fee imposed by any Governmental Authority.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 5

ARTICLE 6 - BILLING AND PAYMENT
6.1    Monthly Invoice. As soon as practicable, but not later than the fifth (5th) Business Day of each Calendar Month, Company shall provide Seller with the appropriate data for Seller to compute the payment due for capacity provided and electric energy delivered to Company in the preceding Calendar Month as determined in accordance with this Agreement. Seller shall compute the (i) Energy Charge for the preceding month using actual fuel costs; and (ii) an estimated Capacity Charge for the current Calendar Month, adjusted in accordance with Attachment J (Energy Charge and Capacity Charge Payment Formulas), if appropriate, together with a statement of any Capacity Charge credits owed by Seller to Company for any preceding months; and promptly thereafter, but not later than the tenth (10th) Business Day of each Calendar Month, submit an invoice (“Monthly Invoice”) for the Capacity Charge to be paid to Seller for the current Calendar Month, and the Energy Charge to be paid to Seller for the preceding Calendar Month. Each Monthly Invoice shall include Seller's backup data for the computation of the Capacity Charge and the Energy Charge. Unless and until Company designates a different address, the Monthly Invoice shall be delivered to:
Hawaiian Electric Company, Inc.
P. O. Box 2750
Honolulu, Hawaii 96840-2750
Attention: Energy Contract Manager
6.2    Payment.
(A)    Date Payment Due. No later than the twentieth (20th) Business Day of each Calendar Month (or the last Business Day of that month if there are less than twenty (20) Business Days in that month), Company shall pay, in immediately available funds, such monthly Capacity Charge and Energy Charge payments as computed in Article 5 (Rates for Purchase), or provide to Seller an itemized statement of its objections to all or any portion of such Monthly Invoice and pay any undisputed amount. Notwithstanding the foregoing, the Day by which the Company shall make payment to Seller hereunder shall be increased by one (1) Day for each Day that Seller is delinquent in providing to Company the information required under Section 6.1 (Monthly Invoice) of this Agreement. However, if Company is not timely in providing data required in Section 6.1 (Monthly Invoice) and this directly causes Seller to be unable to deliver its invoice in accordance with the time frame set forth in Section 6.1 (Monthly Invoice), then Company shall still meet the payment date of the twentieth (20th) Business Day of that Calendar Month. If Seller is unable to provide a complete invoice for the reasons set forth in the preceding sentence, an estimated payment, subject to reconciliation with the complete invoice, may be made by Company as an interim provision until a complete invoice can be prepared by Seller and received by Company.
(B)    Notwithstanding all or any portion of such invoice in dispute, simple interest shall accrue on any invoiced amount that remains unpaid following the twentieth (20th) Business Day of each Calendar Month (or the last Business Day of that month if there are less than twenty Business Days in that month), or following the due date for such payment if

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 6

extended, at the average daily Prime Rate for the period commencing on the Day following the Day such payment is due such until the invoiced amounts (or amounts due to Seller if determined to be less than the invoiced amounts) are paid in full. Partial payments shall be applied first to outstanding interest and then to outstanding invoice amounts.
(C)    Set Off. Company at any time may set off against any and all amounts that may be due and owed to Seller under this Agreement, any and all undisputed amounts, including damages, Liquidated Damages, insurance premiums, and other payments, that are owed by Seller to Company pursuant to this Agreement or are past due under other accounts Seller has with Company for other services. Undisputed and non-set off portions of amounts invoiced under this Agreement shall be paid on or before the due date.
(D)    Other Payments. Any amounts due from either Party under this Agreement other than monthly Energy Charges and Capacity Charges, including (i) all amounts pursuant to Attachment G (Company-Owned Interconnection Facilities), (ii) all amounts pursuant to Section 13.a (Meters) and Section 13.b (Meter Testing) of Attachment Y (Operation and Maintenance of the Facility), (iii) a monthly metering charge of $25.00 per month, which is in addition to any charges due Company for sales of electric energy by Company to Seller pursuant to the applicable rate schedule; and (iv) such other costs to be incurred by Company and reimbursed by Seller as set forth in this Agreement, shall be paid or objected to within thirty (30) Days following receipt from either Party of an itemized invoice from the other Party setting forth, in reasonable detail, the basis for such invoice.
6.3    Billing Disputes. Either Party may dispute invoiced amounts but shall pay to the other Party at least the undisputed portion of invoiced amounts on or before the invoice due date. To resolve any billing dispute, the Parties shall use the procedures set forth in Article 17 (Dispute Resolution). When the billing dispute is resolved, the Party owing shall pay the amount owed within five (5) Business Days of the date of such resolution, with simple interest from the date that such disputed amount was payable until the date that the amount owed is paid at the average daily Prime Rate for the period.
6.4    Adjustments. In the event adjustments are required to correct inaccuracies in Monthly Invoices, the Party requesting adjustment shall use the method described in Section 13.c (Corrections) of Attachment Y (Operation and Maintenance of the Facility), if applicable, to determine the correct measurements, and shall recompute the amounts due during the period of such inaccuracies. Except as noted below, the difference between the amount paid and that recomputed for each Monthly Invoice affected shall be paid, or repaid, with interest from the date that such Monthly Invoice was payable until the date that such recomputed amount is paid at the average daily Prime Rate for the period or objected to by the Party responsible for such payment within thirty (30) Days following its receipt of such request. The difference between the amount paid and that recomputed for the invoice, along with the allowable amount of interest, shall either be (i) paid to Seller or set-off by Company, as appropriate, in the next invoice payment to Seller, or (ii) objected to by the Party responsible for such payment within thirty (30) Days following its receipt of such request. If the Party responsible for such payment objects to the request, then the Parties shall work together in good faith to resolve the objection.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 6

If the Parties are unable to resolve the objection, the matter shall be resolved pursuant to Article 17 (Dispute Resolution). All claims for adjustments shall be waived for any deliveries of electric energy made more than thirty-six (36) months preceding the date of any such request.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 6

ARTICLE 7 - CREDIT ASSURANCE AND SECURITY
7.1    Security Fund.
(A)    General. Seller is required to post and maintain Development Period Security and Operating Period Security based on the requirements of this Article 7 (Credit Assurance and Security).
(B)    Development Period Security. To guarantee the performance of Seller's obligations under the Agreement for the period prior to the Partial Commercial Operation Date (including but not limited to Seller's obligation to meet the Partial Commercial Operation Date Deadline), Seller shall provide financial security to Company within ten (10) Days of the Execution Date of the Agreement in an amount equal to $100/kW of the Contract Firm Capacity applicable during Commercial Operation (the “Development Period Security”).
(C)    Return of the Development Period Security. The Development Period Security shall be returned to Seller, subject to Company’s right to draw from the Development Period Security as set forth in Section 7.1(G) (Company’s Right to Draw From Security Funds), in the following circumstances: (1) this Agreement is declared null and void pursuant to Section 2.2(E) (Prior to Effective Date), or Section 2.2(F) (Time Periods for PUC Submittal Date and PUC Approval), (2) the PUC issues an order denying approval for an application for a PUC Approval Order, which does not become subject to appeal, (3) the PUC issues an Unfavorable PUC Order, which does not become subject to appeal, (4) a Non-Appealable PUC Approval Order is not obtained within the time periods specified in Section 2.2(F)(2) (Time Period for PUC Approval), or (5) following Company’s receipt of the Operating Period Security pursuant to Section 7.1(D) (Operating Period Security), the Development Period Security of this Agreement.
(D)    Operating Period Security. To guarantee the performance of Seller’s obligations under the Agreement for the period starting from the Partial Commercial Operation Date to the expiration or termination of this Agreement, Seller shall provide financial security to Company in the amount equal to $175/kW of the Contract Firm Capacity based on the Contract Firm Capacity applicable during Commercial Operation (the “Operating Period Security”). Seller shall provide such Operating Period Security to Company within ten (10) Business Days after the Partial Commercial Operation Date, provided that, at all times, some form of Security Funds shall be in place and available to Company, whether Development Period Security or Operating Period Security.
(E)    Form of Security. Seller shall supply the Development Period Security and Operating Period Security required in the form of an irrevocable standby letter of credit substantially in the form attached to this Agreement as Attachment M (Form of Standby Letter of Credit) from a bank doing business in the United States and subject to United States state or federal regulation, with a credit rating of “A-” or better from Standard & Poor’s or A3 or better from Moody’s (any such qualifying bank being referred to herein as an “LC Bank”); provided, that, solely with respect to the Development Period Security, Seller shall be permitted to provide an irrevocable standby letter of credit, as aforesaid, which secures Seller’s obligations to

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 7

Company under both the A&R PPA and this Agreement. If the credit rating of the LC Bank falls below A- or A3 (as applicable), Company may require Seller to replace, within thirty (30) Days’ notice by Company, such letter of credit with an irrevocable standby letter of credit from another bank meeting the requirements stated above. Any such letter of credit must be issued for a minimum term of one (1) year. Furthermore, at the end of each year, the security shall be renewed for an additional one (1) year term so that at the time of such renewal, the remaining term of any such security shall not be less than one (1) year. The letter of credit shall include a provision for at least thirty (30) Days advance notice to Company of any expiration or earlier termination of the letter of credit so as to allow Company sufficient time to exercise its rights under said security if Seller fails to extend or replace the security. In all cases, the reasonable costs and expenses of establishing, renewing, substituting, canceling, increasing, reducing, or otherwise administering the letter of credit shall be borne by Seller. In the event Company receives notice from the LC bank that a letter of credit for the Development Period Security or Operating Period Security will be cancelled or is set to expire and will not be extended, Company shall endeavor, but shall not be obligated, to provide Seller with notice of such cancellation or termination. Company shall not be responsible for any lack of notice to Seller of such letter of credit’s cancellation or termination and the events resulting therefrom, provided, however, that if Company draws upon the then full amount remaining under the letter of credit, the provisions of Section 7.1(H) (Failure to Renew or Extend Letter of Credit) and Section 7.1(I) (L/C Proceeds Escrow) shall apply. In the event the letter of credit for Development Period Security or Operating Period Security ever expires or is terminated without Company drawing on such full amount remaining under the letter of credit prior to its expiration, and Seller has not been afforded the opportunity to replace the letter of credit prior to its expiration or termination because of lack of notice, Seller shall be provided a grace period of five (5) Business Days from any notice of such expiration or termination of the letter of credit to obtain and provide to Company a substitute letter of credit meeting the requirements of this Article 7 (Credit Assurance and Security).
(F)    Security Funds. The Development Period Security and Operating Period Security, including L/C Proceeds therefrom (collectively referred to as the “Security Funds”) established, funded, and maintained by Seller pursuant to the provisions of this Article 7 (Credit Assurance and Security) shall provide security for the performance of Seller’s obligations under this Agreement and shall be available to be drawn on by Company as provided in Section 7.1(G) (Company's Right to Draw from Security Funds). Seller shall maintain the Security Funds at the contractually required level throughout the Term of this Agreement, and Seller shall replenish the Security Funds to such required level within fifteen (15) Business Days after any draw on the Security Funds by Company or any reduction in the value of Security Funds below the required level for any other reason.
(G)    Company’s Right to Draw from Security Funds. In addition to any other remedy available to it, Company may, before or after termination of this Agreement, draw from the Security Funds such amounts as are necessary to recover amounts Company is owed pursuant to this Agreement or the IRS Letter Agreement or the GHG Letter Agreement, including, without limitation, any damages due Company, any interconnection costs owed pursuant to Attachment G (Company-Owned Interconnection Facilities), and any amounts for which Company is entitled

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 7

to indemnification under this Agreement. Company may, in its sole discretion, draw all or any part of such amounts due Company from any Security Funds to the extent available pursuant to this Article 7 (Credit Assurance and Security), and from all such forms, and in any sequence Company may select. Any failure to draw upon the Security Funds or other security for any damages or other amounts due Company shall not prejudice Company’s rights to recover such damages or amounts in any other manner.
(H)    Failure to Renew or Extend Letter of Credit. If the letter of credit is not renewed or extended at least thirty (30) Days prior to its expiration or earlier termination, Company shall have the right to draw immediately upon the full amount of the letter of credit and to place the proceeds of such draw (the "L/C Proceeds"), at Seller's cost, in an escrow account in accordance with Section 7.1(I) (L/C Proceeds Escrow), until Seller provides a substitute form of irrevocable standby letter of credit meeting the requirements of this Article 7 (Credit Assurance and Security), which substitute letter of credit shall be procured no later than five (5) Business Days after expiration of the letter of credit.
(I)    L/C Proceeds Escrow. If Company draws on the letter of credit pursuant to Section 7.1(H) (Failure to Renew or Extend Letter of Credit), and for so long as a substitute letter of credit meeting the requirements of this Article 7 (Credit Assurance and Security) is not obtained and provided to Company, Company shall, in order to avoid comingling the L/C Proceeds, have the right but not the obligation to place the L/C Proceeds in an escrow account as provided in this Section 7.1(I) (L/C Proceeds Escrow) with a reputable escrow agent acceptable to Company ("Escrow Agent"). Without limitation to the generality of the foregoing, a federally insured bank shall be deemed to be a "reputable escrow agent." Company shall have the right to apply the L/C Proceeds as necessary to recover amounts Company is owed pursuant to this Agreement, the IRS Letter Agreement or the GHG Letter Agreement, including, without limitation, any damages due Company, any interconnection costs owed pursuant to Attachment G (Company-Owned Interconnection Facilities) and any amounts for which Company is entitled to indemnification under this Agreement. To that end, the documentation governing such escrow account shall be in form and content satisfactory to Company and shall give Company the sole authority to draw from the escrow account. Seller shall not be a party to such documentation and shall have no rights to the L/C Proceeds. Upon the issuance of a substitute letter of credit satisfying the requirements of this Article 7 (Credit Assurance and Security) or full satisfaction of Seller's obligations under this Agreement, including recovery by Company of amounts owed to it under this Agreement, Company shall instruct the Escrow Agent to remit to the bank that issued the letter of credit that was the source of the L/C Proceeds the remaining balance (if any) of the L/C Proceeds. If there is more than one escrow account with L/C Proceeds, Company may, in its sole discretion, draw on such accounts in any sequence Company may select. Any failure to draw upon the L/C Proceeds for any damages or other amounts due Company shall not prejudice Company's rights to recover such damages or amounts in any other manner. In all cases, the reasonable costs and expenses of establishing, renewing, substituting, canceling, increasing reducing, or otherwise administering the Security Funds through the L/C Proceeds Escrow shall be borne by Seller.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 7

7.2    Release of Security Funds. Promptly following the end of the Term and the complete performance of all of Seller’s obligations under this Agreement, including, but not limited to, the obligation to pay any and all damages owed by Seller to Company, under this Agreement, Company shall release the Security Funds (including any accumulated interest, if applicable) to Seller.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 7

ARTICLE 8 - DEFAULT
8.1    Events of Default.
(A)    Default by Seller. The occurrence of any of the following events at any time during the Term of this Agreement shall constitute an Event of Default by Seller:
(1)    Company declares an Event of Default pursuant to Section 2.4(D)(2) (Termination Right);
(2)    [RESERVED];
(3)    Seller shall fail to pay Company any amount as and when due under this Agreement (less any amounts disputed in good faith pursuant to Article 17 (Dispute Resolution)) and neither Seller nor the Facility Lender remedy such non-payment within thirty (30) Days after written demand therefor by Company served upon Seller with a copy served upon the Facility Lender;
(4)    Seller shall fail to operate, maintain or repair the Facility in accordance with the terms of this Agreement such that a condition exists in the Facility which has an adverse physical impact on the Company System or the equipment of Company’s customers or which Company reasonably determines presents an immediate danger to personnel or equipment, and Seller shall fail to initiate and diligently pursue reasonable action to cure such failure within seven (7) Days after actual receipt by Seller and the Facility Lender of demand therefor by Company, provided, that Company may, after providing written notice to Seller and Facility Lender, enter upon the Site, and undertake such reasonable action on behalf of Seller, consistent with Good Engineering and Operating Practices, until either such adverse effect or danger is eliminated or Company is reasonably satisfied that Seller has, within the aforesaid seven (7) Day period, initiated and is diligently pursuing such reasonable action. Seller shall bear or reimburse Company, as the case may be, for all reasonable, documented, out-of-pocket costs incurred by Company in connection with such reasonable actions taken by Company on behalf of Seller as provided herein, and shall cooperate in good faith with Company in providing access to the Facility and the Site, in the event Company elects to undertake such action as provided herein;
(5)    Seller shall (i) abandon the Facility prior to the Commercial Operation Date or (ii) fail to maintain continuous service to the extent required by this Agreement for a period of seven (7) or more consecutive Days, the last twenty-four (24) hours of which shall be after notice by Company to Seller that it is not in compliance with this provision, unless such abandonment or failure is caused by Force Majeure or an Event of Default by Company. For purposes of Section 8.1(A)(5)(i), abandonment of the Facility prior to the Commercial Operation Date shall mean the failure by Seller, after the Non-appealable PUC Approval Order Date, to proceed with or prosecute in a diligent manner the planning, design, engineering, permitting, completion (including, without limitation, purchasing, accounting, training and administration) and Start-up of at least two (2) of the generators of the Facility for a consecutive period of thirty

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 8

(30) Days, the last ten (10) Days of which shall be after notice from Company to Seller that it is not in compliance with this provision;
(6)    Company declares an Event of Default in accordance with Section 3.3(B)(l)(c) or Section 1.j (Demonstration of Facility) of Attachment B (Facility Owned by Seller);
(7)    Seller shall fail to deliver the Facility in accordance with Section 3.2(J) (Seller’s Obligation to Deliver Facility);
(8)    Seller shall fail to meet the warranties and guarantees of performance specified in Section 3.2(B)(1) (Equivalent Availability Factor) or Section 3.2(B)(2) (Equivalent Forced Outage Rate) by more than ten (10) percentage points on a twelve-month rolling average basis; provided, that to the extent such failure of performance is attributable to an event of Force Majeure, the contribution of such event of Force Majeure to such failure of performance shall be eliminated from the EAF calculation for the purposes of, and only for the purposes of, establishing an Event of Default of Seller pursuant to this Section 8.1(A)(8), and provided further, that the event of Force Majeure contributing, in whole or in part, to such failure of performance is subject to the provisions of Article 18 (Force Majeure);
(9)    Seller shall fail to meet the warranty and guarantee of performance specified in Section 3.2(B)(5) (Unit Trips) by more than seventeen (17) Unit Trips in any twelve-month period;
(10)    Seller shall fail to meet the warranty and guarantee of performance specified in Section 3.2(B)(6) (Partial Unit Trips) by more than seventeen (17) Partial Unit Trips in any twelve-month period;
(11)    Without the prior written consent of Company, such consent not to be unreasonably withheld:
(a)    Kalaeloa GP, LLC is replaced as general partner of Seller, through either forced or voluntary withdrawal; provided, however, that to the extent that the grant of consent by Company is dependent upon qualifications to carry out the role of general partner, Company’s consent shall be granted if Company is reasonably satisfied that the substitute general partner: (i) has the qualifications to carry out the role of general partner and (ii) has provided Company with evidence satisfactory to Company of its creditworthiness and ability to perform its financial obligations hereunder (including such guarantees as Company deems appropriate) in a manner consistent with the terms and conditions of this Agreement; or
(b)    GE Vernova, Inc. is no longer the operator of the Facility (“Facility Operator”); provided, however, that to the extent that the grant of consent by Company is dependent upon qualifications to carry out the role of Facility Operator, Company’s consent shall be granted if Company is reasonably satisfied that the substitute Facility Operator: (i) has the qualifications or has contracted with an entity having the qualifications to operate the Facility

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 8

in a manner consistent with the terms and conditions of this Agreement and (ii) has provided Company with evidence satisfactory to Company of its creditworthiness and ability to perform its financial obligations hereunder (including such guarantees as Company deems appropriate) in a manner consistent with the terms and conditions of this Agreement.
(12)    Seller becomes insolvent, or makes an assignment for the benefit of creditors or fails generally to pay its debts as they become due; or such Party shall have an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted entered against it, or shall commence a voluntary case under the bankruptcy laws as now or hereafter constituted, or shall file any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present of future statue, law or regulation, or shall file any answer admitting the material allegations of any petition filed against it in such proceeding; or such Party seeks or consents to or acquiesces in the appointment of or taking possession by, any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets; or such Party takes action looking to its dissolution or liquidation; or within ninety (90) days after commencement of any proceedings against such Party seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such proceedings shall not have been dismissed; or within ninety (90) days after the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator or any or of all or a substantial part of the properties or assets of such Party, without the consent or acquiescence of such Party, any such appointment or possession shall not have been vacated or terminated; or;
(13)    Without the application, approval or consent of Seller, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Seller, or any part of its property, or a proceeding described in Section 8.1(A)(11) immediately above shall be instituted against Seller and such appointment shall continue undischarged or such proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive Days or Seller shall fail to file in a timely manner, an answer or other pleading denying the material allegations filed against it in any such proceeding;
(14)    Without the prior written consent of Company, Seller shall transfer, convey, lose or relinquish its right to own or operate the Facility or to occupy the Site to any person, except an entity to whom Seller may assign this Agreement under Article 20 (Transfers, Assignments and Financing Debt);
(15)    [RESERVED]
(16)    Seller fails to satisfy the requirements of Article 7 (Credit Assurance and Security) of this Agreement;
(17)    Seller delivers or attempts to deliver to the Point of Interconnection for sale under this Agreement electric energy that was not generated by the Facility;

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 8

(18)    The Facility Lender declare an event of default under the Financing Documents and then fail to initiate, within sixty (60) Days thereafter, such actions as may be legally necessary (such as foreclosure) to take possession of the Facility and to thereafter diligently prosecute such actions to conclusion;
(19)    Seller shall fail to perform a material obligation of this Agreement not otherwise specifically referred to in this Section 8.1(A) (Default by Seller), which failure has or may reasonably be anticipated to have a material adverse effect on Seller’s delivery of capacity and energy to Company in accordance with the terms of this Agreement and which failure shall continue for forty-five (45) Days after written demand by Company for performance thereof;
(20)    Seller makes any representation or warranty to Company required by, or relating to Seller’s performance of, this Agreement that is false and misleading in any material respect when made; or
(21)    Seller shall fail to provide new and/or updated Required Models within 30 Days’ notice from Company of a breach of Section 6.a (Seller's Obligation to Provide Models) of Attachment B (Facility Owned by Seller).
(B)    Default by Company. The occurrence of any of the following at any time during the Term of this Agreement shall constitute an Event of Default by Company:
(1)    Company shall fail to pay Seller any amount as and when due under this Agreement (less any amounts disputed in good faith pursuant to Section 6.2 (Payment)) and shall fail to remedy such non-payment within forty-five (45) Days after demand therefor from Seller;
(2)    Company shall (i) be dissolved, be adjudicated as bankrupt, or become subject to an order for relief under any federal bankruptcy law; (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due; (iii) make a general assignment of substantially all its assets for the benefit of creditors; (iv) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for itself or any substantial part of its property; (v) institute any proceedings seeking an order for relief or to adjudicate it as bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (vi) take any action to authorize or effect any of the foregoing actions;
(3)    Without the application, approval or consent of Company, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Company or any part of its respective property, or a proceeding described in Section 8.1(B)(2) shall be instituted against Company and such appointment shall continue undischarged or such proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive Days or Company shall fail to file timely an answer or other pleading denying the material allegations filed against it in any such proceeding;

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 8

(4)    Company shall fail to perform a material obligation of this Agreement not otherwise specifically referred to in this Section 8.1(B) (Default by Company), which failure shall have a material adverse effect on its ability to accept and pay for, or Seller’s ability to deliver, capacity and energy in accordance with the terms of this Agreement and which failure shall continue for forty-five (45) Days after written demand by Seller for performance thereof; or
(5)    Company makes any representation or warranty to Seller required by, or relating to Company’s performance of, this Agreement that is false and misleading in any material respect when made.
(C)    Cure Periods and Force Majeure Exceptions. Before becoming an Event of Default, the occurrences set forth in Section 8.1(A) (Default by Seller) and Section 8.1(B) (Default by Company) are subject to cure periods and Force Majeure exceptions as follows:
(1)    Under Section 8.1(A)(1) (Events of Default, Default by Seller), cure periods and the consequences of Force Majeure are addressed in Section 2.4(B) (Construction Milestones Extensions) and Section 18.5 (Effect of Force Majeure on Milestone Dates and Commercial Operation Date Deadlines) and no further opportunity to cure or Force Majeure exceptions are applicable;
(2)    Under Section 8.1(A)(11) through Section 8.1(A)(13), Section 8.1(A)(18), Section 8.1(A)(20), Section 8.1(B)(2), and Section 8.1(B)(3), no opportunities to cure or Force Majeure exceptions are applicable; or
(3)    Under Section 8.1(A)(3), Section 8.1(A)(4), Section 8.1(A)(5), Section 8.1(A)(6), Section 8.1(A)(7), Section 8.1(A)(8), Section 8.1(A)(9), Section 8.1(A)(10), Section 8.1(A)(14), Section 8.1(A)(15), Section 8.1(A)(16), Section 8.1(A)(17), Section 8.1(A)(19), Section 8.1(B)(1), and Section 8.1(B)(5):
(a)    If the occurrence is not the result of Force Majeure, the non-performing Party shall be entitled to a cure period, if any, to the limited extent expressly set forth in each section; or
(b)    If the occurrence is the result of Force Majeure, and if and so long as the conditions set forth in Section 18.4 (Satisfaction of Certain Conditions) are satisfied, the non-performing Party shall be entitled to a grace period as provided in Section 18.6 (Effect of Force Majeure on Other Events of Default), which shall apply in lieu of any cure periods provided in Section 8.1(A) (Default by Seller) and Section 8.1(B) (Default by Company).
8.2    Rights and Obligations of the Parties Upon Default.
(A)    Notice of Default. Upon the occurrence of an Event of Default specified in Section 8.1 (Events of Default), the non-defaulting Party shall deliver to the defaulting Party (with a copy to the Facility Lender and/or the collateral agent designated therefor) a written notice which (i) declares that an Event of Default has occurred under Section 8.1 (Events of

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 8

Default) of this Agreement; and (ii) identifies the specific provision or provisions of such Section under which such Event of Default shall have occurred.
(B)    Right to Terminate; Forward Contract.
(1)    Notice of Termination. If an Event of Default under Section 8.1 (Events of Default) shall have occurred and not been cured within the cure periods provided in Section 8.1(C) (Cure Periods and Force Majeure Exceptions), or, as to Events of Default under Section 8.1(A)(6) or Section 8.1(A)(7) pursuant to the remedial provisions described therein, or such other cure periods provided under the Financing Documents to which Company is a party, as applicable, the non-defaulting Party shall have the right to terminate this Agreement by delivering a written notice of termination which shall be effective thirty (30) Days from the date such notice is delivered.
(2)    Termination by Company.
(a)    Company's Assumption of Seller's Interest. If an Event of Default by Seller occurs, and if Company delivers to Seller the notice required under Section 8.2(B) (Right to Terminate; Forward Contract) stating that Company has elected to exercise its rights hereunder, Company shall promptly assume all right, title and interest of Seller in the Facility and the Interconnection Facilities, this Agreement, the Project Documents and the Financing Documents to the extent it is legally capable of doing so, to take over the construction or operation of the Facility and the Interconnection Facilities forthwith and to construct or operate the Facility and the Interconnection Facilities during the period in which the foregoing assumption is being perfected, and to complete the construction of and/or operate the same, provided that Company also assumes all of Seller's obligations (except any default charges or similar penalties) under the Financing Documents and the Project Documents (other than this Agreement). Upon such assumption, Company shall have no obligation to remedy or cause to be remedied the events which gave rise to the Event of Default under Section 8.1(A) (Default by Seller) or to pay any delinquent principal, interest, penalties, or other amounts which, but for such Event of Default or any default or Event of Default under the Financing Documents or the Project Documents (whether or not declared), would not have become due. The Financing Documents and the Project Documents shall specify that Company has the assumption rights described in this Section 8.2(B)(2) (Termination by Company), and that such rights shall have priority over the exercise by the Facility Lender of their security interest in, and mortgage on, this Agreement, the other Project Documents and/or the Facility. Despite such assumption of rights by Company, Seller shall continue to be liable to Company for all obligations to Company arising from events which occurred through the date of Company's assumption; provided, however, that such obligations shall be reduced for this purpose by an amount equal to the lesser of either (i) the market value of the Facility at the time rights under this Section 8.2(B)(2) (Termination by Company) are exercised, (ii) the original capital cost of the Facility and the Interconnection Facilities or otherwise assumed by Company as of the time rights under this Section 8.2(B)(2) (Termination by Company) are exercised, or (iii) the net present value of this Agreement (not including Fuel). Seller shall take all action and provide all information necessary to facilitate Company's decision whether to exercise its rights under this Section

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 8

8.2(B)(2) (Termination by Company) and to implement the exercise of those rights if Company so chooses.
(b)    Seller’s Obligations Upon Termination. If Company elects to exercise its rights under this Section 8.2(B)(2) (Termination by Company), Seller shall take all actions as may be necessary (i) to convey to Company free and clear of all liens and encumbrances (other than those of Company and the Facility Lender) all of Seller's right, title and interest in and to the Facility and the Interconnection Facilities and any and all materials, equipment, design materials and supplies relating to the Facility and the Interconnection Facilities, including without limitation, any such materials, equipment, design materials or supplies located at the Site or in transit to the Site, whether or not completed or ready for use or incorporated into the Facility and the Interconnection Facilities, and any such materials, equipment, design materials or supplies being processed, fabricated, assembled or prepared off the Site for installation in the Facility and the Interconnection Facilities or for use at or in connection with the Facility and the Interconnection Facilities, and (ii) to assign to Company, with such consents and undertakings as may be necessary to make such assignments fully effective, all of Seller's interests under the Financing Documents and the Project Documents (other than this Agreement). Seller's obligations under this Section 8.2(B)(2) (Termination by Company) shall survive any exercise by Company of its remedies under Section 8.2(B)(1) (Notice of Termination) or any termination of this Agreement by Company pursuant to Section 8.2(B)(2) (Termination by Company).
(c)    Other Assumption of Seller's Interest. If Company elects not to acquire all of Seller's interests, rights, and obligations in accordance with Section 8.2(B)(2)(a) (Company’s Assumption of Seller’s Interest), and if, and only if, the Event of Default declared by Company shall have occurred under Section 8.1(A)(8), Section 8.1(A)(9), the Facility Lender (and/or the collateral agent designated therefor) shall have 60 Days from receipt of the notice delivered by Company pursuant to Section 8.2(A) (Notice of Default), subject to the requirements of this Section 8.2(B)(2)(c) (Other Assumption of Seller’s Interest), to cause an affiliate of the Facility Lender or a new purchaser or lessee of the Facility to assume all of the right, title and interest of Seller under this Agreement and the Project Documents. The right of the Facility Lender (and/or collateral agent) to provide such affiliate or new purchaser or lessee shall be subject to Company's consent, not to be unreasonably withheld, and to satisfaction of the following conditions: (i) the affiliate or new purchaser or lessee shall have the qualifications or has contracted with an entity having the qualifications to operate the Facility in a manner consistent with the terms and conditions of this Agreement; (ii) the affiliate or new purchaser or lessee shall have provided Company with adequate assurances of its creditworthiness (including such guarantees as Company deems appropriate) and ability to perform its financial obligations hereunder in a manner consistent with the terms and conditions of this Agreement; and (iii) the affiliate and/or Facility Lender shall remedy or cause to be remedied the event which gave rise to the Event of Default under Section 8.1(A) (Default by Seller) within sixty (60) Days of the Facility Lender' receipt of the notice delivered by Company under Section 8.2(A) (Notice of Default). Notwithstanding such assumption by the affiliate or new purchaser or lessee, Seller shall continue to be liable to Company for all obligations to Company arising from events which occur through the date on which the affiliate or new purchaser or lessee makes such assumption

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 8

effective. The performance or non-performance of the terms of this Agreement by the affiliate or new purchaser or lessee shall be measured from the date of such assumption. During the pendency of such assumption, Seller shall cooperate with the Facility Lender and shall take all actions as may be necessary (aa) in the case of a new purchaser or an affiliate of the Facility Lender which is to acquire the Facility, to convey to the affiliate or new purchaser all right, title and interest in the Facility and any and all materials, equipment, design materials and supplies relating to the Facility, including without limitation, any such materials, equipment, design materials or supplies located at the Site or incorporated into the Facility, and any such materials, equipment, design materials or supplies being processed, fabricated, assembled or prepared off the Site for installation in the Facility or for use at or in connection with the Facility, and (bb) to assign to such new purchaser or affiliate or to a lessee, with such consents and undertakings as may be necessary to make such assignments fully effective, all of Seller's interests under this Agreement, the other Project Documents and the Financing Documents. If the assumption of rights, interests and obligations by the affiliate or new purchaser or lessee occurs strictly in accordance with this Section 8.2(B)(2)(c) (Other Assumption of Seller’s Interest), Company shall continue this Agreement with the affiliate or new purchaser or lessee substituted in the place of Seller hereunder.
(d)    Effective Date. Without limitation to the generality of the preceding subsections of this Section 8.2(B)(2) (Termination by Company), the earliest Day upon which a termination of this Agreement can be effective as a result of a failure to achieve the Partial Commercial Operation Date Deadline or the Commercial Operation Date Deadline, as applicable, would be the Day following expiration of the one hundred eighty (180) Day COD Delay LD Period provided in Section 2.4(D)(1)(b) (Daily Delay Damages).
(e)    Termination Damages. If the Agreement is terminated by Company because of one or more of the Events of Default by Seller, Company shall have the right, in addition to the rights set forth above in this Section 8.2(B) (Right to Terminate; Forward Contract), to collect all damages, including liquidated damages ("Termination Damages"), in accordance with Article 9 (Liquidated Damages).
(3)    Forward Contract. Without limitation to the generality of the foregoing provisions of this Section 8.2 (Rights and Obligations of the Parties Upon Default), the Parties agree that, under 11 U.S.C. §362(b)(6), this Agreement is a "forward contract" and the Company is a "forward contract merchant" such that upon the occurrence of an Event of Default by Seller under Section 8.1(A) (Events of Default by Seller) , this Agreement may be terminated by Company as provided in this Agreement notwithstanding any bankruptcy petition affecting Seller.
(C)    Right to Demand Independent Engineering Assessment and Modification.
(1)    Notice of Default. If an Event of Default described in Section 8.1(A)(8) or Section 8.1(A)(9) occurs, Company shall, prior to exercising its rights under Section 8.2(A) (Notice of Default) or Section 8.2(B) (Right to Terminate; Forward Contract) on the basis thereof, give written notice to Seller that it will obtain an Independent Engineering Assessment

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 8

concerning the failure to meet the specified warranted levels. Within thirty (30) Days after receipt by Seller of such notice, a president, vice president, or other authorized delegate of Company and Seller, both having full authority to settle the matter, shall personally meet in Hawai‘i and attempt in good faith to make the determination described in Section 8.2(C)(2) (Changes Based on Independent Engineering Assessment). If these officials reach agreement on a determination, the provisions of Section 8.2(C)(3) (Determination That There Are No Commercially Reasonable Changes) and Section 8.2(C)(4) (Determination That There Are Commercially Reasonable Changes) shall apply thereto. If no meeting takes place within thirty (30) Days of Seller’s receipt of the aforesaid written notice, or if agreement between these officials is not reached within forty-five (45) Days of Seller’s receipt of such notice, Company may at any time thereafter require that an Independent Engineering Assessment be conducted in accordance with Section 3.3(B) (Company Right to Require Independent Engineering Assessment) except that in every instance all costs and expenses of such Independent Engineering Assessment shall be borne by Seller.
(2)    Changes Based on Independent Engineering Assessment. The representatives of the Parties or the Qualified Independent Engineering Company based on the Independent Engineering Assessment, as applicable, shall determine whether there are commercially reasonable changes in the Facility, or in the manner in which Seller operates the Facility, which (i) could be implemented within two hundred and seventy (270) Days (or such other time period which Company and Seller mutually agree upon) after such findings are made by the Parties or the Qualified Independent Engineering Company, as the case may be, and (ii) could reasonably be expected to result in future operation of the Facility at the guaranteed levels for EAF, EFOR, Demonstrated Firm Capacity, power quality, Unit Trips, Partial Unit Trips, Full Plant Trips and Single Point of Failure Violations, as specified in Section 3.2(B) (Warranties and Guarantees of Performance).
(3)    Determination That There Are No Commercially Reasonable Changes. If the representatives of the Parties or the Qualified Independent Engineering Company based on the Independent Engineering Assessment, as applicable, determine that there are no commercially reasonable changes meeting the requirements of Section 8.2(C)(2) (Changes Based on Independent Engineering Assessment), Company may thereafter declare an Event of Default on the basis of the failure described in Section 8.1(A)(8) or Section 8.1(A)(9) which preceded Company’s request for an Independent Engineering Assessment.
(4)    Determination That There Are Commercially Reasonable Changes. If the representatives of the Parties or the Qualified Independent Engineering Company based on the Independent Engineering Assessment, as applicable, determine that there are commercially reasonable changes meeting the requirements of Section 8.2(C)(3) (Determination That There Are No Commercially Reasonable Changes) above, Company may not declare an Event of Default on the basis of the failure described in Section 8.1(A)(8) or Section 8.1(A)(9) which preceded Company’s request for an Independent Engineering Assessment unless Seller either (i) fails to diligently carry out such recommended changes as determined in accordance with the procedures and requirements set forth in Section 3.3(B) (Company Right to Require Independent Engineering Assessment) or (ii) implements such changes but the Facility nevertheless does not

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 8

meet the standards of Section 8.2(C)(2) (Changes Based on Independent Engineering Assessment) in the first full Contract Year after such changes are implemented; provided that, if such right to declare an Event of Default is not exercised within three (3) months after such first full Contract Year, Company shall be deemed to have waived such right.
8.3    Equitable Remedies. Seller acknowledges that Company is a public utility and is relying upon Seller’s performance of its obligations under this Agreement, and that Company and/or its customers may suffer irreparable injury as a result of the failure of Seller to perform any of such obligations, whether or not such failure constitutes an Event of Default or otherwise gives rise to one or more of the remedies set forth in Section 8.2 (Rights and Obligations of the Parties Upon Default). Accordingly, the remedies set forth in Section 8.2 (Rights and Obligations of the Parties Upon Default) shall not limit or otherwise affect Company’s right to seek specific performance, injunctions or other available equitable remedies for Seller’s failure to perform any of its obligations under this Agreement, irrespective of whether such failure constitutes an Event of Default.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 8

ARTICLE 9 - LIQUIDATED DAMAGES
9.1    Liquidated Damages. Recognizing that Company must provide the ultimate service to its customers and that the capacity and energy produced by the Facility is needed to meet the requirements of Company’s customers, and in order to avoid the difficulties of proof in connection with the damages Company would incur in the event of a failure of the Facility to meet the performance standards herein, the Parties agree that the following Liquidated Damages for failure by Seller to attain required performance (i) constitute a reasonable and good faith estimate of the anticipated or actual loss or damage which would be incurred by Company as a result of such failure, (ii) are not intended as a penalty, (iii) may be invoked by Company to ensure that the Facility meets the performance standards established under this Agreement and (iv) constitute Company’s sole and exclusive monetary remedy with respect to the matters set forth in Section 9.2 (Calculation and Payment of Liquidated Damages) and Section 9.3 (Damages in the Event of Termination by Company), provided, however, that the Company’s invoking Liquidated Damages shall not limit or otherwise affect Company’s right to seek (aa) monetary damages when Liquidated Damages are not applicable under the terms of this Agreement and when Company has not terminated this Agreement (or damages with respect to losses arising independent of a termination of this Agreement), and (bb) specific performance or injunctive relief when monetary damages will not provide adequate relief.
9.2    Calculation and Payment of Liquidated Damages.
(A)    Equivalent Availability Factor. For each one-tenth (1/10) of a percentage point, when rounded to the nearest one-tenth of a percent (0.1%), that the rolling 12-month average Equivalent Availability Factor of the Facility falls below the guarantee level specified in Section 3.2(B)(1) (Equivalent Availability Factor) for each month, Seller shall pay to Company Liquidated Damages in the amount set forth in the following table (on a progressive basis) upon proper demand after the end of the applicable month.

EAF Damages Schedule Amount Below Guaranteed Level

EAF	Liquidated Damages

90.0% - 100%	-0-

85.0% - 89.9%	$3,000 per 0.1%

80.0% - 84.9%	$4,000 per 0.1%

75.0% - 79.9%	$5,000 per 0.1%

Below 75.0%	$6,000 per 0.1%
All such Liquidated Damages shall be due within thirty (30) Days after the first to occur of the end of the applicable month or the end of Term. In the event Seller fails to pay Company undisputed amounts of Liquidated Damages due under this Section 9.2(A) (Equivalent

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 9

Availability Factor) within thirty (30) Days of receipt of Company’s written demand, Company may set off such undisputed amounts due against payments it is otherwise obligated to make under this Agreement.
(B)    Equivalent Forced Outage Rate. For each one-tenth (1/10th) of a percentage point that the rolling 12 month average EFOR, when rounded to the nearest one-tenth of a percent (0.1%), exceeds the guaranteed level of four percent (4%) as specified in Section 3.2(B)(2) (Equivalent Forced Outage Rate) for each month, Seller shall pay Company Liquidated Damages in the amount set forth in the following table (on a progressive basis) upon proper demand after the end of the applicable month.

EFOR Damages Schedule Amount Above Guaranteed Level

EFOR	Liquidated Damages

0.0% - 4.0%	-0-

4.1% - 7.0%	$3,000 per 0.1%

Above 7.0%	$5,000 per 0.1%
All such Liquidated Damages shall be due within thirty (30) Days after the first to occur of the end of the applicable month or the end of Term. In the event Seller fails to pay Company undisputed amounts of Liquidated Damages due under this Section 9.2(B) (Equivalent Forced Outage Rate) within thirty (30) Days of receipt of Company’s written demand, Company may set off such undisputed amounts due against payments it is otherwise obligated to make under this Agreement.

(C)    Excessive Unit Trips. For each Unit Trip that exceeds the guaranteed amount set forth in Section 3.2(B)(5) (Unit Trips), Seller shall pay Company Liquidated Damages in the amount set forth in the following table (on a progressive basis) upon proper demand at the end of the applicable month.

Unit Trips	Liquidated Damages

1 - 3 Unit Trips	-0-

4 - 6 Unit Trips

•Category I	$6,500 per event

•Category II	$3,250 per event

7 - 10 Unit Trips

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 9

•Category I	$9,500 per event

•Category II	$4,750 per event

Above 10 Unit Trips

•Category I	$12,500 per event

•Category II	$6,250 per event
For avoidance of doubt, each Single Point of Failure Violation may also count as a Unit Trip or Full Plant Trip.
All such Liquidated Damages shall be due within thirty (30) Days after the first to occur of the end of the applicable month or the end of Term. In the event Seller fails to pay Company undisputed amounts of Liquidated Damages due under this Section 9.2(C) (Excessive Unit Trips) within thirty (30) Days of receipt of Company’s written demand, Company may set off such undisputed amounts due against payments it is otherwise obligated to make under this Agreement.
(D)    Excessive Partial Unit Trips. For each Partial Unit Trip that exceeds the guaranteed amount set forth in Section 3.2(B)(6) (Partial Unit Trips), Seller shall pay Company Liquidated Damages in the amount set forth in the following table (on a progressive basis) upon proper demand at the end of the applicable month.

Partial Unit Trips	Liquidated Damages

1 - 3 Partial Unit Trips	-0-

4 - 6 Partial Unit Trips

•Category I	$3,250 per event

•Category II	$1,625 per event

7 - 10 Partial Unit Trips

•Category I	$4,750 per event

•Category II	$2,375 per event

Above 10 Partial Unit Trips

•Category I	$6,250 per event

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 9

•Category II	$3,125 per event

All such Liquidated Damages shall be due within thirty (30) Days after the first to occur of the end of the applicable month or the end of Term. In the event Seller fails to pay Company undisputed amounts of Liquidated Damages due under this Section 9.2(D) (Excessive Partial Unit Trips) within thirty (30) Days of receipt of Company’s written demand, Company may set off such undisputed amounts due against payments it is otherwise obligated to make under this Agreement.

(E)    Full Plant Trips.
(1)    For each Full Plant Trip (Category I), Seller shall pay Company Liquidated Damages of $100,000.
(2)    For each Full Plant Trip (Category II), Seller shall pay Company Liquidated Damages of $50,000.
(3)    Seller shall earn a grace period to be used in determining whether an event is a Full Plant Trip (Category I) or Full Plant Trip (Category II) by providing Company’s Load Dispatcher, prior to the unscheduled removal from service of the first generator to be so removed, with notice that the Facility is likely to experience a Full Plant Trip. In order to qualify as a notice of the type referred to in the preceding sentence, the notice must (a) be made in a direct and two-way communication between Seller or its operator’s personnel and Company’s Load Dispatcher through such media as the “hot line” between the Facility’s control room and that of Company’s Load Dispatcher, (b) clearly and specifically state that there is likely to be an unscheduled removal from service of the two combustion turbines at the Facility, and (c) be acknowledged by Company’s Load Dispatcher as conveying the message that there is likely to be an unscheduled removal from services of the two combustion turbines at the Facility. If Seller provides notice which satisfies the requirements set forth in the first two sentences of this Section 9.2(E)(3), the number of minutes that elapse between the receipt of such notice by Company’s Load Dispatcher and the actual unscheduled removal from service of the Facility’s first combustion turbine (the “Grace Period”) shall, for purposes of determining whether the event in question is to be classified as a Full Plant Trip (Category I) or Full Plant Trip (Category II) for purposes of assessing the liquidated damages set forth in Section 9.2(E)(1) or Section 9.2(E)(2), be added to the number of minutes that actually elapsed between the unscheduled removal from service of the first combustion turbine and the unscheduled removal from service of the second combustion turbine.
(4)    If three (3) or more Full Plant Trip (Category I) events occur during any twelve (12) month period (regardless of whether or not, by virtue of the Grace Period provided under Section 9.2(E)(3), such events were treated as Full Plant Trip (Category I) events for purposes of assessing liquidated damages), the occurrence of the third Full Plant Trip (Category I) event within such twelve (12) month period shall result in a twenty-five percent (25%) deduction from the amount payable as Capacity Charge for the period commencing with the date

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 9

of such third Full Plant Trip (Category I) event until such time as Seller has adequately addressed, to Company’s satisfaction in Company’s sole but non-arbitrary discretion, the circumstances giving rise to the Full Plant Trip problem, as evidenced by Company’s written notice to Seller to that effect. If Seller is not satisfied with the exercise of Company’s sole discretion in determining whether Seller has adequately addressed such circumstances or Company is not prompt in responding to Seller, Seller may, at its own expense, submit the issue of whether or not Seller has addressed the circumstances giving rise to the Full Plant Trip problem to a Qualified Independent Engineering Company from the Qualified Independent Engineer’s List maintained pursuant to Section 3.3(B)(2) (Qualified Independent Engineering Companies). If Seller decides to submit such issue to the assessment of a Qualified Independent Engineering Company, Seller shall provide Company with written notice to that effect. If Company and Seller do not agree within seven (7) Days of the date of Company’s receipt of the aforementioned notice from Seller upon the Qualified Independent Engineering Company from the Qualified Independent Engineer List to be retained by Seller for such purpose, Seller shall designate the Qualified Independent Engineering Company from the Qualified Independent Engineer List and the assessment of such Qualified Independent Engineering Company shall be binding on the Parties. If such Qualified Independent Engineering Company determines that Seller has adequately addressed the problem, such Qualified Independent Engineering Company shall also decide the date upon which Seller achieved this result so that the Parties will know that date from which the aforesaid twenty-five percent (25%) deduction from the Capacity Charge ceased to apply. The provisions of Article 17 (Dispute Resolution) shall not apply to the selection of the Qualified Independent Engineering Company under this Section 9.2(E)(4) or the conduct of the engineering assessment under this Section 9.2(E)(4).
(5)    The twenty-five percent (25%) deduction from the portion of the amount payable as Capacity Charge pursuant to the provisions of Section 9.2(E)(4) is intended to correlate to the portion of the amount payable as a Capacity Charge to take into account the unreliability of the Capacity as evidenced by the occurrence of Full Plant Trip (Category I) events and is not intended to compensate Company for the Full Plant Trip events themselves. Accordingly, Liquidated Damages shall still be payable as provided in Section 9.2(E)(1) through Section 9.2(E)(3) for all Full Plant Trip (Category I) and/or Full Plant Trip (Category II) events that occur during a period for which there has been a deduction from the Capacity Charge pursuant to Section 9.2(E)(4).
(F)    Damages in the Event Seller Fails to Maintain Workforce. The amounts payable by Seller under Section 11 (Seller’s Obligation to Maintain Workforce) of Attachment Y (Operation and Maintenance of the Facility) shall constitute Liquidated Damages under this Article 9 (Liquidated Damages). Seller shall pay such Liquidated Damages upon demand from Company within thirty (30) Days after the first to occur of the end of such Contract Year or the end of Term. In the event Seller fails to pay Company undisputed amounts of Liquidated Damages due under this Section 9.2(F) (Damages in the Event Seller Fails to Maintain Workforce) within thirty (30) Days of receipt of Company’s written demand, Company may set off such undisputed amounts due against payments it is otherwise obligated to make under this Agreement.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 9

(G)    Milestone Delay Damages. The amounts payable by Seller under Section 2.4(D) (1)(a) (Milestone Delay Damages) shall constitute Liquidated Damages under this Article 9 (Liquidated Damages) and Seller shall be pay such amounts in accordance with the provisions of Section 2.4(D)(1)(a) (Milestone Delay Damages).
(H)    Daily Delay Damages. The amounts payable by Seller under Section 2.4(D)(1)(b) (Daily Delay Damages) shall constitute Liquidated Damages under this Article 9 (Liquidated Damages) and Seller shall be pay such amounts in accordance with the provisions of Section 2.4(D)(1)(b) (Daily Delay Damages).
(I)    Termination Damages. The amounts payable by Seller under Section 9.3 (Damages in the Event of Termination by Company) shall constitute Liquidated Damages under this Article 9 (Liquidated Damages). Seller shall pay such Liquidated Damages upon demand from Company within thirty (30) Days after such demand and in accordance with any applicable provisions of Section 8.2 (Rights and Obligations of the Parties Upon Default). In the event Seller fails to pay Company undisputed amounts of Liquidated Damages due under this Section 9.2(I) (Termination Damages) within thirty (30) Days of receipt of Company’s written demand, Company may set off such undisputed amounts due against payments it is otherwise obligated to make under this Agreement.
(J)    Damages in the Event Seller Fails to Provide Required Models. The amounts payable by Seller under Section 6.b (Remedies) of Attachment B (Facility Owned by Seller) shall constitute Liquidated Damages under this Article 9 (Liquidated Damages). Seller shall pay such Liquidated Damages upon demand from Company within thirty (30) Days after such demand. In the event Seller fails to pay Company undisputed amounts of Liquidated Damages due under this Section 9.2(J) (Damages in the Event Seller Fails to Provide Required Models) within thirty (30) Days of receipt of Company’s written demand, Company may set off such undisputed amounts due against payments it is otherwise obligated to make under this Agreement.
9.3    Damages in the Event of Termination by Company.
(A)    Pre-COD Termination Damages. If the Agreement is terminated by Company in accordance with this Agreement before the Partial Commercial Operation Date due to an Event of Default where Seller is the defaulting Party, Company shall be entitled to liquidated damages in the amount of $500,000 (“Pre-COD Termination Damages”) in addition to any Milestone Delay Damages and Daily Delay Damages paid by Seller.
(B)    Post-COD Termination Damages. If the Agreement is terminated by Company in accordance with this Agreement after the Partial Commercial Operation Date due to an Event of Default where Seller is the defaulting Party, Company shall be entitled to liquidated damages calculated by multiplying the Demonstrated Firm Capacity by $75 per kW (“Post-COD Termination Damages”).

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 9

(C)    Liquidated Damages Appropriate. Each Party agrees and acknowledges that (i) the damages that Company would incur due to early termination of the Agreement pursuant to Section 8.2(B) (Right to Terminate; Forward Contract) would be difficult or impossible to predict with certainty, and (ii) the Pre-COD Termination Damages and Post-COD Termination Damages, as applicable, are an appropriate approximation of such damages.
9.4    Other Rights Upon Default. Upon the occurrence of an Event of Default by either Party, the non-defaulting Party, subject to the rights described in this Agreement, including, but not limited to, Section 8.1(C) (Cure Periods and Force Majeure Exceptions), Section 8.2(B) (Right to Terminate; Forward Contract), Section 8.2(C) (Right to Demand Independent Engineering Assessment and Modification), may exercise, at its election, any rights and claim and obtain any remedies it may have at law or in equity, including, but not limited to, compensation for monetary damages, injunctive relief and specific performance.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 9

ARTICLE 10 - COMPANY’S USE OF AND ACCESS TO FACILITY
10.1    Entry for Work on Site. Seller shall permit Company, its employees and agents (including but not limited to affiliates and contractors and their employees) to enter upon the Facility, with such prior notice as is reasonable under the circumstances, to take such action as may be necessary in the reasonable opinion of Company to: (i) maintain, inspect, read and test meters and other Company equipment pursuant to Section 13 (Metering) of Attachment Y (Operation and Maintenance of the Facility), and Section 3 (Communications, Telemetering and Generator Remote Control Equipment) of Attachment Y (Operation and Maintenance of the Facility), (ii) interconnect, interrupt (including, but not limited to, operating the manual disconnect device provided by Seller in accordance with Section 4.1(A) (Safety of Persons and/or Property) and Section 1.d (Disconnect Device) of Attachment B (Facility Owned by Seller), monitor or measure electric generation produced at the Facility in accordance with the terms of this Agreement, and (iii) exercise any other rights Company may have under this Agreement.
10.2    Provision of Site Space. Seller shall provide without charge suitable space on the Site for all Company equipment to be placed on the Site under this Agreement. Suitable space as used herein means space appropriate for the intended use with adequate electric power, air conditioning, telecommunication wiring, security, and other necessary building services. In addition, Seller shall provide a means for reasonable access by Company to the Site, also without charge to Company. If Company exercises its rights to have a Company Site Representative under Section 10.5 (Company Site Representative), Seller will provide suitable office space at the Site for such Company Site Representative.
10.3    No Ownership Interest. Neither Seller nor any Financing Party shall acquire any ownership interest or security interest in or lien or mortgage on any equipment installed, owned, and maintained at the Site by Company pursuant to this Agreement, and Company shall have a reasonable time after termination of this Agreement in which to remove such equipment.
10.4    Inspection of Facility Operation.
(A)    Company’s Right to Inspect. Seller shall permit Company, its employees and agents (including but not limited to affiliates and contractors and their employees), from the Execution Date, to enter upon and inspect the Facility and the Facility’s design manuals and drawings, its operating and maintenance manuals, and Seller’s construction, operation and maintenance thereof from time to time, upon reasonable prior notice.
(B)    Correction of Certain Conditions. If Company observes a condition during such inspections which it believes may have an adverse impact on Seller’s ability to fulfill its obligations under this Agreement, Company may make a written request for Seller to correct such condition and Seller shall provide a written report on such condition within thirty (30) Days. If Company disagrees with the Seller’s proposal to remedy the condition, a Qualified Independent Engineering Company will be chosen from the Qualified Independent Engineer’s List pursuant to Section 3.3(B)(1)(b) and the Qualified Independent Engineering Company will

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 10

make a recommendation to remedy the situation. The Seller shall abide by the Qualified Independent Engineering Company’s recommendation. Both Parties shall equally share in the cost for the independent engineering assessment. However, Seller shall pay all costs associated with implementing the recommendation. Company’s inspection of Seller’s equipment or operation shall not be construed as endorsing the design thereof nor as any warranty of the safety or reliability of said equipment or operation nor as a waiver of any right by Company.
10.5    Company Site Representative. Company may, at its sole discretion, assign a Company employee or representative as a “Company Site Representative” for the Facility. Such assignment of a Company Site Representative would become effective upon ten (10) Days’ written notice to Seller. Upon the exercise by Company of the rights provided in this Section 10.5 (Company Site Representative), Seller shall provide at no cost to Company suitable office space at the Site for the Company Site Representative to conduct business. Once established, the Company Site Representative shall have free access at all times to any and all operational areas of the Facility. Seller shall comply with any reasonable request of the Company Site Representative for information concerning the design, construction, operation (including fueling) and maintenance of the Facility.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 10

ARTICLE 11 - AUDIT RIGHTS
11.1    Rights of Company. Company shall have the right throughout the Term and for a period of three (3) years following the end of the Term, as extended, upon reasonable prior notice, to audit the books and records of Seller to the limited extent necessary to verify the basis for any claim by Seller for payments from Company or to determine Seller’s compliance with the terms of this Agreement. Company shall not have the right to audit other financial records of Seller. Seller shall make such records available at its offices in Kapolei, the State of Hawai‘i during normal business hours. Company shall pay Seller’s reasonable actual, verifiable costs for such audits, including allocated overhead.
11.2    Rights of Seller. Seller shall have the right throughout the Term and for a period of three (3) years following the end of the Term, as extended, upon reasonable prior notice, to audit the books and related records of Company to the limited extent necessary to verify the basis for charges invoiced by Company to Seller under this Agreement. Seller shall not have the right to audit other records of Company. Company shall make such information available during normal business hours at its offices in Honolulu, the State of Hawai‘i. Seller shall pay Company’s reasonable actual, verifiable costs for such audits, including allocated overheads.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 11

ARTICLE 12 - REPRESENTATIONS, WARRANTIES AND COVENANTS
12.1    By Seller. Seller represents, warrants and covenants, as of the Execution Date and for extent of the Term, as follows:
(A)    Duly Organized. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power, authority and legal right to execute and deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by any bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors' rights from time to time in effect.
(B)    Land Rights and Governmental Approvals.
(1)    Seller shall obtain all Land Rights and Governmental Approvals necessary for the construction, ownership, operation and maintenance of the Facility and the interconnection of the Facility to the Company System.
(2)    As of the commencement of construction, Seller shall have obtained all Land Rights and Governmental Approvals necessary for the construction, ownership, operation and maintenance of the Facility and the Company-Owned Interconnection Facilities.
(C)    No Conflict. The execution and delivery of, and performance by Seller of its obligations under this Agreement will not result in a violation of, or be in conflict with, any provision of its organizational documents, including, without limitation, its partnership agreement, or result in a violation of, or be in conflict with, or constitute a default or an event which would, with notice or lapse of time, or both, become a default under, any mortgage, indenture, contract, agreement or other instrument to which Seller is a party or by which it or its property is bound, where such violation, conflict, default or potential default would materially adversely affect Seller's ability to perform its obligations under this Agreement, or result in a violation of any statute, rule, order of any court or administrative agency, or regulation applicable to Seller or its property or by which it or its property may be bound, or result in a violation of, or be in conflict with, or result in a breach of, any term or provision of any judgment, order, decree or award of any court, arbitrator or governmental or public instrumentality binding upon Seller or its property, where such violation, conflict, or breach would have a material adverse effect on Seller's ability to perform its obligations under this Agreement.
(D)    No Default. Seller is not in default, and no condition exists which, with notice or lapse of time, or both, would constitute a default by Seller under any mortgage, loan agreement, deed of trust, indenture or other agreement with respect thereto, evidence of indebtedness or other instrument of a material nature, to which it is party or by which it is bound, or in violation of, or in default under, any rule, regulation, order, writ, judgment, injunction or decree of any

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 12

court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, where such default, condition or violation would have a material adverse effect on Seller's ability to perform its obligations under this Agreement.
(E)    No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending against such Seller, or of which Seller has otherwise received official notice, or which to the knowledge of Seller is threatened against Seller, wherein an adverse decision, ruling or finding would have a material adverse effect on Seller's ability to perform its obligations under this Agreement.
(F)    Experience, Qualifications and Resources. Seller has entered into this Agreement in connection with the conduct of its business and it has the experience, qualifications and financial resources necessary to operate and maintain the Facility in accordance with the terms and conditions of this Agreement.
(G)    Substitute Principal. In the event Seller proposes a substitute general partner to avoid an Event of Default under Section 8.1(A)(11)(a), the qualifications of such substitute general partner to carry out the role of General Partner and financial substance shall be reasonably satisfactory to Company; provided further, however, that if Company's grant of consent is dependent upon any valid business consideration not related to the general partner's qualifications or financial substance, Company shall specify such concern to the Seller and shall grant its consent if the Seller provides a general partner which is a reasonably satisfactory substitute meeting such concern.
(H)    Substitute Facility Operator. In the event Seller proposes a substitute Facility Operator to avoid an Event of Default under Section 8.1(A)(11)(b), (i) the substitute Facility Operator shall have the qualifications or has contracted with an entity having the qualifications to operate the Facility in a manner consistent with the terms and conditions of this Agreement and (ii) the substitute Facility Operator shall have the creditworthiness and ability to perform its financial obligations hereunder (including such guarantees as Company deems appropriate) in a manner consistent with the terms and conditions of this Agreement.
(I)    Adequate Fuel Supply. During Seller Supply periods, Seller shall maintain at the Facility a supply of Fuel and other necessary consumables adequate to give Seller the ability to support the operation of the Facility pursuant to the terms and conditions of the Agreement for the Term of the Agreement. During Company Supply periods, Seller shall maintain at the Facility a supply of necessary consumables adequate to give Seller the ability to support the operation of the Facility pursuant to the terms and conditions of the Agreement for the Term of the Agreement.
(J)    [RESERVED]
(K)    Own Account. Seller is acting for its own account and its decision to enter into this Agreement is based upon its own judgment, not in reliance upon the advice or

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 12

recommendations of the Company and it is capable of assessing the merits of and understanding, and understands and accepts the terms, conditions and risks of this Agreement. It has not relied upon any promises, representations, statements or information of any kind whatsoever that are not contained in this Agreement in deciding to enter into this Agreement.
(L)    Community Outreach Plan. The Parties acknowledge that, prior to the Execution Date, Seller provided to Company a comprehensive community outreach and communications plan to work with and inform neighboring communities and stakeholders to gain their support for the Project ("Community Outreach Plan").
(1)    General Requirements. Seller agrees to work with the Host Community and neighboring communities and stakeholders and provide them timely information during all phases of the Project, including but not limited to the following information: Project description, Project stakeholders, community concerns and Seller's efforts to address such concerns, Project benefits, Governmental Approvals, Project schedule, plan for reporting construction related updates, labor and prevailing wage commitment (if any), and a Community Outreach Plan which factor in monthly Project status updates. The “Host Community” shall refer generally to the residential community in the immediate vicinity of the Project that would be affected by the ongoing development, construction, operation and maintenance of the Project, including but not limited to increased traffic, construction noise, odors, dust and debris, modified or affected view planes and other environmental effects. Seller’s determination of the Host Community shall be subject to review by Company to ensure that the Host Community has been satisfactorily identified and that the benefits of Seller’s Community Benefits Program are targeting specific needs identified by the Host Community.
(2)    Community Benefits Program. Seller’s Community Outreach Plan shall also include Seller’s plan for the creation of the mandatory community benefits package (the "Community Benefits Program") required under the RFP.
(a)    The Community Benefits Program shall be designed to specifically benefit the needs identified by the Host Community affected by the Project by addressing the Host Community’s identified needs, including but not limited to, one or more of the following: infrastructure improvements, enhanced educational opportunities, jobs and job training, historical and/or cultural protection, neighborhood beautification, identified mitigation of Project effects on the Host Community, and any other similar community benefit. Any material revision(s) to the Community Benefits Program (from that proposed in Seller’s RFP Proposal, with appropriate modifications and supplements thereto agreed to by the Parties prior to the Execution Date) shall be subject to Company’s prior review and approval before implementation and funding by Seller.
(b)    Seller shall implement the Community Benefits Program no later than six (6) months after the Partial Commercial Operation Date, with the requirement that decisions on the community benefits and distribution of the first annual payment of funds be completed no later than six (6) months after program implementation.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 12

(c)    Annually, Seller shall re-fund the Community Benefits Program with the required amount even if all or any portion of prior year’s funds remains to be distributed. The annual funding amount for Seller’s Community Benefit Program shall be no less than $3,000 per MW per year of Contract Firm Capacity applicable during Commercial Operation, provided however, that proposals may commit to fund a higher amount above the applicable minimum at Seller’s option (the "Community Benefits Funding Amount"). With Company’s review and prior approval, other methods and timing of funding the Community Benefits Funding Amount may be proposed provided that such alternative methods do not materially alter or diminish the intended effects of an annual funding requirement. Approval will be at Company’s sole discretion.
(d)    Results of the Community Benefits Program, including but not limited to, disclosure of the community benefit(s) funded, the recipients and amounts distributed and a summary of the community benefit(s) to be expected from such funding, shall be annually reported and publicly available for review at any time on Seller’s website and upon request.
(e)    It shall be Seller’s sole responsibility to ensure that the Community Benefits Program is properly funded by Seller and that funds are distributed for the benefit of the needs identified by the Host Community on a timely basis. The Community Benefits Program shall be subject to audit by Company no more than once every two years during the Term to ensure compliance by Seller, provided, however, that if Company receives credible evidence and/or reports of abuse or neglect of the Community Benefits Program by Seller or any of its partners administering the program (a "Program Complaint"), Company may conduct an immediate audit notwithstanding that a prior audit had been conducted in the year immediately preceding the Program Complaint. Seller shall cooperate with Company’s reasonable requests to Seller in its efforts to complete any audit. Seller shall reimburse Company for actual expenses incurred in completing any audit (whether biennial or as a result of a Program Complaint) of Seller’s Community Benefits Program. Seller shall additionally pay Company for Company’s time and effort, e.g., labor and overhead, to complete an audit necessitated by a Program Complaint.
(f)    If Seller fails to fund any annual funding requirement for the Community Benefits Program, then Seller, upon demand by Company, shall make the required annual funding within thirty (30) Days of Company’s demand. If Seller does not make such funding after demand by Company within the time required, Company shall be entitled to, at Company’s sole option, setoff the funding requirement from amounts due to Seller or draw upon Operating Period Security in the amount necessary so that Company can direct such funds to the Community Benefits Program.
(g)    If an audit discovers and confirms that funds previously distributed under the Community Benefits Program were misused or otherwise not expended for the benefit of the needs identified by the Host Community in accordance with the program, Seller shall, in addition to the annual funding requirement for the next year of the program, also re-fund the program with the amount of the misused funds for reallocation and distribution.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 12

(h)    If Seller, with Company’s prior approval, administers its own Community Benefits Program (including any program administered by an affiliate or non-profit foundation of Seller), and it is discovered and confirmed that Seller has not funded its Community Benefits Program and/or has not distributed such funds in accordance with the program (as such may be revised with Company’s prior review and approval) in any year during the Term, Seller shall double its funding to and distribution of funds from the program in the subsequent year. If Seller fails to properly fund or distribute funds in accordance with the program for two (2) years or more, Company may disqualify Seller’s Community Benefits Program and require Seller to administer a new program with a Host Community-based non-profit entity capable of administering a new Community Benefits Program for and on behalf of Seller.
(3)    Seller's Community Outreach Plan is a public document and shall remain available to members of the community on the Seller's website for the Term of this Agreement and upon request. Seller shall also provide Company with links to its Project website and Community Outreach Plan.
(4)    The Parties also acknowledge that, prior to the Execution Date, Seller provided reasonable advance notice and hosted a public meeting for community and neighborhood groups in and around the vicinity of the Project site that provided neighboring community, stakeholders, and the general public with: (i) a reasonable opportunity to learn about the proposed Project; (ii) an opportunity to engage in a dialogue about concerns, mitigation measures, and potential community benefits of the proposed Project; (iii) an update regarding Seller’s cultural impact plan, including any findings made and mitigations identified to-date as part of the Archaeological Literature Review and Field Inspection Report as required by the RFP, and (iv) information concerning the process and/or intent for the public's input and engagement, including advising attendees that they will have thirty (30) Days from the date of said public meeting to submit written comments to Company and/or Seller for inclusion in the Company's submission to the PUC of its application for a satisfactory PUC Approval Order. Seller shall collect all public comments, and then provide Company copies of all comments received in their original, unedited form, along with copies of all comments with personal information redacted and ready for filing. Seller agrees that Company may submit any and all public comments (presented in its original, unedited form) as part of its PUC application for this Project.
(5)    Seller acknowledges and agrees that subsequent to the PUC Submittal Date and prior to the date when the Parties' statements of position are to be filed in the docketed PUC proceeding for this Project, Seller will solicit public comments concerning the Project a second time. Seller will submit to the PUC as part of the docketed PUC proceeding for this Project, any and all public comments (presented in its original, unedited form) received by Company and/or Seller regarding the Project that are not received in time to include as part of the Company's application for a satisfactory PUC Approval Order.
(6)    The Parties acknowledge and agree that Seller is responsible for community outreach and engagement for the Project, and that the public meeting and comment

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 12

solicitation process described in this Section 12.1(L) (Community Outreach Plan) do not represent the only community outreach and engagement activities that can or should be performed by Seller.
(a)    Without limitation to the generality of the preceding sentence, Seller agrees to take into account the Project's potential impacts on historical and cultural resources and, at a minimum, Seller shall describe: (i) any valued cultural, historical, or natural resources in the area in question, including the extent to which traditional and customary native Hawaiian rights are exercised in the area; (ii) the extent to which those resources – including traditional and customary native Hawaiian rights – will be affected or impaired by the Project; and (iii) the feasible action, if any, to be taken to reasonably protect native Hawaiian rights if they are found to exist. Seller shall determine and implement such additional means as may be reasonably necessary to share information with and involve the community and neighborhood groups in and around the vicinity of the Facility during the Project planning and development process through the Term of this Agreement and shall timely inform Company of its plans and activities in this regard.
(b)    Seller shall also implement an adequate community outreach and notification process and procedure to notify and engage the surrounding community adjacent to the Facility in the event of any Force Majeure event or other Facility issue which causes or may result in adverse impacts and effects upon such community, including inhabitants, livestock and other property of the community.
(7)    Upon the Execution Date and at all times during the Term of this Agreement, Seller shall designate an individual as the "Seller's Community Representative." The Seller's Community Representative shall be the primary contact between the community and the Seller and shall be available during the Term of this Agreement to receive and answer questions from the community. As of the Execution Date, the Seller's Community Representative shall be:
Name: Ruedi (Hans) Tobler
Contact Information: hans.tobler@kalaeloapartners.com
Seller shall notify Company in writing upon designation of any new Seller's Community Representative.
(M)    Tax Credits. Company acknowledges and agrees that the Federal Refundable Tax Credit and Federal Non-Refundable Tax Credit shall inure to the benefit of the Claiming Entity; provided, however, that regardless of whether or not Seller’s Facility gains any benefit from the Federal Refundable Tax Credit and/or Federal Non-Refundable Tax Credit, Seller expressly acknowledges and agrees that it shall not seek to amend the Energy Charge.
12.2    By Company. Company represents and warrants, as of the Execution Date and for the extent of the Term, as follows:

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 12

(A)    Duly Organized. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii. Company has full power, authority and legal right to execute and deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Company and constitutes a legal, valid and binding obligation of Company, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by any bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors' rights from time to time in effect.
(B)    No Conflict. The execution and delivery of, and performance by Company of its obligations under this Agreement will not result in a violation of, or be in conflict with, any provision of the articles of incorporation or bylaws of Company, or result in a violation of, or be in conflict with, or constitute a default or an event which would, with notice or lapse of time, or both, become a default under, any mortgage, indenture, contract, agreement or other instrument to which Company is a party or by which it or its property is bound, where such violation, conflict, default or potential default would materially adversely affect Company's ability to perform its obligations under this Agreement, or result in a violation of any statute, rule, order of any court or administrative agency, or regulation applicable to Company or its property or by which it or its property may be bound, or result in a violation of, or be in conflict with, or result in a breach of, any term or provision of any judgment, order, decree or award of any court, arbitrator or governmental or public instrumentality binding upon Company or its property, where such violation, conflict, or breach would have a material adverse effect on Company's ability to perform its obligations under this Agreement.
(C)    No Default. Company is not in default, and no condition exists which, with notice or lapse of time, or both, would constitute a default by Company under any mortgage, loan agreement, deed of trust, indenture or other agreement with respect thereto, evidence of indebtedness or other instrument of a material nature, to which it is party or by which it is bound, or in violation of, or in default under, any rule, regulation, order, writ, judgment, injunction or decree of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, where such default, condition or violation would have a material adverse effect on Company's ability to perform its obligations under this Agreement.
(D)    No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending against such Company, or of which Company has otherwise received official notice, or which to the knowledge of Company is threatened against Company, wherein an adverse decision, ruling or finding would have a material adverse effect on Company's ability to perform its obligations under this Agreement.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 12

ARTICLE 13 - INDEMNIFICATION
13.1    Indemnification of Company.
(A)    Indemnification Against Third Party Claims. Seller shall indemnify, defend, and hold harmless Company, its successors, permitted assigns, affiliates, controlling persons, directors, officers, employees and agents, including but not limited to contractors, subcontractors and their the employees of any of them (collectively referred to as an "Indemnified Company Party"), from and against any Losses suffered, incurred or sustained by any Indemnified Company Party or to which any Indemnified Company Party becomes subject, resulting from, arising out of, or relating to, any Claim due to any Claim (whether or not well founded, meritorious or unmeritorious) by a third party not controlled by, or under common ownership and/or control with, Company (whether or not well founded, meritorious or unmeritorious) relating to (i) Seller's development, permitting, construction, ownership, operation and/or maintenance of the Facility and Company-Owned Interconnection Facilities (excluding the construction, ownership, operation and/or maintenance of such portion(s) of the Company-Owned Interconnection Facilities constructed by Company); or (ii) any actual or alleged personal injury or death or damage to property, in any way arising out of, incident to, or resulting directly or indirectly from the acts or omissions of any Indemnified Seller Party or its agents or subcontractors, except as and to the extent that any of the foregoing such Loss is attributable to the gross negligence or willful misconduct of an Indemnified Company Party.
(B)    Compliance with Laws. Any Losses incurred by an Indemnified Seller Party for noncompliance by Seller or an Indemnified Seller Party with applicable Laws shall not be reimbursed by Company but shall be the sole responsibility of Seller. Seller shall indemnify, defend and hold harmless each Indemnified Company Party from and against any and all Losses in any way arising out of, incident to, or resulting directly or indirectly from the failure of Seller to comply with any Laws.
(C)    Notice. If Seller shall obtain knowledge of any Claim subject to Section 13.1(A) (Indemnification Against Third Party Claims), Section 13.1(B) (Compliance with Laws) or otherwise under this Agreement, Seller shall give prompt notice thereof to Company, and if Company shall obtain any such knowledge, Company shall give prompt notice thereof to Seller.
(D)    Indemnification Procedures.
(1)    Notice. In case any Claim subject to Section 13.1(A) (Indemnification Against Third Party Claims) or Section 13.1(B) (Compliance with Laws) or otherwise under this Agreement, shall be brought against an Indemnified Company Party, Company shall notify Seller of the commencement thereof and, provided that Seller has acknowledged in writing to Company its obligation to an Indemnified Company Party under this Section 13.1 (Indemnification of Company), Seller shall be entitled, at its own expense, acting through counsel acceptable to Company, to participate in and, to the extent that Seller desires, to assume and control the defense thereof; provided, however, that Seller shall not compromise or settle a

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 13

Claim against an Indemnified Company Party without the prior written consent of Company which consent shall not be unreasonably withheld.
(2)    No Right to Assume. Seller shall not be entitled to assume and control the defense of any such Claim subject to Section 13.1(A) (Indemnification Against Third Party Claims), Section 13.1(B) (Compliance with Laws) or otherwise under this Agreement, if and to the extent that, in the opinion of Company, such Claim involves the potential imposition of criminal liability on an Indemnified Company Party or a conflict of interest between an Indemnified Company Party and Seller, in which case Company shall be entitled, at its own expense, acting through counsel acceptable to Seller to participate in any Claim, the defense of which has been assumed by Seller. Company shall supply, or shall cause an Indemnified Company Party to supply, Seller with such information and documents requested by Seller as are necessary or advisable for Seller to possess in connection with its participation in any Claim to the extent permitted by this Section 13.1(D)(2) (No Right to Assume). Company shall not enter and shall restrict any Indemnified Company Party from entering, into any settlement or other compromise with respect to any Claim without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.
(3)    Subrogation. Upon payment of any Losses by Seller pursuant to this Section 13.1 (Indemnification of Company) or other similar indemnity provisions contained herein to or on behalf of Company, Seller, without any further action, shall be subrogated to any and all claims that an Indemnified Company Party may have relating thereto.
(4)    Cooperation. Company shall fully cooperate and cause all Indemnified Company Parties to fully cooperate, in the defense of or response to any Claim subject to Section 13.1 (Indemnification of Company).
13.2    Indemnification of Seller.
(A)    Indemnification Against Third Party Claims. Company shall indemnify, defend, and hold harmless Seller, its successors, permitted assigns, affiliates, controlling persons, directors, officers, employees and agents, including but not limited to contractors, subcontractors and their employees of any of them (collectively referred to as an "Indemnified Seller Party"), from and against any Losses suffered, incurred or sustained by any Indemnified Seller Party or to which any Indemnified Seller Party becomes subject, resulting from, arising out of, or relating to, due to any Claim by a third party not controlled by or under common ownership and/or control with Seller (whether or not well founded, meritorious or unmeritorious) relating to (i) the construction, ownership, operation, and/or maintenance of such portion(s) of the Company-Owned Interconnection Facilities constructed by Company and (ii) any actual or alleged personal injury or death or damage to property, in any way arising out of, incident to, or resulting directly or indirectly from the acts or omissions of any Indemnified Company Party, except to the extent that any such Loss is attributable to the negligence or willful misconduct of an Indemnified Seller Party.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 13

(B)    Compliance with Laws. Any Losses incurred by an Indemnified Company Party for noncompliance by Company or an Indemnified Company Party with applicable Laws shall not be reimbursed by Seller but shall be the sole responsibility of Company. Company shall indemnify, defend and hold harmless each Indemnified Seller Party from and against any and all Losses in any way arising out of, incident to, or resulting directly or indirectly from the failure of Company to comply with any Laws.
(C)    Knowledge of Claim. If Company shall obtain knowledge of any Claim subject to Section 13.2(A) (Indemnification Against Third Party Claims), Section 13.2(B) (Compliance with Laws) or otherwise under this Agreement, Company shall give prompt notice thereof to Seller, and if Seller shall obtain any such knowledge, Seller shall give prompt notice thereof to Company.
(D)    Indemnification Procedures.
(1)    Notice. In case any action, suit or proceeding subject to Section 13.2(A) (Indemnification Against Third Party Claims), Section 13.2(B) (Compliance with Laws) or otherwise under this Agreement, shall be brought against an Indemnified Seller Party, Seller shall notify Company of the commencement thereof and, provided that Company has acknowledged in writing to Seller its obligation to an Indemnified Seller Party under this Section 13.2 (Indemnification of Seller), Company shall be entitled, at its own expense, acting through counsel acceptable to Seller, to participate in and, to the extent that Company desires, to assume and control the defense thereof, provided, however, Company shall not compromise or settle a Claim against an Indemnified Seller Party without the prior written consent of Seller which consent shall not be unreasonably withheld.
(2)    Assumption and Control of Defense. Company shall not be entitled to assume and control the defense of any such Claim subject to Section 13.2(A) (Indemnification Against Third Party Claims), Section 13.2(B) (Compliance with Laws), or otherwise under this Agreement, if and to the extent that, in the opinion of Seller, such Claim involves the potential imposition of criminal liability on an Indemnified Seller Party or a conflict of interest between an Indemnified Seller Party and Company, in which case Seller shall be entitled, at its own expense, acting through counsel acceptable to Company, to participate in any Claim the defense of which has been assumed by Company. Seller shall supply, or shall cause an Indemnified Seller Party to supply, Company with such information and documents requested by Company as are necessary or advisable for Company to possess in connection with its participation in any Claim, to the extent permitted by this Section 13.2(D)(2) (Assumption and Control of Defense). Seller shall not enter and shall restrict any Indemnified Seller Party from entering, into any settlement or other compromise with respect to any Claim without the prior written consent of Company, which consent shall not be unreasonably withheld or delayed.
(3)    Subrogation. Upon payment of any Losses by Company pursuant to this Section 13.2 (Indemnification of Seller) or other similar indemnity provisions contained herein to or on behalf of Seller, Company, without any further action, shall be subrogated to any and all claims that an Indemnified Seller Party may have relating thereto.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 13

(4)    Cooperation. Seller shall fully cooperate and cause all Indemnified Seller Parties to fully cooperate, in the defense of or response to any Claim subject to Section 13.2 (Indemnification of Seller).

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 13

ARTICLE 14 - CONSEQUENTIAL DAMAGES
Neither Party shall be liable for damages incurred by the other Party for any loss of profit or revenues, loss of product, loss of use of products or services or associated equipment, interruption of business, cost of capital, downtime costs, increased operating costs, or for any special, consequential, incidental, indirect or punitive damages; provided, however, that nothing in this Article 14 (Consequential Damages) shall limit any of (i) the indemnification obligations of either Party under Article 13 (Indemnification) of this Agreement, (ii) the liability of either Party for liquidated damages as set forth in this Agreement, (iii) the liability of either Party for direct damages for breach of this Agreement as and to the extent such damages have not been liquidated as set forth in this Agreement or (iv) the liability of either Party for gross negligence or intentional misconduct.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 14

ARTICLE 15 - INSURANCE
15.1    Required Coverage. Seller, and anyone acting under its direction or control or on its behalf, shall, at its own expense, acquire and maintain, or cause to be maintained in full effect, commencing with the start of construction of the Facility, as applicable, and continuing throughout the Term, as applicable, the minimum insurance coverage set forth in Attachment R (Required Insurance), or such higher amounts as the Seller and/or the Facility Lender reasonably determine to be necessary during construction and operation of the Facility. The insurance coverage required hereunder shall provide that it is primary with respect to Seller and Company. Seller's indemnity and other obligations shall not be limited by the foregoing insurance requirements.
15.2    Waiver of Subrogation. Seller, and anyone acting under its direction or control or on its behalf, shall cause its insurers to waive all rights of subrogation which Seller or its insurers may have against Company, Company’s agents, or Company’s employees.
15.3    Additional Insureds. The insurance policies specified in Section 2 (General Liability Insurance) and Section 3 (Automobile Liability Insurance) of Attachment R (Required Insurance) shall include Company as an additional insured, as its interest may appear, with respect to any and all third party bodily injury and/or property damage claims arising from Seller’s performance of this Agreement and Seller shall submit to Company a copy of such additional insured endorsement with evidence of insurance as required herein. Seller shall promptly, and in no event later than five (5) Days after such cancellation, modification or non-renewal, provide written notice to Company should any of the insurance policies required under this Agreement be cancelled, materially modified, or not renewed upon expiration. Company acknowledges that Facility Lender shall be entitled to receive and distribute any and all loss proceeds as stipulated by any Financing Documents related to any policy described in this Article 15 (Insurance) and Attachment R (Required Insurance).
15.4    Evidence of Policies Provided to Company. Evidence of insurance for the coverage specified in this Article 15 (Insurance) shall be provided to Company within thirty (30) Days after Seller has bound coverage of the related policies or by the date specified in Section 2.3(A) (Seller’s Facility Conditions Precedent), whichever is later. Within thirty (30) Days of any change of any policy and upon renewal of any policy Seller shall provide certificates of insurance to Company. During the Term, Seller, upon Company’s reasonable request, shall make available to Company for its inspection at Seller’s designated location, certified copies of the insurance policies described in this Article 15 (Insurance) and Attachment R (Required Insurance). Receipt of any evidence of insurance showing less coverage than requested is not a waiver of Seller's obligations to fulfill the requirements.
15.5    Deductibles. Company acknowledges that any policy required herein may contain reasonable deductibles or self-insured retentions, the amounts of which will be reviewed for acceptance by Company. Acceptance will not be unreasonably withheld. Any deductible shall be the responsibility of Seller.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 15

15.6    Application of Proceeds from All Risk Property/Comprehensive Mechanical and Electrical Breakdown Insurance. Seller shall use commercially reasonable efforts to obtain provisions in the Financing Documents, on reasonable terms, providing for the insurance proceeds from All Risk Property/Comprehensive Mechanical and Electrical Breakdown Insurance to be applied to repair of the Facility.
15.7    Annual Review by Company. The coverage limits shall be reviewed annually by Company and if, in Company's discretion, Company determines that the coverage limits should be increased, Company shall so notify Seller. The amount of any increase of the coverage limits, when considered as a percentage of the then existing coverage limits, shall not exceed the cumulative amount of increase in the Consumer Price Index occurring after the coverage limits herein were last set. Seller shall within thirty (30) Days of notice from Company increase the coverage as directed in such notice and the costs of such increased coverage limits shall be borne by Seller.
15.8    No Representation of Coverage Adequacy. By requiring insurance herein, Company does not represent that coverage and limits will necessarily be adequate to protect Seller, and such coverage and limits shall not be deemed as a limitation on Seller's liability under the indemnities granted to Company in this Agreement.
15.9    Subcontractors. Seller shall ensure that (a) its EPC Contractor is separately covered by liability insurance policies equivalent in type and monetary limits as those required of Seller, as specified in Attachment R (Required Insurance) excluding, however, the Failure to Supply endorsement required under Section 2(i)(h) of Attachment R (Required Insurance); and (b) its EPC Contractor has required each of its subcontractors performing tasks directly related to the engineering, procurement, construction, energizing, pre-Partial Commercial Operation and pre-Commercial Operation testing and/or commissioning of the Facility are covered by insurance policies in type and in monetary amounts appropriate for the type of work such subcontractor is performing, including commercial general liability insurance that shall not be less than the greater of $500,000 or the value of work to be performed by such subcontractor. All such insurance shall be provided at the sole cost of Seller or EPC Contractor or its aforementioned subcontractors.
15.10    General Insurance Requirements.
(A)    Each policy and certificate of insurance shall also specifically provide the following: "This policy shall be considered to be primary liability insurance which shall apply to any loss or claim before any contribution by any insurance which Company, its employees and/or agents may have in force."
(B)    Each policy is to be written by an insurer with a rating by A.M. Best Company, Inc. of "A-VII" or better.
(C)    If any policy required herein is written on a claims-made basis, the Seller warrants that any retroactive date applicable to coverage under the policy precedes the Execution Date;

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 15

and that continuous coverage will be maintained, or an extended discovery period will be exercised for a period of three (3) years beginning from the end of Term
(D)    If the limits of available liability coverage required herein become substantially reduced as a result of claim payments, Seller shall promptly, and in no event later than thirty (30) Days after such substantial reduction, at its own expense, purchase additional liability insurance (if such coverage is available at commercially reasonable rates) to increase the amount of available coverage to the limits of liability coverage required herein.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 15

ARTICLE 16 - SET OFF
Company shall have the right to set off any payment due and owing by Seller, including but not limited to any payment due under this Agreement and any amounts due as awarded in any action pursuant to this Agreement, against Company's payments of subsequent Monthly Invoices as necessary.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 16

ARTICLE 17 - DISPUTE RESOLUTION
17.1    Good Faith Negotiations. Except as otherwise expressly set forth in this Agreement, before submitting any claims, controversies or disputes (“Dispute(s)”) under this Agreement to the Dispute Resolution Procedures set forth in Section 17.2 (Dispute Resolution Procedures), the presidents, vice presidents, General Manager or authorized delegates from both Seller and Company having full authority to settle the Dispute(s), shall personally meet in Hawai‘i and attempt in good faith to resolve the Dispute(s) (the “Management Meeting”).
17.2    Dispute Resolution Procedures.
(A)    Mediation. Except as otherwise expressly set forth in this Agreement and subject to Section 17.1 (Good Faith Negotiations), any and all Dispute(s) arising out of or relating to this Agreement, (i) which remain unresolved for a period of twenty (20) Days after the Management Meeting takes place or (ii) for which the Parties fail to hold a Management Meeting within sixty (60) Days of the date that a Management Meeting was requested by a Party, may upon the agreement of the Parties, first be submitted to confidential mediation in Honolulu, Hawai‘i pursuant to the administration by, and in accordance with the Mediation Rules, Procedures and Protocols of, Dispute Prevention & Resolution, Inc. (or its successor) or, in their absence, the American Arbitration Association (“DPR”) then in effect. If the Parties agree to submit the Dispute to confidential mediation, the parties shall each pay 50% of the cost of the mediation (i.e., the fees and expenses charged by the mediator and DPR) and shall otherwise each bear their own costs and attorney’s fees. If the Parties do not submit the Dispute(s) to mediation, or if they do submit the Dispute(s) to mediation but settlement of the Dispute(s) is not reached within 60 Days after commencement of the mediation, either Party may initiate legal proceedings in a court of competent jurisdiction in the State of Hawai‘i subject to Section 25.9 (Governing Law, Jurisdiction and Venue) herein.
(B)    Procedures for Appointing a Mediator. The Parties hereby agree that the choice of mediator, process and procedure for the mediation and any desired outcome from the mediation shall be as the Parties agree in conjunction with their agreement to enter into a mediation. If the Parties cannot agree upon such matters within sixty (60) Days (or as the Parties may subsequently agree), either Party may withdraw from the mediation process and proceed to initiate formal action in a court of competent jurisdiction in the State of Hawai‘i subject to Section 25.9 (Governing Law, Jurisdiction and Venue) herein.
17.3    Exclusion. The provisions of this Article 17 (Dispute Resolution) shall not apply to any disputes within the authority of an Independent Evaluator under Article 24 (Process for Addressing Revisions to Performance Standards) or under Section 9 (Dispute) of Attachment AA (Renewable Portfolio Standards and Emissions).

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 17

ARTICLE 18 - FORCE MAJEURE
18.1    Definition of Force Majeure. The term “Force Majeure” as used in this Agreement means any occurrence that:
(A)    In whole or in part delays or prevents a Party’s performance under this Agreement;
(B)    Is not the direct or indirect result of the fault or negligence of that Party;
(C)    Is not within the control of that Party notwithstanding such Party having taken all reasonable precautions and measures in order to prevent or avoid such event; and
(D)    The Party has been unable to overcome by the exercise of due diligence.
18.2    Events That Could Qualify as Force Majeure. Subject to the foregoing, events that could qualify as Force Majeure include, but are not limited to, the following:
(A)    acts of God, flooding, lightning, landslide, earthquake, fire, drought, explosion, epidemic, pandemic, quarantine, storm, hurricane, tornado, volcano, other natural disaster or unusual or extreme adverse weather related events;
(B)    war (declared or undeclared), riot or similar civil disturbance, acts of the public enemy (including acts of terrorism), sabotage, blockade, insurrection, revolution, expropriation or confiscation; or
(C)    except as set forth in Section 18.3(A), strikes, work stoppage or other labor disputes (in which case the affected Party shall have no obligation to settle the strike or labor dispute on terms it deems unreasonable).
18.3    Exclusions From Force Majeure. Force Majeure does not include:
(A)    A strike work stoppage or labor dispute limited only to any one or more of the Indemnified Seller Parties or any other third party employed by Seller to work on the Project;
(B)    any acts or omissions of any third party, including, without limitation, any vendor, materialman, customer, or supplier of Seller, unless such acts or omissions are themselves caused by an event of Force Majeure as herein defined;
(C)    any full or partial reduction in the electric output of the Facility that is caused by or arises from (1) a mechanical or equipment breakdown or (2) other mishap or events or conditions attributable to normal wear and tear or defects;
(D)    changes in market conditions that affect the cost of the Seller’s supplies, or that affect demand or price for any of Seller’s products, or that otherwise render this Agreement uneconomic or unprofitable for the Seller;

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 18

(E)    Seller’s inability to obtain Governmental Approvals, Land Rights or approvals of any type for the construction, ownership, operation, or maintenance of the Facility and the Company-Owned Interconnection Facilities, or Seller’s loss of any such Governmental Approvals or Land Rights once obtained, except, in the case of Seller’s inability to obtain Governmental Approvals, such inability is attributable solely to the Governmental Authority responsible for issuing such approval where Seller has provided satisfactory evidence that: (i) all commercially reasonable measures have been taken by Seller to timely apply for such Governmental Approval and to timely respond to questions, revisions and clarifications required by such Governmental Authority in connection with such Governmental Approval; and (ii) all required information, requirements and conditions necessary to issue such Governmental Approval have been met;
(F)    [RESERVED]
(G)    During Seller Supply periods, Seller’s inability to obtain sufficient Fuel, necessary consumables, power or materials to operate the Facility, except if Seller’s inability to obtain sufficient Fuel, necessary consumables, power or materials is caused by an event of Force Majeure as herein defined;
(H)    During Company Supply periods, Seller’s inability to obtain sufficient necessary consumables, power or materials (other than Fuel) to operate the Facility, except if Seller’s inability to obtain sufficient necessary consumables, power or materials (other than Fuel) is caused by an event of Force Majeure as herein defined;
(I)    Seller’s failure to obtain additional funds, including funds authorized by a state or the federal government or agencies thereof, to supplement the payments made by the Company pursuant to this Agreement;
(J)    a Forced Outage except where such Forced Outage is caused by an event of Force Majeure as herein defined;
(K)    litigation or administrative or judicial action pertaining to this Agreement, the Site, Land Rights, the Facility, any Governmental Approvals, or the design, construction, ownership, maintenance or operation of the Facility, the Company-Owned Interconnection Facilities or the Company System; or
(L)    any full or partial reduction in either the ability of the Facility to deliver its Demonstrated Firm Capacity or in the ability of the Company to accept the Demonstrated Firm Capacity which is caused by any action or inaction of a third party, including but not limited to any vendor or supplier of the Seller or the Company, except to the extent such action or inaction is caused by an event of Force Majeure.
18.4    Satisfaction of Certain Conditions. Section 18.5 (Effect of Force Majeure on Milestone Dates and Commercial Operation Date Deadlines), Section 18.6 (Effect of Force Majeure on Other Events of Default) and Section 18.7 (Effect of Force Majeure) defer or limit certain

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 18

liabilities of a Party for delay and/or failure in performance to the extent such delay or failure is the result of conditions or events of Force Majeure; provided, however, that a non-performing Party is only entitled to such limitations or deferrals of liabilities as and to the extent the following conditions are satisfied:
(A)    The non-performing Party gives the other Party, within five (5) Days after the non-performing Party becomes aware or should have become aware of the Force Majeure condition or event, but in any event no later than thirty (30) Days after the Force Majeure condition or event begins, written notice (the “Force Majeure Notice”) stating that such non-performing Party considers such condition or event to constitute a Force Majeure and, describing the particulars of such Force Majeure condition or event, including the date the Force Majeure commenced;
(B)    The non-performing Party gives the other Party, within fourteen (14) Days after the Force Majeure Notice was or should have been provided, a written explanation of the Force Majeure condition or event and its effect on the non-performing Party's performance, which explanation shall include evidence reasonably sufficient to establish that the occurrence constitutes Force Majeure;
(C)    The suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;
(D)    The non-performing Party exercises commercially reasonable efforts to remedy its inability to perform and provides weekly progress reports to the other Party describing actions taken to end or minimize the effects of the Force Majeure and the anticipated duration of the Force Majeure; and
(E)    When the condition or event of Force Majeure ends and the non-performing Party is able to resume performance of its obligations under this Agreement, such Party shall give the other Party written notice to that effect.
18.5    Effect of Force Majeure on Milestone Dates and Commercial Operation Date Deadlines. A Force Majeure affecting the achievement of a Milestone Date, including the Partial Commercial Operation Date Deadline or the Commercial Operation Date Deadline, shall not relieve Seller from liability for either, (1) any applicable Daily Delay Damages under Section 2.4(D)(1) (Damages) or (2) Termination Damages for early termination under Section 2.4(D)(2) (Termination Right), although such Force Majeure shall, if and for so long as the conditions of Section 18.4 (Satisfaction of Certain Conditions) are satisfied, have the effect of deferring such liabilities to the extent of the applicable grace period (if any) provided in Section 2.4(B) (Construction Milestones Extensions).
18.6    Effect of Force Majeure on Other Events of Default. If an occurrence of Force Majeure results in what would otherwise be deemed an Event of Default under Section 8.1 (Events of Default), no Event of Default shall be deemed to have occurred if and for so long as the conditions set forth in Section 18.4 (Satisfaction of Certain Conditions) are satisfied, as long as

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 18

the condition or event that would otherwise be an Event of Default is cured within the lesser of (i) the duration of the Force Majeure plus any additional time reasonably necessary to remedy the effects of the Force Majeure or (ii) three hundred sixty-five (365) Days from the occurrence or inception of the Force Majeure, as noticed pursuant to Section 18.4(A).
18.7    Effect of Force Majeure. Other than as provided in Section 18.5 (Effect of Force Majeure on Milestone Dates and Commercial Operation Date Deadlines) and Section 18.6 (Effect of Force Majeure on Other Events of Default), neither Party shall be responsible or liable for any delays or failures in its performance under this Agreement as and to the extent (i) such delays or failures are substantially caused by conditions or events of Force Majeure, and (ii) the conditions of Section 18.4 (Satisfaction of Certain Conditions) are satisfied.

18.8    Obligations Remaining After Event of Force Majeure. No monetary obligations of either Party which arose before the occurrence of an event of Force Majeure causing the suspension of performance shall be excused as a result of such occurrence. In the event of a Force Majeure which (a) reduces or limits the Facility’s capability to deliver capacity and/or energy or (b) reduces or limits Company’s capability to accept and purchase energy, Company shall be not be obligated to pay for capacity and/or energy so long as the event of Force Majeure prevents the delivery of capacity and/or energy by Seller or prevents acceptance and purchase of capacity and/or energy by Company. Except as otherwise expressly provided for in this Agreement, the existence of a condition or event of Force Majeure shall not relieve the Parties of their obligations under this Agreement (including, but not limited to, payment obligations, except as limited above) to the extent that performance of such obligations is not precluded by the condition or event of Force Majeure.
18.9    No Extension of the Term. In no event will any delay or failure of performance caused by any conditions or events of Force Majeure extend this Agreement beyond its stated Term.
18.10    Termination for Force Majeure. If Force Majeure delays or prevents a Party's performance for more than three hundred sixty-five (365) Days from the occurrence or inception of the Force Majeure, as stated in the Force Majeure Notice, and such delay or failure of performance would have otherwise constituted an Event of Default under Article 8 (Default), the other Party shall have the right to terminate this Agreement by written notice. Such notice shall designate the date such termination is to be effective, which date shall be no later than thirty (30) Days after such notice is deemed to be received by the Party whose performance has been delayed or prevented. In the event of termination pursuant to this Section 18.10 (Termination for Force Majeure), neither Party shall be liable for any damages or have any obligations to the other, except as provided in Section 25.23 (Survival of Obligations) other than as provided in Section 25.23(E).

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 18

ARTICLE 19 - ELECTRIC SERVICE SUPPLIED BY COMPANY
This Agreement does not provide for any electric services by Company to Seller. If Seller requires any electric services from Company, Company shall provide such service on a non-discriminatory basis in accordance with Company’s applicable tariff schedule, as of the Partial Commercial Operation Date Deadline, as amended or revised from time to time by Company or successors thereof.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 19

ARTICLE 20 - TRANSFERS, ASSIGNMENTS AND FINANCING DEBT
20.1    Assignment by Seller. This Agreement may not be assigned by Seller without the prior written consent of Company (such consent not to be unreasonably withheld, conditioned or delayed), provided that Seller shall have the right, without the consent of Company, to assign its interest in this Agreement (i) to a wholly-owned subsidiary or to an affiliated company under common control with Harbert Pacific Holdings, LLC, a Delaware limited liability company, provided that such assignment does not impair the ability of Seller to perform its obligations under this Agreement; and (ii) as collateral security for purposes of arranging or rearranging debt and/or equity financing for the Facility, or for sale-leaseback financing, to assign all or any part of its rights or benefits, but not its obligations, to any lender providing debt financing for the Facility. Seller shall promptly provide written notice to Company of any assignment of all or part of this Agreement and Seller shall provide to Company information about the assignee and the assignee's operational experience reasonably requested by Company. Company shall not be required to incur any duty or obligation as a result of, or in connection with, such assignment made without its consent beyond those duties and obligations set forth in this Agreement, unless otherwise agreed to by Company in writing.
20.2    Company's Consent and Acknowledgment. In connection with any assignment relating to the Financing Debt to which Company consents pursuant to Section 20.1 (Assignment by Seller), Company shall, if requested by Seller and if its reasonable costs (including internal staff time and legal fees of outside counsel) in responding to such request are paid by Seller, execute and deliver on or before the Closing Date a consent to assignment of this Agreement and other related agreements (“Consent to Assignment”) as may be reasonably requested by such Facility Lender. The Consent to Assignment shall (i) be governed by Hawai‘i law; (ii) be in form and content reasonably satisfactory to Company; (iii) acknowledge the assignment and/or pledge/mortgage and the right of the Facility Lender to receive notice of Events of Default where Seller is the defaulting party; and (iv) provide the Facility Lender a reasonable opportunity to cure such Events of Default and to exercise remedies to assume Seller's obligations under this Agreement.
20.3    Financing Document Requirements. Seller shall include in the terms of the Financing Documents, as provisions for Company's benefit, to provide that, as a condition to the Facility Lender, or any purchaser, successor, assignee and/or designee of the Facility Lender ("Subsequent Owner"), succeeding to ownership or possession of the Facility as a result of the exercise of remedies under the Financing Documents, and thereafter operating the Facility to generate electric energy, such Facility Lender or Subsequent Owner shall, prior to operating the Facility for such purpose, have provided to Company, evidence reasonably acceptable to Company that such Subsequent Owner has (a) the qualifications, or has contracted with an entity having the qualifications, to operate the Facility in a manner consistent with the terms and conditions of this Agreement; and (b) assumed all of Seller's rights and obligations under this Agreement.
20.4    Reimbursement of Company Costs. Seller shall reimburse Company for costs and expenses incurred by Company (including reasonable attorneys' fees of outside counsel) in

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 20

responding to a Facility Lender's requests or as a result of any event of default by Seller under the Financing Documents, including but not limited to any assumption of Seller's obligations under Section 20.3 (Financing Document Requirements).

20.5    Assignment by Company. This Agreement shall not be assignable by Company without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that Company shall have the right, without the consent of Seller, to assign its interest in this Agreement to any affiliated company owned in whole or in part by Hawaiian Electric Industries, Inc. (“HEI”) so long as such assignee (a) shall have assumed all obligations of Company under this Agreement; and (b) is a utility regulated by the PUC.
20.6    Binding on Assigns. This Agreement and all of its covenants, terms and provisions shall be binding upon and shall inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
20.7    Transfer Without Consent is Null and Void. Any attempt to make any pledge, mortgage, grant of a security interest or collateral assignment for which consent is required under Section 20.1 (Assignment by Seller) or Section 20.5 (Assignment By Company), as applicable, without fulfilling the requirements of this Article 20 (Transfers, Assignments and Financing Debt) shall be null and void and shall constitute an Event of Default pursuant to Article 8 (Default).

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 20

ARTICLE 21 - SALE OF FACILITY BY SELLER
    Seller shall comply with the requirements of Attachment P (Sale of Facility by Seller) before Seller's right, title or interest in the Facility, in whole or in part, including a Change in Control, may be disposed of (other than the disposition of equipment in the ordinary course of operating and maintaining the Facility). Any attempt by Seller to make any such disposition or Change in Control without fulfilling the requirements of Attachment P (Sale of Facility by Seller) shall be deemed null and void and shall constitute an Event of Default pursuant to Article 8 (Default).

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 21

ARTICLE 22 - SALE OF ENERGY TO THIRD PARTIES
Seller shall not sell any energy from the Facility to any Third Party; provided, that if during the Term, Seller is requested by Par (or a successor entity) to provide steam for use in its refinery operations, and Seller desires to do so, Seller shall so notify Company and Company and Seller agree to review such request and the terms under which Seller can produce and provide steam to Par. Notwithstanding the foregoing, neither Company nor Seller shall be under any obligation to agree to any amendment to this Agreement that allows Seller to sell steam to any Third Party.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 22

ARTICLE 23 - EQUAL EMPLOYMENT OPPORTUNITY
23.1    Equal Employment Opportunity. (Applicable to all contracts of $10,000 or more in the whole or aggregate. 41 CFR 60-1.4 and 41 CFR 60-741.5.) Seller is aware of and is fully informed of Seller's responsibilities under Executive Order 11246 (reference to which include amendments and orders superseding in whole or in part) and shall be bound by and agrees to the provisions as contained in Section 202 of said Executive Order and the Equal Opportunity Clause as set forth in 41 CFR 60-1.4 and 41 CFR 60-741.5(a), which clauses are hereby incorporated by reference.
23.2    Equal Opportunity for Disabled Veterans, Recently Separated Veterans, Other Protected Veterans and Armed Forces Service Medal Veterans. (Applicable to (i) contracts of $25,000 or more entered into before December 31, 2003 (41 CFR 60-250.4) or (ii) each federal government contract of $100,000 or more, entered into or modified on or after December 31, 2003 (41 CFR 60 300.4) for the purchase, sale or use of personal property or nonpersonal services (including construction).) If applicable to Seller under this Agreement, Seller agrees that is, and shall remain, in compliance with the rules and regulations promulgated under The Vietnam Era Veterans Readjustment Assistance Act of 1974, as amended by the Jobs for Veterans Act of 2002, including the requirements of 41 CFC 60-250.5(a) (for orders/contracts entered into before December 31, 2003) and 41 CFR 60-300.5(a) (for orders/contracts entered into or modified on or after December 31, 2003) which are incorporated into this Agreement by reference.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 23

ARTICLE 24 - PROCESS FOR ADDRESSING REVISIONS
TO PERFORMANCE STANDARDS
24.1    Revisions to Performance Standards. The Parties acknowledge that, during the Term, certain Performance Standards may be revised or added to facilitate necessary improvements in integrating intermittent renewable energy resources into the Company System and operations. Such revisions or additions may be attributable to, without limitation, the following: changes in penetration levels of intermittent renewable resources on the Company System, changes to the state of commercially available technology, changes to Company-owned generation resources, changes in customer electrical usage (such as changes in average hourly load profiles), and changes in Laws (e.g., new environmental constraints, which may limit Company's ability to start/stop its generators in response to integration of intermittent generation, or constraints impacting the power quality standards for and/or operation of the Company System, such as constraints imposed by the HERA Law or by the PUC under the HERA Law). Changes in Facility characteristics achieved through control system configuration, settings, or other tunable parameters shall not be considered a revision to performance standards. These types of changes should be implemented by Seller in response to Company request unless it can be shown that the changes negatively impact Seller’s ability to meet its obligations under this Agreement.
24.2    Performance Standards Information Request. If Company concludes that a Performance Standards Revision is necessary or important for the operation of the Company System and is capable of being complied with by Seller, Company shall have the right to issue to Seller a Performance Standards Information Request with respect to such Performance Standards Revision. Seller shall, within a reasonable period of time following Seller's receipt of such Performance Standards Information Request, but in no event more than ninety (90) Days after Seller's receipt of such Request (or such other period of time as Company and Seller may agree in writing), submit to Company a Performance Standards Proposal responsive to the Performance Standards Revision proposed in such Performance Standards Information Request.
24.3    Performance Standards Proposal. Upon receipt of a Performance Standards Proposal submitted in response to a Performance Standards Information Request, Company will evaluate such Performance Standards Proposal and Seller shall assist Company in performing such evaluation as and to the extent reasonably requested by Company (including, but not limited to, providing such additional information as Company may reasonably request and participating in meetings with Company as Company may reasonably request). Company shall have no obligation to evaluate a Performance Standards Proposal submitted at Seller's own initiative.
24.4    Performance Standards Revision Document. If, following Company's evaluation of a Performance Standards Proposal, Company desires to consider implementing the Performance Standards Revision addressed in such Proposal, Company shall provide Seller with written notice to that effect, such notice to be issued to Seller within one hundred eighty (180) Days of receipt of the Performance Standards Proposal, and Company and Seller shall proceed to negotiate in good faith a Performance Standards Revision Document setting forth the specific changes to the Agreement that are necessary to implement such Performance Standards Revision. A decision by Company to initiate negotiations with Seller as aforesaid shall not

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 24

constitute an acceptance by Company of any of the details set forth in Seller's Performance Standards Proposal for the Performance Standards Revision in question, including but not limited to the Performance Standards Modifications and the Performance Standards Pricing Impact. Any adjustment to the rates for purchase set forth in Article 5 (Rates for Purchase) in $/kWh (for amendments to the Energy Charge) and/or $/kW (for amendments to the Capacity Charge) pursuant to such Performance Standards Revision Document shall be limited to the Performance Standards Pricing Impact (other than with respect to the financial consequences of non-performance as to a Performance Standards Revision). The time periods set forth in such Performance Standards Revision Document as to the effective date for the Performance Standards Revision shall be measured from the date the PUC Performance Standards Revision Order becomes non-appealable as provided in Section 24.6 (PUC Performance Standards Revision Order).
24.5    Failure to Reach Agreement. If Company and Seller are unable to agree upon and execute a Performance Standards Revision Document within one hundred eighty (180) Days of Company's written notice to Seller pursuant to Section 24.4 (Performance Standards Revision Document), Company shall have the option of declaring the failure to reach agreement on and execute such Document to be a dispute and submit such dispute to an Independent Evaluator for the conduct of a determination pursuant to Section 24.10 (Dispute) of this Agreement. Any decision of the Independent Evaluator rendered as a result of such dispute shall include a form of a Performance Standards Revision Document as described in Section 24.4 (Performance Standards Revision Document).
24.6    PUC Performance Standards Revision Order. No Performance Standards Revision Document shall constitute an amendment to the Agreement unless and until a PUC Performance Standards Revision Order issued with respect to such Document has become non-appealable. Once the condition of the preceding sentence has been satisfied, such Performance Standards Revision Document shall constitute an amendment to this Agreement. To be “non-appealable” under this Section 24.6 (PUC Performance Standards Revision Order), such PUC Performance Standards Revision Order shall be either (a) not subject to appeal to any Circuit Court of the State of Hawai‘i, Intermediate Court of Appeals of the State of Hawai‘i, or the Supreme Court of the State of Hawai‘i, because the thirty (30) Day period (accounting for weekends and holidays, as appropriate) permitted for such an appeal has passed without the filing of notice of such an appeal, or (b) affirmed on appeal to any Circuit Court of the State of Hawai‘i, Intermediate Court of Appeals of the State of Hawai‘i, or the Supreme Court of the State of Hawai‘i, or affirmed upon further appeal or appellate process, and that is not subject to further appeal, because the jurisdictional time permitted for such an appeal (and/or further appellate process such as a motion for reconsideration or an application for writ of certiorari) has passed without the filing of notice of such an appeal (or the filing for further appellate process).
24.7    Company’s Rights. The rights granted to Company under Section 24.4 (Performance Standards Revision Document) and Section 24.5 (Failure to Reach Agreement) above are exclusive to Company. Seller shall not have a right to initiate negotiations of a Performance Standards Revision Document or to initiate dispute resolution under Section 24.10 (Dispute), as a result of a failure to agree upon and execute any Performance Standards Revision Document.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 24

24.8    Seller’s Obligation. Notwithstanding any provision of this Article 24 (Process for Addressing Revisions to Performance Standards) to the contrary, Seller shall have no obligation to respond to more than one Performance Standards Information Request during any 12-month period.
24.9    Limited Purpose. This Article 24 (Process for Addressing Revisions to Performance Standards) is intended to specifically address necessary revisions to the Performance Standards to enhance integration of intermittent resources onto the Company System, or to comply with future Laws which may be driven in part by higher integration of intermittent resources and is not intended for either Party to provide a means for renegotiating any other terms of this Agreement. Revisions to the Performance Standards in accordance with the provisions of this Article 24 (Process for Addressing Revisions to Performance Standards) are not intended to materially increase Seller's risk of non-performance or default.
24.10    Dispute. If Company decides to declare a dispute as a result of the failure to reach agreement and execute a Performance Standards Revision Document pursuant to Section 24.5 (Failure to Reach Agreement), it shall provide written notice to that effect to Seller. Within twenty (20) Days of delivery of such notice Seller and Company shall agree upon an Independent Evaluator to resolve the dispute regarding a Performance Standards Revision Document. The Independent Evaluator shall be reasonably qualified and expert in renewable energy power generation, matters relating to the Performance Standards, financing, and power purchase agreements. If the Parties are unable to agree upon an Independent Evaluator within such twenty (20) Day period, Company shall apply to the PUC for the appointment of an Independent Evaluator. If an Independent Observer retained under the Competitive Bidding Framework is qualified and willing and available to serve as Independent Evaluator, the PUC shall appoint one of the persons or entities qualified to serve as an Independent Observer to be the Independent Evaluator; if not, the PUC shall appoint another qualified person or entity to serve as Independent Evaluator. In its application, Company shall ask the PUC to appoint an Independent Evaluator within thirty (30) Days of the application.
(A)    Independent Evaluator. Promptly upon appointment, the Independent Evaluator shall request the Parties to address the following matters within the next fifteen (15) Days:
(1)    The Performance Standard Revision(s);
(2)    The technical feasibility of complying with the Performance Standard Revision(s) and likelihood of compliance;
(3)    How Seller would comply with the Performance Standard Revision(s);
(4)    Reasonably expected net costs and/or lost revenues associated with the Performance Standards Revision(s);
(5)    The appropriate level, if any, of Performance Standards Pricing Impact in light of the foregoing; and

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 24

(6)    Contractual consequences for non-performance that are commercially reasonable under the circumstances.
(B)    Decision. Within ninety (90) Days of appointment, the Independent Evaluator shall render a decision unless the Independent Evaluator determines it needs to have additional time, not to exceed forty-five (45) Days, to render a decision.
(C)    Assistance. The Parties shall assist the Independent Evaluator throughout the process of preparing its review, including making key personnel and records available to the Independent Evaluator, but neither Party shall be entitled to participate in any meetings with personnel of the other Party or review of the other Party's records. However, the Independent Evaluator will have the right to conduct meetings, hearings or oral arguments in which both Parties are represented. The Parties may meet with each other during the review process to explore means of resolving the matter on mutually acceptable terms.
(D)    Standard to be Applied in Rendering Decision. The following standards shall be applied by the Independent Evaluator in rendering his or her decision: (i) if it is not technically or operationally feasible for Seller to comply with a Performance Standard Revision, the Independent Evaluator shall determine that the Agreement shall not be amended to incorporate such Performance Standard Revision (unless the Parties agree otherwise); (ii) if it is technically or operationally feasible for Seller to comply with a Performance Standard Revision, the Independent Evaluator shall incorporate such Performance Standard Revision into a Performance Standards Revision Document including (aa) Seller's Performance Standards Modifications, (bb) pricing terms that incorporate the Performance Standards Pricing Impact, and (cc) contract terms and conditions that are commercially reasonable under the circumstances, especially with respect to the consequences of non-performance by Seller as to Performance Standards Revision(s). In addition to the Performance Standards Revision Document, the Independent Evaluator shall render a decision which sets forth the positions of the Parties and Independent Evaluator's rationale for his or her decisions on disputed issues.
(E)    Fees and Costs. The fees and costs of the Independent Evaluator shall be paid by Company up to the first $30,000 of such fees and costs; above those amounts, the Party that is not the prevailing Party shall be responsible for any such fees and costs; provided, if neither Party is the prevailing Party, then the fees and costs of the Independent Evaluator above $30,000, shall be borne equally by the Parties. The Independent Evaluator in rendering his or her decision shall also state which Party prevailed over the other Party, or that neither Party prevailed over the other.
24.11    HERA Law.  The provisions of this Article 24 (Process for Addressing Revisions to Performance Standards) are without limitation to the obligations of the Parties under the HERA Law and the reliability standards and interconnection requirements developed and adopted by the PUC pursuant to the HERA Law.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 24

ARTICLE 25 - MISCELLANEOUS
25.1    Notices.
(A)    Method of Delivery. All notices, consents and waivers under this Agreement shall be in writing and will be deemed to have been duly given when (i) delivered by hand, (ii) sent by electronic mail (“E-mail”) (provided receipt thereof is confirmed via E-Mail or in writing by the recipient), (iii) sent by certified mail, return receipt requested, or (iv) when received by the addressee, if sent by a nationally recognized oversight delivery service (receipt requested), in each case to the appropriate addresses and E-Mail addresses set forth below (or to such other addresses or E-mail addresses as a Party may designate by notice to the other Party):
Company:
By Mail:

Hawaiian Electric Company, Inc.
P.O. Box 2750
Honolulu, Hawaii 96840
Attention: Manager, Energy Contract Management

Delivered by Hand or Overnight Delivery:

Attention: Renewable Acquisition, AL 12-IC
Hawaiian Electric Company, Inc.
Ward Receiving
799 S. King St.
Honolulu, HI 96813
By E-mail to:

Hawaiian Electric Company, Inc.
Attention: Manager, Energy Contract Management
Email: PPANotices@hawaiianelectric.com

With A Copy To:
By Mail:

Hawaiian Electric Company, Inc.
Legal Division
P.O. Box 2750
Honolulu, Hawai‘i 96840
By E-mail to:

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 25

Hawaiian Electric Company, Inc.
Legal Division
Email: Legalnotices@hawaiianelectric.com

Seller:

The contact information listed in Attachment A (Facility Description) hereto.

(B)    Date of Delivery. Notice sent by mail shall be deemed to have been given on the date of actual delivery or at the expiration of the fifth (5th) Day after the date of mailing, whichever is earlier. Any Party hereto may change its address for written notice by giving written notice of such change to the other Party.
(C)    E-mail Notice. Any notice delivered by E-mail shall request a receipt thereof confirmed by E-mail or in writing by the recipient and followed by personal or mail delivery of such correspondence and any attachments as may be requested by the recipient, and the effective date of such notice shall be the date of receipt, provided such receipt has been confirmed by the recipient.
(D)    Additional Means. The Parties may agree in writing upon additional means of providing notices, consents and waivers under this Agreement in order to adapt to changing technology and commercial practices.
25.2    Entire Agreement. This Agreement, including all Attachments, the IRS Letter Agreement and the GHG Letter Agreement (together with any confidentiality or non-disclosure agreements entered into by the Parties during the process of negotiating this Agreement and/or discussing the specifications of the Facility) constitutes the entire agreement between the Parties relating to the subject matter hereof, superseding all prior agreements, understandings or undertakings, oral or written. Each of the Parties confirms that in entering into this Agreement, it has not relied on any statement, warranty or other representation (other than those set out in this Agreement) made or information supplied, by or on behalf of the other Party.
25.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives, and permitted assigns.
25.4    Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute either Party hereto as partner, agent or representative of the other Party or to create any fiduciary relationship between the Parties. Seller does not hereby dedicate any part of Facility to serve Company, Company's customers or the public.
25.5    Further Assurances. If either Party determines in its reasonable discretion that any further instruments, assurances or other things are necessary or desirable to carry out the terms of

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 25

this Agreement, the other Party will execute and deliver all such instruments and assurances and do all things reasonably necessary or desirable to carry out the terms of this Agreement.
25.6    Severability. If any term or provision of this Agreement or the application thereof to any person, entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law, and the Parties will take all commercially reasonable steps, including modification of the Agreement, to preserve the economic “benefit of the bargain” to both Parties notwithstanding any such aforesaid invalidity or unenforceability.
25.7    Non-Waiver. Except as otherwise provided in this Agreement, no delay or forbearance of Company or Seller in the exercise of any remedy or right will constitute a waiver thereof, and the exercise or partial exercise of a remedy or right shall not preclude further exercise of the same or any other remedy or right.
25.8    Modification or Amendment. Any amendment or modification of this Agreement or any part hereof shall not be valid unless in writing and signed by both Parties. Any waiver hereunder shall not be valid unless in writing and signed by the Party against whom waiver is asserted. Seller shall not modify or amend or consent to a modification or amendment to any of the Financing Documents or Project Documents without the prior written consent of Company, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, administrative changes mutually agreed by Company and Seller, such as changes to settings shown in Attachment E (Single-Line Diagram and Interface Block Diagram) and Attachment F (Relay List and Trip Scheme) and changes to numerical values in Section 3 (Performance Standards) of Attachment B (Facility Owned by Seller), shall not be considered amendments to this Agreement requiring PUC approval.
25.9    Governing Law, Jurisdiction and Venue. Interpretation and performance of this Agreement shall be in accordance with, and shall be controlled by, the laws of the State of Hawai‘i, other than the laws thereof that would require reference to the laws of any other jurisdiction. By entering into this Agreement, Seller submits itself to the personal jurisdiction of the courts of the State of Hawai‘i and agrees that the proper venue for any civil action arising out of or relating to this Agreement shall be Honolulu, Hawai‘i.
25.10    Electronic Signatures and Counterparts. The Parties agree that this Agreement and any subsequent writings, including amendments, may be executed and delivered by exchange of executed copies via E-mail or other acceptable electronic means, and in electronic formats such as Adobe PDF or other formats mutually agreeable between the Parties which preserve the final terms of this Agreement or such writing. A Party's signature transmitted by facsimile, email or other acceptable electronic means shall be considered an "original" signature which is binding and effective for all purposes of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument binding all Parties notwithstanding that all of the Parties

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 25

are not signatories to the same counterparts. For all purposes, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded, and the remaining pages assembled as one document.
25.11    Computation of Time. In computing any period of time prescribed or allowed under this Agreement, the Day of the act, event or default from which the designated period of time begins to run shall not be included. If the last Day of the period so computed is not a Business Day, then the period shall run until the end of the next Day which is a Business Day.
25.12    PUC Approval.
(A)    PUC Approval Order. The term “PUC Approval Order” means an order from the PUC that does not contain terms and conditions deemed to be unacceptable to Company, and is in a form deemed to be reasonable by Company, in its sole, but nonarbitrary, discretion, ordering that:
(1)    This Agreement is approved;
(2)    The purchased power costs (which costs include without limitation the Energy Charge payments and the Capacity Charge payments) to be incurred by Company as a result of this Agreement are reasonable;
(3)    Company’s purchased power arrangements under this Agreement, pursuant to which Company will purchase energy and Demonstrated Firm Capacity from Seller, are prudent and in the public interest;
(4)    Company may include the power purchase costs (and applicable revenue taxes) incurred by Company pursuant to this Agreement, including Capacity Charge and Energy Charge in Company’s revenue requirements for ratemaking purposes and for the purposes of determining the reasonableness of Company’s rates during the Term of this Agreement; and
(5)    The purchased power costs (and applicable revenue taxes) to be incurred by the Company pursuant to this Agreement may be included in the Company’s Energy Cost Recovery Clause and/or the Purchase Power Adjustment Clause, as applicable, to the extent such costs are not included in base rates for the Term.
(B)    Non-appealable PUC Approval Order. The term “Non-appealable PUC Approval Order” means a PUC Approval Order (i) that is not subject to appeal to any Circuit Court of the State of Hawai‘i, Intermediate Court of Appeals of the State of Hawai‘i, or the Supreme Court of the State of Hawai‘i, because the period permitted for such an appeal (the “Appeal Period”) has passed without the filing of notice of such an appeal, or (ii) that was affirmed on appeal to any Circuit Court of the State of Hawai‘i, Intermediate Court of Appeals of the State of Hawai‘i, or the Supreme Court of the State of Hawai‘i, or was affirmed upon further appeal or appellate process, and that is not subject to further appeal, because the jurisdictional time permitted for such an appeal and/or further appellate process such as a motion for reconsideration or an

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 25

application for writ of certiorari has passed without the filing of notice of such an appeal or the filing for further appellate process.
(C)    Company's Written Statement. Not later than thirty-five (35) Days after the issuance of a PUC Approval Order, Company shall provide Seller with a copy of such PUC Approval Order together with, or separately, a written statement as to whether the conditions set forth in Section 25.12(A) (PUC Approval Order) have been satisfied and the order constitutes a PUC Approval Order. If Company's written statement declares that the conditions set forth in Section 25.12(A) (PUC Approval Order) have been satisfied, the date of the issuance of the PUC Approval Order shall be the "PUC Approval Order Date".
(D)    Non-Appealable PUC Approval Order Date. If Company provides the written statement referred to in Section 25.12(C) (Company's Written Statement) to the effect that the conditions referred to in Section 25.12(A) (PUC Approval Order) have been satisfied, the term "Non-appealable PUC Approval Order Date" shall be defined as follows:
(1)    If a PUC Approval Order is issued and is not made subject to a motion for reconsideration filed with the PUC or an appeal, the Non-appealable PUC Approval Order Date shall be the date one (1) Day after the expiration of the Appeal Period following the issuance of the PUC Approval Order, or the date of Company’s written statement as required under Section 25.12(C) (Company’s Written Statement), whichever is later;
(2)    If the PUC Approval Order became subject to a motion for reconsideration or clarification, and the motion for reconsideration and clarification is denied or the PUC Approval Order is affirmed after reconsideration or clarification, and such order is not made subject to an appeal, the Non-appealable PUC Approval Order Date shall be deemed to be the date one (1) Day after the expiration of the Appeal Period following the order denying reconsideration of or clarification of, or affirming the PUC Approval Order; or
(3)    If the PUC Approval Order, or an order denying reconsideration or clarification of the PUC Approval Order or affirming approval of the PUC Approval Order after reconsideration or clarification, becomes subject to an appeal, then the Non-appealable PUC Approval Order Date shall be the date upon which the PUC Approval Order becomes a non-appealable order within the meaning of the definition of a Non-Appealable PUC Approval Order in Section 25.12(B) (Non-appealable PUC Approval Order).
(E)    Unfavorable PUC Order. The term "Unfavorable PUC Order" means an order from the PUC concerning this Agreement that: (i) dismisses Company's application; (ii) denies Company's application; or (iii) approves Company's application but contains terms and conditions deemed unacceptable by Company in its sole discretion and therefore does not meet the definition of a PUC Approval Order as set forth in Section 25.12(A) (PUC Approval Order).
25.13    Change in Standard System or Organization.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 25

(A)    Consistent with Original Intent. If, during the Term of this Agreement, any standard, system or organization referenced in this Agreement should be modified or replaced in the normal course of events, such modification or replacement shall from that point in time be used in this Agreement in place of the original standard, system or organization, but only to the extent such modification or replacement is generally consistent with the original spirit and intent of this Agreement.
(B)    Eliminated or Inconsistent with Original Intent. If, during the Term of this Agreement, any standard, system or organization referenced in this Agreement should be eliminated or cease to exist or is modified or replaced and such modification or replacement is inconsistent with the original spirit and intent of this Agreement, then in such event the Parties will negotiate in good faith to amend this Agreement to a standard, system or organization that would be consistent with the original spirit and intent of this Agreement.
25.14    Effect of Section and Attachment Headings. The Table of Contents and paragraph headings of the various sections and attachments have been inserted in this Agreement as a matter of convenience for reference only and shall not modify, define or limit any of the terms or provisions hereof and shall not be used in the interpretation of any term or provision of this Agreement.
25.15    Definitions. Capitalized terms used in this Agreement and not otherwise defined in the context in which they first appear are defined in the Article 1 (Definitions).
25.16    No Third-Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns.
25.17    Proprietary Rights. Seller agrees that in fulfilling its responsibilities under this Agreement, it will not use any process, program, design, device or material that infringes on any United States patent, trademark, copyright or trade secret (“Proprietary Rights”). Seller agrees to indemnify, defend and hold harmless the Indemnified Company Party from and against all losses, damages, claims, fees and costs, including but not limited to reasonable attorneys' fees and costs, arising from or incidental to any suit or proceeding brought against the Indemnified Company Party for infringement of Third Party Proprietary Rights arising out of Seller's performance under this Agreement, including but not limited to patent infringement due to the use of technical features of the Facility to meet the requirements of Section 3.2(B) (Warranties and Guarantees of Performance), Attachment Y (Operation and Maintenance of the Facility) and the Performance Standards specified in the Agreement.
25.18    Limitations. Nothing in this Agreement shall limit Company's ability to exercise its rights as specified in Company's tariff as filed with the PUC, or as specified in General Order No. 7 of the PUC's Standards for Electric Utility Service in the State of Hawai‘i, as either may be amended from time to time.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 25

25.19    Settlement of Disputes. Except as otherwise expressly provided, any dispute or difference arising out of this Agreement or concerning the performance or the non-performance by either Party of its obligations under this Agreement shall be determined in accordance with the dispute resolution procedures set forth in Article 17 (Dispute Resolution) of this Agreement.
25.20    Environmental Credits and RPS. To the extent not prohibited by law, Company shall have the sole and exclusive right to use the electric energy purchased hereunder to meet the RPS and any Environmental Credit shall be the property of Company; provided, however, that such Environmental Credits shall be to the benefit of Company's ratepayers in that the value must be credited “above the line.” Seller shall use all commercially reasonable efforts to ensure such Environmental Credits are vested in Company, and shall execute all documents, including, but not limited to, documents transferring such Environmental Credits, without further compensation; provided, however, that Company agrees to pay for all reasonable costs associated with such efforts and/or documentation.
25.21    Attachments. Each attachment to this Agreement (the “Attachments”) constitutes an essential and necessary part of this Agreement.
25.22    Hawai‘i General Excise Tax. Seller shall, when making payments to Company under this Agreement, pay such additional amount as may be necessary to reimburse Company for the Hawai‘i General Excise tax on gross income and all other similar taxes imposed on Company by any Governmental Authority with respect to payments in the nature of gross receipts tax, sales tax, privilege tax or the like (including receipt of any payment made under this Section 25.22 (Hawai‘i General Excise Tax)), but excluding federal or state net income taxes. By way of example and not limitation, as of the Execution Date, all payments subject to the Hawai‘i General Excise tax plus surcharge on Oahu (totaling 4.5% as of the Execution Date) would include an additional 4.7120% so that the underlying payment will be net of such tax liability.
25.23    Survival of Obligations. The rights and obligations that are intended to survive a termination of this Agreement are all of those rights and obligations that this Agreement expressly provides shall survive any such termination and those that arise from Seller’s or Company’s covenants, agreements, representations, and warranties applicable to, or to be performed, at or during any time prior to or as a result of the termination of this Agreement, including, without limitation:
(A)    The obligation to pay Milestone Delay Damages under Section 2.4(D)(1)(a) (Milestone Delay Damages);
(B)    The obligation to pay Daily Delay Damages under Section 2.4(D)(1)(b) (Daily Delay Damages);
(C)    The obligation to deliver the Facility under Section 3.2(J) (Seller’s Obligation to Deliver Facility);
(D)    Seller’s obligations under Section 8.2(B)(2) (Termination by Company);

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 25

(E)    The obligation to pay Termination Damages under Section 9.3(A) (Pre-COD Termination Damages) and Section 9.3(B) (Post-COD Termination Damages);
(F)    The requirements of Article 11 (Audit Rights);
(G)    The indemnity obligations to the extent provided in Article 13 (Indemnification), Section 25.17 (Proprietary Rights) and in Attachment P (Sale of Facility by Seller);
(H)    The requirements of Article 17 (Dispute Resolution);
(I)    The limitation of damages under Article 14 (Consequential Damages);
(J)    The obligations under Section 1(f) (Right of First Refusal), Section 2(d) (Right of First Refusal) and applicable provisions of Section 3 (Procedure to Determine Fair Market Value of the Facility), Section 4 (Purchase and Sale Agreement), and Section 5 (PUC Approval) of Attachment P (Sale of Facility by Seller);
(K)    The provisions of Article 25 (Miscellaneous);
(L)    Land restoration requirements under Section 7 (Land Restoration) of Attachment G (Company-Owned Interconnection Facilities); and
(M)    Seller’s obligations under Section 3 (Seller Payment to Company for Company-Owned Interconnection Facilities and Review of Facility) of Attachment G (Company-Owned Interconnection Facilities) to pay interconnection costs and Section 4 (Ongoing Operation and Maintenance Charges) of Attachment G (Company-Owned Interconnection Facilities) to pay operation and maintenance costs incurred up to the date of termination of the Agreement.
25.24    Negotiated Terms. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.
25.25    Certain Rules of Construction. For purposes of this Agreement:
(A)    The phrase “breach of a representation” includes a misrepresentation and the failure of a representation to be accurate.
(B)    “Including” and any other words or phrases of inclusion will not be construed as terms of limitation, so that references to “included” matters will be regarded as non-exclusive, non-characterizing illustrations.
(C)    “Copy” or “copies” means that the copy or copies of the material to which it relates are true, correct and complete.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 25

(D)    When “Article,” “Section,” “Schedule” or “Attachment” is capitalized in this Agreement, it refers to an article, section, schedule or attachment to this Agreement.
(E)    “Will” has the same meaning as “shall” and, thus, connotes an obligation and an imperative and not a futurity.
(F)    Titles and captions of or in this Agreement, the cover sheet and table of contents of this Agreement, and language in parenthesis following section references are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.
(G)    Whenever the context requires, the singular includes the plural and plural includes the singular, and the gender of any pronoun includes the other genders.
(H)    Each Attachment to this Agreement is hereby incorporated by reference into this Agreement and is made a part of this Agreement as if set out in full in the first place that reference is made to it.
(I)    Any reference to any statutory provision includes each successor provision and all applicable Law as to that provision.
(J)    Acknowledging that the Parties have participated jointly in the negotiation and drafting of this Agreement, if an ambiguity or question or intent or interpretation arises as to any aspect of this Agreement, then it will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
25.26    Agreement is Not a Design or Construction Contract. This Agreement is not a design or construction contract. The Parties acknowledge and agree that Seller will finance and develop the Facility for Seller to own and operate. Seller is not a design professional or a contractor. Seller is not hereby undertaking to perform and is not holding itself out or offering to perform any work for which a professional or contractor's license may be required under the laws of the State of Hawai‘i. Notwithstanding anything to the contrary, all work related to the design, engineering, and construction of the Facility shall be performed by design professionals and contractors who hold the appropriate licenses issued by the State of Hawai‘i and intend to develop the Facility in full compliance with all applicable state laws. For the avoidance of doubt, in all instances where this Agreement refers to Seller performing the acts of constructing, building or installing, said language shall be interpreted to mean that such work will be performed by duly licensed contractors properly retained by Seller in accordance with laws of the State of Hawai‘i.

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.
ARTICLE 25

IN WITNESS WHEREOF, Company and Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

Company:	HAWAIIAN ELECTRIC COMPANY, INC., a
Hawai‘i corporation

	By:	/s/ Scott W. H. Seu
	Name:	Scott W. H. Seu
	Its:	Chief Executive Officer

	By:	/s/ Paul K. Ito
	Name:	Paul K. Ito
	Its:	Senior VP, Chief Financial Officer & Treasurer

Seller:	KALAELOA PARTNERS L.P., a Delaware limited
partnership

	By:	/s/ Daniel J. Muxie
	Name:	Daniel J. Muxie
	Its:	Authorized Representative

EXECUTION VERSION
Kalaeloa Partners L.P.
Hawaiian Electric Company, Inc.